UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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L Brands, Inc.
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Notice of
Annual Meeting of Stockholders
and Proxy Statement
May 14, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2020: The proxy statement and annual report to stockholders are available at www.proxyvote.com.

April [   ], 2020

DEAR STOCKHOLDER:

You are cordially invited to attend our 2020 annual meeting of stockholders to be held at 8:30 a.m., Eastern Time, on May 14, 2020, at our offices located at Three Limited Parkway, Columbus, Ohio 43230. Our Investor Relations telephone number is (614) 415-7585 should you require assistance in finding the location of the meeting. The formal Notice of Annual Meeting of Stockholders and proxy statement are attached. If you plan to attend, please bring the Admittance Slip located at the back of this booklet and a picture I.D., and review the attendance information provided. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of our company.

The matters to be acted upon by our stockholders are discussed in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached proxy statement, would you kindly sign, date and return the enclosed proxy card or vote by telephone or via the Internet as described on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

Sincerely yours,

/s/ Leslie H. Wexner

Leslie H. Wexner
Chairman of the Board

* We are actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold our annual meeting at the time, date and place as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication or adjourning or postponing the meeting. Any such change, including details on how to participate in a remote meeting, would be announced in advance via press release, a copy of which would be filed with the Securities and Exchange Commission as additional proxy solicitation materials and posted on our website at http://www.lb.com.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 14, 2020

April [   ], 2020

TO THE STOCKHOLDERS OF L BRANDS, INC.:

We are pleased to invite you to attend our 2020 annual meeting of stockholders to:

•	Vote on a proposal to amend the Certificate of Incorporation to remove supermajority voting requirements.
•	Vote on a proposal to amend the Certificate of Incorporation to provide for the annual election of directors.
•	Elect the three nominees proposed by the Board of Directors as directors.
•	Ratify the appointment of our independent registered public accountants.
•	Vote on a proposal to approve the 2020 Stock Option and Performance Incentive Plan.
•	Hold an advisory vote to approve named executive officer compensation.
•	Transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 20, 2020 may vote at the meeting. If you plan to attend, please bring the Admittance Slip located at the back of this booklet and a picture I.D., and review the attendance information provided. Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or via the Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

By Order of the Board of Directors,

/s/ Leslie H. Wexner

Leslie H. Wexner
Chairman of the Board

PROXY STATEMENT TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors (the “Board”) is soliciting your proxy to vote at our 2020 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. In this proxy statement, “we,” “our,” “L Brands” and the “Company” refer to L Brands, Inc.

We began mailing this proxy statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April [_], 2020 to all stockholders entitled to vote. The Company’s 2019 Annual Report on Form 10-K, which includes our financial statements, is being sent with this proxy statement and is available in paper copy by request or in electronic form.

Date, Time and Place of Meeting

Date:	May 14, 2020
Time:	8:30 a.m., Eastern Time
Place:	Three Limited Parkway, Columbus, Ohio 43230

Attending the Meeting

Stockholders who plan to attend the meeting in person must bring photo identification and the Admittance Slip located at the back of this booklet. Because of necessary security precautions, bags, purses and briefcases may be subject to inspection. To speed the admissions process, stockholders are encouraged to bring only essential items. Cameras, camcorders or videotaping equipment are not allowed.

We are actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold our annual meeting at the time, date and place as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication or adjourning or postponing the meeting. Any such change, including details on how to participate in a remote meeting, would be announced in advance via press release, a copy of which would be filed with the Securities and Exchange Commission as additional proxy solicitation materials and posted on our website at http://www.lb.com.

Shares Entitled to Vote

Stockholders entitled to vote are those who owned Company common stock (which we refer to throughout this proxy statement as “Common Stock”) at the close of business on the record date, March 20, 2020. As of the record date, there were 276,533,315 shares of Common Stock outstanding. Each share of Common Stock that you own entitles you to one vote.

Voting Your Shares

Whether or not you plan to attend the annual meeting, we urge you to vote. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you are voting by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you are voting by telephone or via the Internet, please use the telephone or Internet voting procedures set forth on the enclosed proxy card. Returning the proxy card or voting via telephone or the Internet will not affect your right to attend the meeting and vote.

The enclosed proxy card indicates the number of shares that you own.

Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us or vote via telephone or the Internet in time to vote, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card or vote via telephone or the Internet but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares in the following manner:

•	“FOR” the proposal to amend the Certificate of Incorporation to remove supermajority voting requirements (as described on page 5);
•	“FOR” the proposal to amend the Certificate of Incorporation to provide for the annual election of directors (as described on page 6);
•	“FOR” the election of the Board’s three nominees for director (as described on page 7);
•	“FOR” the ratification of the appointment of our independent registered public accountants (as described on page 16);
•	“FOR” the proposal to approve the 2020 Stock Option and Performance Incentive Plan (as described on page 17); and
•	“FOR” on the advisory vote to approve named executive officer compensation (as described on page 25).

If any other matter is properly presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting. See “—Vote Necessary to Approve Proposals” for a discussion of the votes required to approve these items.

Certain stockholders received a Notice containing instructions on how to access this proxy statement and our 2019 Annual Report on Form 10-K via the Internet. Those stockholders should refer to the Notice for instructions on how to vote.

Revoking Your Proxy

You may revoke your proxy by:

•	submitting a later dated proxy (including a proxy via telephone or the Internet);
•	notifying our Secretary at our principal executive offices at Three Limited Parkway, Columbus, Ohio 43230, in writing before the meeting that you have revoked your proxy; or
•	voting in person at the meeting.

Voting in Person

If you plan to vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on March 20, 2020, the record date for voting, as well as a proxy, executed in your favor, from the nominee.

Appointing Your Own Proxy

If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing at least one-third of the votes of the Common Stock entitled to vote constitutes a quorum. Abstentions and “broker non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote Necessary to Approve Proposals

•	The proposal to amend the Certificate of Incorporation to remove supermajority voting requirements requires the affirmative vote of at least 75% of the outstanding shares of the Company entitled to vote at the annual meeting.
•	The proposal to amend the Certificate of Incorporation to provide for the annual election of directors requires the affirmative vote of at least 75% of the outstanding shares of the Company entitled to vote at the annual meeting.
•	Pursuant to the Company’s Bylaws, each director will be elected by a majority of the votes cast with respect to such director. A majority of the votes cast means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Any “against” votes will count as a vote cast, but “abstentions” will not count as a vote cast with respect to that director’s election. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she does not receive a majority of votes cast in an election and the Board accepts the resignation. If a director is not elected, the Nominating & Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation.
•	The ratification of Ernst & Young LLP as our independent registered public accountants requires the affirmative vote of a majority of the votes present in person or by proxy and voting thereon.
•	Pursuant to the Company’s bylaws, the approval of the 2020 Stock Option and Performance Incentive Plan (the “2020 Plan”) requires the affirmative vote of a majority of the votes present in person or by proxy and voting thereon. In addition, the votes necessary to approve the 2020 Plan, including the impact of abstentions (as described under “–– Impact of Abstentions and Broker Non-Votes”) is subject to additional New York Stock Exchange (“NYSE”) rules. Under NYSE rules, the approval of the 2020 Plan requires a majority of the votes cast “for” the approval of the 2020 Plan.
•	The advisory vote to approve named executive officer compensation requires the affirmative vote of a majority of the votes present in person or by proxy and voting thereon. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary or other duties of, or impose any additional fiduciary or other duties on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Impact of Abstentions and Broker Non-Votes

You may “abstain” from voting for any nominee in the election of directors and on the other proposals. Abstentions with respect to the election of directors, the ratification of the appointment of our independent registered public accountants and the advisory vote to approve named executive compensation will be excluded entirely from the vote and will have no effect. Abstentions with respect to the proposal to amend the Certificate of Incorporation to remove supermajority voting requirements and the proposal to amend the Certificate of Incorporation to provide for the annual election of directors will have the same effect as a vote “against” the proposal. Under NYSE rules, “votes cast” on the approval of the 2020 Plan consist of votes “for” or “against” the approval of the 2020 Plan as well as abstentions. As a result, abstentions have the effect of a vote “against” the approval of the 2020 Plan.

In addition, under NYSE rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on the proposal to ratify Ernst & Young LLP as our independent registered public accountants, even if it did not receive voting instructions from you. Your broker may not vote your shares on any of the other matters without specific instruction. A “broker non-vote” occurs when a broker submits a proxy but refrains from voting. Shares represented by broker non-votes are counted as present or represented for purposes of determining the presence of a quorum but are not counted as otherwise present or represented.

Obtaining Additional Copies of the Proxy Materials

We have adopted a procedure called “householding.” Under this procedure, stockholders who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies. Stockholders who participate in householding continue to receive separate control numbers for voting. Householding does not in any way affect dividend check mailings.

If you hold Common Stock and currently are subject to householding, but prefer to receive separate copies of proxy materials and other stockholder communications from the Company, or if you are sharing an address with another stockholder and would like to consent to householding, you may revoke or grant your consent to householding as appropriate at any time by calling toll-free at 1-866-540-7095 or notifying our Secretary at our principal executive offices at Three Limited Parkway, Columbus, Ohio 43230.

A number of brokerages and other institutional holders of record have implemented householding. If you hold your shares beneficially in street name, please contact your broker or other intermediary holder of record to request information about householding.

PROPOSAL 1: PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTING REQUIREMENTS

Background

This proposal is a result of the Board’s ongoing review of the Company’s corporate governance practices, including consideration of the vote at the Company’s 2019 annual meeting on a nonbinding stockholder proposal addressing the same topic. After a review of evolving corporate governance practices, and consistent with its strong commitment to the careful consideration of stockholder views, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Company’s Restated Certificate of Incorporation (the “Charter”) to remove supermajority voting requirements in the Charter. The Board cannot unilaterally adopt the proposal because a stockholder vote is necessary under Delaware law.

Proposed Amendment

If approved, the proposal would amend the Charter to provide for the removal of each supermajority voting requirement (the “Supermajority Amendment”).

The text of the proposed Supermajority Amendment, which would remove Articles EIGHTH and THIRTEENTH and Section 2 of Article FIFTH and Section 1 of Article ELEVENTH of the Charter in their entirety, and modify Articles TENTH and TWELFTH and Section 2 of Article ELEVENTH of the Charter, is attached as Appendix A to this proxy statement.

Required Vote

For the Supermajority Amendment to become effective, this proposal must receive the affirmative vote of at least 75% of the outstanding shares of the Company entitled to vote at the annual meeting. If the Supermajority Amendment does not receive this level of stockholder approval, the Supermajority Amendment will not be implemented and the Company’s current voting requirements will remain in place.

This Proposal 1 for the Supermajority Amendment is separate from, and is not conditioned on, the approval of Proposal 2 on the Declassification Amendment. Your vote on this Proposal 1 does not affect your vote on Proposal 2.

Board Recommendation

The Board recommends a vote FOR the proposed Supermajority Amendment to remove supermajority voting requirements.

PROPOSAL 2: PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

Background

This proposal is a result of the Board’s ongoing review of the Company’s corporate governance policies. After a review of evolving corporate governance practices, and consistent with its strong commitment to the careful consideration of stockholder views, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Charter to eliminate the Company’s classified board structure and provide for the annual election of directors. The Board cannot unilaterally adopt the proposal because a stockholder vote is necessary under Delaware law.

Proposed Amendment

If approved, the proposal would amend the Charter to provide for the annual election of all directors (the “Declassification Amendment”).

The Company’s current Charter divides the Board into three classes that are elected for staggered, three-year terms. If the proposed Declassification Amendment is adopted, all directors will be elected on an annual basis beginning at the 2021 annual meeting as follows:

•	directors who are elected at this annual meeting will serve a one-year term and they, or any successors, will stand for election to a one-year term at the 2021 annual meeting;
•	directors whose terms expire at the 2021 annual meeting will, or their successors will, stand for election to a one-year term at the 2021 annual meeting; and
•	directors who have been elected to terms expiring at the 2022 annual meeting will resign immediately following this annual meeting, and shall immediately thereafter be appointed by the Board to serve until the 2021 annual meeting, and they, or their successors, shall stand for election to a one-year term at the 2021 annual meeting.

Furthermore, the Company’s current Charter provides that directors may be removed only for cause, and then upon the affirmative vote of 75% of the Company’s outstanding shares entitled to vote thereon. However, Delaware law provides that the directors of a corporation without a classified board may be removed with or without cause, by the holders of a majority of the shares then entitled to vote. In order to conform to Delaware law, the proposed Declassification Amendment provides that all directors may be removed with or without cause upon the affirmative vote of a majority of the Company’s outstanding shares entitled to vote thereon.

The text of the proposed Declassification Amendment, which would modify Section 1 of Article SIXTH and Article TENTH of the Charter, is attached as Appendix B to this proxy statement.

Required Vote

For the Declassification Amendment to become effective, this proposal must receive the affirmative vote of at least 75% of the outstanding shares of the Company entitled to vote at the annual meeting. If the Declassification Amendment does not receive this level of stockholder approval, the Declassification Amendment will not be implemented and the Company’s current classified board structure will remain in place.

This Proposal 2 for the Declassification Amendment is separate from, and is not conditioned on, the approval of Proposal 1 on the Supermajority Amendment. Your vote on this Proposal 2 does not affect your vote on Proposal 1.

Board Recommendation

The Board recommends a vote FOR the proposed Declassification Amendment to eliminate the Company’s classified board structure.

PROPOSAL 3: ELECTION OF DIRECTORS

The Board has nominated three directors for election at the annual meeting. If you elect the three nominees and approve Proposal 2, they will hold office for a one-year term expiring at the 2021 annual meeting or until their successors have been elected. If you elect the three nominees and do not approve Proposal 2, they will hold office for a three-year term expiring at the 2023 annual meeting or until their successors have been elected.

The Board believes in the necessity of ongoing Board refreshment, and rigorous self-evaluation, diversity and succession planning. We regularly engage with our shareholders and other stakeholders on Board refreshment. We have added five new directors since 2014. Five of our directors are women, including two who are women of color.

The Board has in place a robust process that will allow us to continue to refresh the Board and its leadership significantly over the next several years and beyond. We want a thoughtful approach to succession planning and an orderly transition, and the Board seeks to strike a balanced approach that allows the Board to benefit from the right mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and deep insight into our business and strategies. The Company believes that an effective Board consists of individuals who possess a variety of complementary skills, a range of tenures and a diversity of perspectives. We intend to refresh our Board and assess our Board succession plans with this in mind. The Nominating and Governance Committee and the Board consider the performance, contributions, skills and experience of our Board members in the broader context of the Board’s overall composition, with a view toward constituting a Board that has the integrity, judgment, skill set, experience and other characteristics to oversee the broad set of challenges that the Company faces and evaluate management on executing the Company’s business strategy.

We believe that our Board as a whole possesses the right mix of qualifications, skills and experience to oversee and address the key issues facing our Company now, and the commitment to Board refreshment to ensure this moving forward.

Set forth below is additional information about the experience and qualifications of each of the nominees for director, as well as each of the current members of the Board, that led the Board to conclude, at the time each individual was nominated to serve on the Board, that he or she would provide valuable insight and guidance as a member of the Board.

Your proxy will vote for each of the nominees unless you specify otherwise. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as a director if elected.

The Board recommends a vote FOR the election of all of the following nominees of the Board:

Nominees and Directors

Nominees of the Board at the 2020 Annual Meeting

Donna A. James	Director since 2003	Age 62

In April 2006, Ms. James established Lardon & Associates LLC, a business and executive advisory services firm, where she is Managing Director. Ms. James served as the President of Nationwide Strategic Investments, a division of Nationwide Mutual Insurance Company, from 2003 through March 2006. Ms. James served as Executive Vice President and Chief Administrative Officer of Nationwide Mutual Insurance Company and Nationwide Financial Services from 2000 until 2003. Ms. James is a director of Boston Scientific Corporation, a developer, manufacturer and marketer of medical devices. Ms. James served as a director of Marathon Petroleum Corp., a transportation fuels refiner, from 2011 to 2018. Ms. James also served as Chairman of Financial Settlement Services Agency, Inc. from 2005 through 2006, as director of CNO Financial Group, Inc., a holding company for a group of insurance companies, from 2007 to 2011, as director of Coca-Cola Enterprises Inc., a nonalcoholic beverages company, from 2005 to 2012 and as a director of Time Warner Cable Inc., a provider of video, data and voice services, from 2009 to 2016. Ms. James’s nomination is supported by her executive experience, financial expertise, service on several boards of directors and experience with respect to corporate diversity and related issues.

Michael G. Morris	Director since 2012	Age 73

Mr. Morris served as the Chairman of the Board of American Electric Power Company, Inc., one of the largest electric utilities in the United States, from 2012 to April 2014. From January 2004 until November 2011, Mr. Morris served as the President, Chief Executive Officer and Chairman of American Electric Power Company, Inc. From 1997 until 2003, he served as the President, Chairman and Chief Executive Officer of Northeast Utilities, the largest electric utility in New England. From 2013 to 2017, Mr. Morris served as a director of Spectra Energy Corp., one of North America’s leading natural gas infrastructure companies until its acquisition by Enbridge Inc., from 2017 to 2018, Mr. Morris served as director of Spectra Energy Partners GP, LLC, the general partner of Spectra Energy Partners (DE) GP, LP, the general partner of Spectra Energy Partners, LP, a master limited partnership engaged in the transmission, storage and gathering of natural gas, and the transportation and storage of crude oil, until its acquisition by Enbridge Inc., and from 2018 to 2019, Mr. Morris served as a director of PHL Group, Inc. Mr. Morris currently serves as a director of The Hartford Financial Services Group, Inc., an investment and insurance company, and as the Non-Executive Chairman of the board of directors of Alcoa Corporation, a producer of bauxite, alumina and aluminum. Mr. Morris served as a director of Alcoa Inc., a producer of aluminum, from 2008 to 2016, until Alcoa Inc.’s separation into two standalone, publicly-traded companies, Alcoa Corporation and Arconic Inc. Mr. Morris’s nomination is supported by his broad business experience and management expertise.

Robert H. Schottenstein	Director since 2017	Age 67

Mr. Schottenstein has been the Chairman and Chief Executive Officer of M/I Homes, Inc., one of the nation’s largest homebuilders, since 2004. From 2014 to March 2020 Mr. Schottenstein served on the board of Installed Building Products, Inc., a leading installer of insulation and complementary building products for residential new construction. He also serves on the boards of The Ohio State University Wexner Medical Center, Columbus 2020, The Ohio State University Foundation and the Executive Committee of Harvard University’s Joint Center for Housing. Mr. Schottenstein’s nomination is supported by his management and business experience and involvement in various public policy issues.

Directors Whose Terms Expire at the 2021 Annual Meeting

Stephen D. Steinour	Director since 2014	Age 61

Mr. Steinour has been the Chairman, President & Chief Executive Officer of Huntington Bancshares Incorporated, a regional bank holding company, since 2009. From 2008 to 2009, Mr. Steinour was a Managing Partner in CrossHarbor Capital Partners, LLC, a recognized leading manager of alternative investments. Mr. Steinour was with Citizens Financial Group from 1992 to 2008, where he served in various executive roles, including President from 2005 to 2007 and Chief Executive Officer from 2007 to 2008. Mr. Steinour currently serves as a director of Exelon Corporation, a utility services holding company, and his service on such board will conclude on April 28, 2020. Mr. Steinour also serves as a supervisory board member of The Clearing House, a real-time payments platform. He previously served as a trustee of Liberty Property Trust, a real estate investment trust, from 2010 to 2014, and as a director of the Federal Reserve Bank of Cleveland, from 2017 to 2019. Mr. Steinour’s nomination was supported by his executive experience, financial expertise and service on several boards of directors.

Abigail S. Wexner	Director since 1997	Age 58

Mrs. Wexner is the chairman, CEO and Founder of Whitebarn Associates, LLC a private investment company. She serves on the boards of Advanced Drainage Systems, Inc., a manufacturer of high performance thermoplastic corrugated pipe, The Ohio State University, Nationwide Children’s Hospital, the Columbus Downtown Development Corporation, the Columbus Partnership, Pelotonia, The Ohio State University Wexner Medical Center, The Wexner Foundation, The Columbus Jewish Federation and the United States Equestrian Team Foundation. She is founder and chair of the board for The Center for Family Safety and Healing, founding board member and vice chair of the board for KIPP Columbus and a past chair of the Governing Committee of the Columbus Foundation. Mrs. Wexner is the wife of Leslie H. Wexner. Mrs. Wexner’s nomination was supported by her executive and legal experience, as well as her expertise with respect to a wide range of diversity, philanthropic and public policy issues.

Directors Whose Terms Expire at the 2022 Annual Meeting

Patricia S. Bellinger	Director since 2017	Age 59

Ms. Bellinger is the Chief of Staff and Strategic Advisor to the President of Harvard University, an institution of higher education. From 2017 to 2018, she was a Senior Fellow at the Center for Public Leadership at Harvard Kennedy School, a graduate and professional school. From 2013 to 2017, she was an Adjunct Lecturer and the Executive Director at the Center for Public Leadership at the Harvard Kennedy School and from 2010 to 2013, she was the Executive Director of Executive Education at Harvard Business School, a graduate and professional school. Prior to joining Harvard Business School, Ms. Bellinger was group vice president at British Petroleum, a global energy company, from 2000 to 2007, where she oversaw leadership development programs and established and led British Petroleum’s global diversity and inclusion transformation. Ms. Bellinger served as a director of Pattern Energy Group Inc., a power company, from 2013 until 2018 and Paris-based Sodexo S.A., from 2005 until 2018. She also serves as a director of Paris-based Sonepar, and as a trustee of uAspire. Ms. Bellinger’s nomination was supported by her extensive executive, business and leadership experience and service on several boards of directors.

Sarah E. Nash	Director since 2019	Age 66

Ms. Nash is Chairman of the Board and Chief Executive Officer of Novagard Solutions, Inc., a privately held manufacturer of silicone sealants and conformal coatings, hybrid sealants and foam located in Cleveland, Ohio. Ms. Nash spent nearly 30 years in investment banking at JPMorgan Chase & Co. (and predecessor companies), a financial services firm, retiring as Vice Chairman in July 2005. She currently serves on the boards of directors of Blackbaud, Inc., a software company providing technology solutions for the not-for-profit industry, and Knoll, Inc., a designer and manufacturer of lifestyle and workplace furnishings, textiles and fine leathers, and on the boards of directors of privately held HBD Industries, Inc. and Irving Oil Company. Ms. Nash is trustee of the New York-Presbyterian Hospital, Chair of the International Friends Advisory Board of the Montreal Museum of Fine Arts and a member of the National Board of the Smithsonian Institution. Ms. Nash holds a BA in political science from Vassar College. Ms. Nash’s nomination was supported by her extensive experience in capital markets, strategic transactions, corporate governance and non-profit organizations.

Anne Sheehan	Director since 2019	Age 63

Ms. Sheehan is the Chair of the Securities and Exchange Commission’s Investor Advisory Committee. From 2008 until 2018, Ms. Sheehan served as the Director of Corporate Governance at The California State Teachers’ Retirement System (CalSTRS), the largest educator-only pension fund in the world and the second largest pension fund in the United States. She previously served as the Chief Deputy Director for Policy at the California Department of Finance from 2004 to 2008 and as Executive Director at the California Building Industry Foundation from 2000 to 2004. Ms. Sheehan is a founder of the Investor Stewardship Group, serves on the Advisory Board of the Weinberg Center for Corporate Governance at the University of Delaware, is a member of the Advisory Board of Rock Center for Corporate Governance of Stanford Law School and is a Senior Advisor at PJT Camberview. Ms. Sheehan’s nomination was supported by her extensive experience as a corporate governance professional and her senior management and leadership experience addressing complex legislative, regulatory and public finance issues.

Leslie H. Wexner	Director since 1963	Age 82

Mr. Wexner has been Chief Executive Officer of the Company since he founded the Company in 1963, and Chairman of the Board for 43 years. Mr. Wexner is the husband of Abigail S. Wexner. Mr. Wexner’s nomination was supported by his effective leadership of the Company since its inception.

Retiring Directors

Raymond Zimmerman has determined not to stand for reelection and E. Gordon Gee and Allan R. Tessler have informed the Company that they will retire from the Board effective May 14, 2020, at the conclusion of our annual meeting. We thank them for their years of exceptional commitment and distinguished service to the Company.

Director Independence

The Board has determined that each of the individuals nominated to serve on the Board, together with Dr. Gee, Messrs. Tessler and Zimmerman and each of the members of the Board who will continue to serve after the 2020 annual meeting of stockholders (except for Abigail S. Wexner and Leslie H. Wexner), has no material relationship with the Company other than in his or her capacity as a director of the Company and that each is “independent” in accordance with applicable NYSE standards. If all director nominees are elected to serve as our directors, independent directors will constitute over 75% of our Board.

In making these determinations, the Board took into account all factors and circumstances that it considered relevant, including, where applicable, the existence of any employment relationship between the director (or nominee) or a member of the director’s (or nominee’s) immediate family and the Company; whether within the past three years the director (or nominee) has served as an executive officer of the Company; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has received, during any twelve-month period within the last three years, direct compensation from the Company in excess of $120,000; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has been, within the last three years, a partner or an employee of the Company’s internal or external auditors; and whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family is employed by an entity that is engaged in business dealings with the Company. The Board has not adopted categorical standards with respect to director independence. The Board believes that it is more appropriate to make independence determinations on a case-by-case basis in light of all relevant factors.

Board Leadership Structure

On February 20, 2020, L Brands and SP VS Buyer LP (“Sycamore”), an affiliate of Sycamore Partners Management, L.P., entered into a Transaction Agreement (the “Transaction Agreement”) pursuant to which, among other things, L Brands will transfer certain assets and liabilities relating to its business conducted under the Victoria’s Secret and PINK brands to a newly formed subsidiary of L Brands (“VS Holdco”) and sell 55% of the equity interests of VS Holdco to Sycamore (the “Transaction”). L Brands, through its subsidiaries, will retain 45% of the equity interests of VS Holdco.

Mr. Leslie H. Wexner serves as Chairman of the Board and Chief Executive Officer (“CEO”) of the Company. Upon the closing of the transactions contemplated by the Transaction Agreement (the “Closing”), Mr. Wexner will step down as Chairman of the Board and as CEO and will remain a member of the Board as Chairman Emeritus. Andrew Meslow, the Chief Executive Officer of Bath & Body Works, will be appointed by the Board as our CEO and as a director of the Company, effective upon the Closing.

Allan R. Tessler currently serves as the lead independent director. In July 2012, the Board determined that the lead independent director should be appointed solely by the independent directors, as they deem appropriate, and Mr. Tessler was subsequently reappointed as the lead independent director by them. As lead independent director, Mr. Tessler has the authority to call meetings of the independent directors, at which he serves as the chairman. Mr. Tessler also approves information sent to the Board, including the agenda for Board meetings, and is responsible for approving meeting schedules in order to assure that there is sufficient time for discussion of all agenda items. Upon Mr. Tessler’s retirement, Ms. Nash will serve as lead independent director. Upon the Closing, Ms. Nash will be appointed as the Chair of the Board.

Risk Oversight; Certain Compensation Matters

The Board, directly and through the Audit Committee and other committees of the Board, takes an active role in the oversight of the Company’s policies with respect to the assessment and management of enterprise risk. Among other things, the Board has policies in place for identifying the senior executive responsible for key risks as well as the Board committees with oversight responsibility for particular key risks. In a number of cases, oversight is conducted by the full Board.

Among other things, the Company, including the Compensation Committee of the Board, has evaluated the Company’s compensation structure from the perspective of enterprise risk. The Company, including the Compensation Committee, believes that the Company’s compensation structures are appropriate and do not incentivize inappropriate taking of business risks.

Cybersecurity Risk

The Board and the Audit Committee take an active role in the oversight of the Company’s cybersecurity and data security policies. Among other things, the Board periodically reviews with members of management of the Company issues relating to information security, fraud, data security and cybersecurity risk and developments as well as the steps management has taken to monitor and control such exposures.

Review of Strategic Plans and Capital Structure

The Board regularly reviews the Company’s strategic plans and capital structure with a view toward long-term value creation, including environmental, social and governance considerations. The Board also conducts a strategic planning retreat at least annually with senior management.

Social Responsibility

The Company is a values-based company and we strive to operate our business according to high standards of social responsibility. The Board reviews issues of social responsibility, including diversity and inclusion, environmental, philanthropic and governance matters, and the Company’s policies, practices and progress with respect to such issues. Key areas of focus and highlights include:

•	Commitment to improving the communities where we do business. In 2019, we invested more than $13 million in non-profit organizations in our home office communities through the L Brands Foundation.
•	Empowering and joining our associates in funding research with the goal of ending cancer. Last year, together with associates, we raised more than $4.9 million for the James Cancer Center of The Ohio State University, bringing the 11-year total to $64 million. In addition we have sponsored the world’s largest Komen Race for the Cure corporate team for the last 10 years.
•	Selection of vendors based on their ability and commitment to meet our safety and quality standards, and to follow our strict ethical labor and environmental standards. The majority of our production comes from the United States, China, Sri Lanka, Vietnam and India and includes many long-term strategic supplier partners.
•	Reduction of our environmental impact through the use of sustainably-managed materials and the introduction of programs to reduce energy consumption. For example, under the Company’s Forest Products Procurement Policy, we work with our suppliers to source packaging and products, including those made from man-made cellulosic fibers, that include recycled content or are produced with pulp from certified forestry operations, reducing the pressures on endangered forests.
•	Promotion of environmentally sensitive practices. For example, we have built a chemical management program aimed at eliminating the discharge of 14 priority chemical categories in conjunction with the manufacturing of our apparel products. Additionally, the Company partners with The Better Cotton Initiative (“BCI”) to improve cotton farming globally. By the end of 2021, 50% of the Company’s cotton will be sourced through BCI.
•	Recruitment, retention and advancement of talent that reflects the customers we serve and our communities. The Company earned a perfect score on the Human Rights Campaign 2020 Corporate Equality Index.

Human Capital Management

The Board recognizes that attracting, developing and retaining the best people is crucial to all aspects of the Company’s activities and long-term success and has oversight of the development and implementation of our human capital management programs, including diversity and inclusion practices and initiatives, recruiting, retention and career development and progression. Among other things, the Board reviews with members of management of the Company issues relating to human capital management such as employee engagement, workforce planning and demographics, diversity and inclusion strategies and our corporate culture.

Succession Planning

The Board and its Nominating & Governance Committee have developed policies and principles governing succession planning with respect to the CEO and senior management.

Information Concerning Board Meeting Attendance

Our Board held 12 meetings in fiscal year 2019. During fiscal year 2019, all of the directors attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which they served (which were held during the period in which they served).

Committees of the Board

Audit Committee

The Audit Committee of the Board is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. The current members of the Audit Committee are Ms. James (Chair), Ms. Nash and Messrs. Tessler and Zimmerman. The Board has determined that each of the Audit Committee members meets the independence, expertise and experience standards established by the NYSE and the Securities and Exchange Commission (the “Commission”) for service on the Audit Committee of the Board and for designation as an “audit committee financial expert” within the meaning of the regulations promulgated by the Commission.

The Report of the Audit Committee can be found on page 57 of this proxy statement. The Audit Committee held 13 meetings in fiscal year 2019.

Compensation Committee

The Compensation Committee of the Board (i) oversees the Company’s compensation and benefits philosophy and policies generally, (ii) evaluates the CEO’s performance and oversees and sets compensation for the CEO, (iii) oversees the evaluation process and compensation structure for other members of the Company’s senior management and (iv) fulfills the other responsibilities set forth in its charter. The current members of the Compensation Committee are Mr. Morris (Chair), Dr. Gee and Mr. Schottenstein. The Board has determined that each of the current Compensation Committee members is “independent” in accordance with applicable NYSE standards.

The Report of the Compensation Committee can be found on page 52 of this proxy statement. The Compensation Committee held 11 meetings in fiscal year 2019.

Nominating & Governance Committee

The Nominating & Governance Committee actively engages in the ongoing review of the composition of the Board and opportunities for Board refreshment. Based on its review, the Nominating & Governance Committee identifies and recommends to the Board candidates who are qualified to serve on the Board and its committees. The Nominating & Governance Committee also considers and reviews the qualifications of any individual nominated for election to the Board by stockholders. It is responsible for proposing a slate of candidates for election as directors at each annual meeting of stockholders. We have added five new directors since 2014 who bring a diversity of skills, attributes and perspectives to the Board. In addition to ongoing Board refreshment, we believe that a variety of director tenures is beneficial to ensure Board quality and continuity of experience, as reflected in the current composition of our Board.

The Nominating & Governance Committee develops and recommends to the Board criteria and procedures for the selection and evaluation of new individuals to serve as directors and committee members. In assessing director nominees, the Nominating & Governance Committee takes into account the qualifications of existing directors for continuing service or re-nomination, which may be affected by, among other things, the quality of their contributions, their attendance records, changes in their primary employment or other business affiliations, the number of boards of publicly held companies on which they serve or other competing demands on their time and attention. While the Board has not established any specific minimum qualifications for director nominees, as indicated in the Company’s corporate governance principles, the directors and any potential nominees should possess the integrity, judgment, skills, experience and other characteristics that are deemed necessary or desirable for the effective performance of the Board’s oversight function. Certain of the skills, qualifications and particular areas of expertise considered with respect to the members of the Board at the time each Director was nominated are summarized in the director biographies found on pages 7 through 9 of this proxy statement. Although the Nominating & Governance Committee does not use formal quantitative or similar criteria with regard to diversity in its selection process, the Company’s corporate governance principles provide that the Board will be composed of members of diverse backgrounds and, accordingly, the Committee considers the diversity of experience, background and expertise of the current directors and areas where new directors might add additional perspectives, as factors in the selection of Board nominees. Five of our directors are women, including two who are women of color. The Company will continue to require that the initial pool of candidates identified to be considered for any future Board vacancy include persons reflecting a diversity of race, ethnicity and gender. In addition, in connection with the use of a third-party search firm to identify external candidates who are qualified to serve as potential successors to the CEO, the Board will instruct such third-party search firm to take into consideration the Company’s commitment to diversity as defined above.

The Nominating & Governance Committee does not have a formal policy on the consideration of director candidates recommended by stockholders. The Board believes that it is more appropriate to provide the Nominating & Governance Committee flexibility in evaluating stockholder recommendations. In the event that a director nominee is recommended by a stockholder, the Nominating & Governance Committee will give due consideration to the director nominee and will use the same criteria used for evaluating Board director nominees, in addition to considering the information relating to the director nominee provided by the stockholder.

The Company engaged a search firm to assist the Nominating & Governance Committee in identifying and evaluating potential directors.

The Nominating & Governance Committee also develops and recommends to the Board, and regularly reviews, a set of corporate governance principles for the Company to ensure they reflect evolving best practices, monitors compliance with those principles and stays abreast of developments in the area of corporate governance. A proxy access bylaw was adopted in November 2016, permitting up to 20 stockholders owning 3% or more of the outstanding shares of Common Stock continuously for at least three years to nominate the greater of two directors or up to 20% of the Board and include those nominees in our proxy materials. The Nominating & Governance Committee also reviews and periodically makes recommendations to the Board regarding the structure, practices, policies and activities of the Board and its committees. Each Board committee’s charter is reviewed at least annually. To ensure that the Board, Board committees and individual directors remain effective, the Nominating & Governance Committee oversees a robust annual evaluation of the Board, each Board committee and each individual director and recommends ways to improve performance. At least annually, each of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee evaluates its own performance and reports to the Board on such evaluation. The full Board also engages in self-evaluation at least annually. As a result of the Board’s review of evolving corporate governance practices, and consistent with its strong commitment to the careful consideration of stockholder views, the Board has submitted proposals to stockholders at this annual meeting to amend the Charter to remove supermajority voting requirements and to declassify the Board. The current members of the Nominating & Governance Committee are Mr. Tessler (Chair) and Mses. James and Sheehan. The Board has determined that each of the current Nominating & Governance Committee members is “independent” in accordance with applicable NYSE standards.

The Nominating & Governance Committee held 7 meetings in fiscal year 2019.

Executive Committee

The Executive Committee of the Board may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board. Among other things, the Executive Committee may declare dividends, authorize the issuance of stock and authorize the seal of the Company to be affixed to papers that require it. The current members of the Executive Committee are Messrs. Wexner (Chair) and Tessler.

Finance Committee

The Finance Committee of the Board periodically reviews the Company’s financial position and financial arrangements with banks and other financial institutions. The Finance Committee also makes recommendations on financial matters that it believes are necessary, advisable or appropriate. The current members of the Finance Committee are Mr. Tessler (Chair), Mses. Nash and Wexner and Mr. Zimmerman.

Inclusion Committee

The Inclusion Committee of the Board is instrumental in the Board’s fulfillment of its oversight responsibilities relating to, among other things, (i) the Company’s commitment to diversity and inclusion and (ii) the performance of the Company’s Office of Inclusion. The current members of the Inclusion Committee are Mrs. Wexner (Chair), Ms. Bellinger, Dr. Gee and Ms. James.

Retiring Committee Members

Effective as of the annual meeting, Dr. Gee and Messrs. Tessler and Zimmerman will conclude service on the Board and the respective Committees on which they serve.

Meetings of the Company’s Non-Management Directors

The non-management directors of the Board meet in executive session in connection with each regularly scheduled Board meeting. Mr. Tessler serves as the chair of those meetings, which neither Mr. Wexner nor Mrs. Wexner attends.

Communications with Stockholders

The Board believes that it is important to understand stockholder perspectives on the Company and foster long-term relationships with stockholders and, to that end, we have a policy of robust engagement with stockholders, with continuing outreach to and dialogue with all of our major investors on a range of issues, including corporate governance matters and environmental and social goals and initiatives. Such engagements with investors have been highly constructive. The Board also provides a process for interested parties to send communications to the full Board, the non-management members of the Board, the lead independent director and the members of the Audit Committee. Any director may be contacted by writing to him or her c/o L Brands, Inc., Three Limited Parkway, Columbus, Ohio 43230 or emailing at boardofdirectors@lb.com. Any stockholder wishing to contact Audit Committee members may send an email to auditcommittee@lb.com. Communications that are not related to a director’s duties and responsibilities as a Board member, a non-management director or an Audit Committee member may be excluded by the Office of the General Counsel, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and any other material that is determined to be illegal or otherwise inappropriate. The directors to whom such information is addressed are informed that the information has been removed and that it will be made available to such directors upon request.

Attendance at Annual Meetings

The Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders. However, it encourages directors to attend and historically nearly all have done so. All of the then-current Board members attended the 2019 annual meeting, except for Dr. Gee and Mr. Tessler. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the Board and the committees of which he or she is a member.

Code of Conduct, Related Person Transaction Policy and Associated Matters

The Company has a code of conduct that is applicable to all employees of the Company, including the CEO and Chief Financial Officer, and to members of the Board. Any amendments to the code or any waivers from any provisions of the code granted to executive officers or directors will be promptly disclosed to stockholders through posting on the Company’s website at www.lb.com.

Under the Company’s Related Person Transaction Policy (the “Policy”), subject to certain exceptions, directors and executive officers of the Company are required to notify the Company of the existence or potential existence of any financial or commercial transaction, agreement or relationship involving the Company in which a director or executive officer or his or her immediate family members has a direct or indirect material interest. Each such transaction must be approved by the Board or a committee consisting solely of independent directors after consideration of all material facts and circumstances.

The Company is engaged in several projects designed to increase our speed and agility in producing products that satisfy our customers. In the case of our beauty, personal care and home fragrance businesses, the development of supplier facilities in close proximity to our headquarters and distribution facilities in central Ohio has been an integral part of capturing the many business benefits of speed and agility. The New Albany Company, a business beneficially owned by Mr. and Mrs. Wexner, is in the business of developing real estate, including industrial parks, and has sold land (and may in the future sell land) to certain vendors or third party developers in connection with the continuing development of an industrial park focused on the foregoing business categories in New Albany, Ohio. The Audit Committee monitors such vendor and third party transactions on an ongoing basis to assure that they are in the best interests of the Company and its stockholders generally.

Copies of the Company’s Code of Conduct, Corporate Governance Principles, Policy and Committee Charters

The Company’s code of conduct, corporate governance principles and Policy, as well as the charters of the Audit Committee, Compensation Committee and Nominating & Governance Committee of the Board, are available on the Company’s website at www.lb.com. Stockholders may also request a copy of any such document from: L Brands, Inc., Attention: Investor Relations, Three Limited Parkway, Columbus, Ohio 43230.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending January 30, 2021. Ernst & Young LLP has been retained as the Company’s independent registered public accountants continuously since 2003.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountants. The Audit Committee is responsible for approving the fees associated with the Company’s retention of Ernst & Young LLP. In accordance with Commission rules, Ernst & Young LLP’s lead engagement partner rotates every five years. The Audit Committee is directly involved in the selection of Ernst & Young LLP’s lead engagement partner. In addition, the Audit Committee evaluates Ernst & Young LLP’s qualifications, performance and independence and presents its conclusions on these matters to the Board on at least an annual basis, and annually considers whether to continue its engagement of Ernst & Young LLP.

The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accountants is in the best interests of the Company and its stockholders. We are asking you to ratify Ernst & Young LLP’s appointment, although your ratification is not required. A representative of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Additional information concerning the Company’s engagement of Ernst & Young LLP is included on page 58.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants.

PROPOSAL 5: 2020 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

On May 26, 2011, our stockholders approved our 2011 Stock Option and Performance Incentive Plan (the “2011 Plan”) and on May 21, 2015 our stockholders approved the 2015 Stock Option and Performance Incentive Plan, which amended and restated the 2011 Plan (the “2015 Plan”). After thorough review of the terms set forth in our 2011 Plan and 2015 Plan, including the share pools underlying the potential awards for our participants under each plan, the Board determined that it would be in the best interests of L Brands and its stockholders to approve the 2020 Plan, and recommends that our stockholders approve the 2020 Plan. The Board believes that an effective equity compensation program is a key component of our compensation philosophy and requests that the stockholders approve the 2020 Plan.

The Board believes that the 2020 Plan will be an important factor in attracting and retaining high caliber employees. The 2015 Plan, along with its predecessor plans, has served as an important part of the Company’s overall compensation program through its enabling of granting stock options and other equity-based awards to employees and advisors.

The 2020 Plan includes [__] shares of Common Stock for which stockholder approval is being requested (see “—Number of Authorized Shares” below). As of April 1, 2020, there were [__] shares of Common Stock available for future awards under the 2015 Plan, not including shares of our Common Stock that may be forfeited, terminated, surrendered or canceled without the delivery of shares of Common Stock under outstanding awards. There are no shares remaining available for grant under predecessor plans including the 1993 Stock Option and Performance Incentive Plan (the “1993 Plan”), although awards remain outstanding and subject to payment or forfeiture under the 1993 Plan. As of April 1, 2020, there were [__] options to purchase the Common Stock outstanding and no stock appreciation rights outstanding. The options have a weighted average exercise price of $[__] per share and a weighted average remaining term of [__] years. There were [__] shares of Common Stock outstanding in connection with unvested full value awards as of April 1, 2020. There were 276,533,315 shares of Common Stock outstanding on March 20, 2020, the record date for the 2020 annual meeting.

A copy of the 2020 Plan is attached hereto as Appendix C and the following summary of the material terms of the 2020 Plan does not purport to be complete and is qualified in its entirety by the terms of the 2020 Plan. In the event that the 2020 Plan is not approved by our stockholders, awards will continue to be made under the 2015 Plan.

The Board of Directors Recommends a Vote FOR Approval of the 2020 Stock Option and Performance Incentive Plan.

Purpose of the 2020 Plan

The purpose of the 2020 Plan is to attract and retain the best available executive and key management associates, consultants and other advisors for L Brands and its subsidiaries and affiliates and to encourage the highest level of performance by such associates, consultants and other advisors, thereby enhancing the value of L Brands for the benefit of its stockholders. The 2020 Plan is also intended to motivate executive and key management associates, consultants and other advisors to contribute to our future growth and profitability and to reward their performance in a manner that provides them with a means to increase their holdings of Common Stock and aligns their interest with the interests of our stockholders.

Administration of the 2020 Plan

The 2020 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee will be composed of directors who qualify as “non-employee directors” within the meaning of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and “independent” to the extent required by applicable law or rules of the NYSE. The Compensation Committee has the power in its discretion to grant awards under the 2020 Plan, to determine the terms thereof, to interpret the provisions of the 2020 Plan and to take action as it deems necessary or advisable for the administration of the 2020 Plan.

Number of Authorized Shares

The 2020 Plan provides for awards with respect to a maximum of [__] shares of Common Stock to associates of L Brands and its subsidiaries and affiliates (composed of [__] shares for which stockholder approval is being requested, which constitutes [__]% of L Brands’ outstanding [__] shares of Common Stock as of April 1, 2020, plus [__] previously authorized and unissued shares under the 2015 Plan as of April 1, 2020), plus Returned Shares (as defined below), plus shares of Common Stock issuable upon the exercise of Substitute Awards. The number and class of shares available under the 2020 Plan and/or subject to outstanding awards may be adjusted by the Compensation Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of L Brands. “Substitute Awards” are awards granted in assumption of or in substitution for any outstanding awards granted by a company acquired by L Brands or with which L Brands combines. Shares of Common Stock granted under the 2020 Plan or its predecessors, other than under Substitute Awards, attributable to: (i) unexercised Options (as hereinafter defined) and stock appreciation rights (“SARs”) which expire or are terminated, surrendered or cancelled (other than in connection with the exercise of SARs); (ii) shares of our Common Stock subject to certain restrictions (“Restricted Shares”) which are forfeited to the Company, including shares relating to Restricted Share Units (as hereinafter defined); (iii) units representing shares of Common Stock (“Performance Units”) which are not earned and paid; and (iv) awards settled in cash in lieu of shares of Common Stock, may be available for subsequent award under the 2020 Plan at the Compensation Committee’s discretion (“Returned Shares”). The following shares of Common Stock may not again be made available for issuance as awards under the 2020 Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding SAR or Option, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Option or SAR, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option exercise price.

Eligibility and Participation

Eligibility to participate in the 2020 Plan is limited to associates, consultants, directors and other advisors or individuals who provide services to (i) the Company or any of its subsidiaries or affiliates, or (ii) any joint venture in which the Company or any of its subsidiaries or affiliates holds at least a 20% interest, and who, in each case, are selected to participate in the 2020 Plan by the Compensation Committee. Currently, approximately 5,800 individuals are within the classes eligible to participate in the 2020 Plan. The Company anticipates that approximately 28% of those eligible will participate in the 2020 Plan. Participation in the 2020 Plan is at the discretion of the Compensation Committee and shall be based upon the person’s present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Compensation Committee deems relevant. No non-employee director of the Company may be granted in any calendar year awards covering more than 50,000 shares of Common Stock (unless the grant of any award in excess of this limit is approved by disinterested directors).

Certain Limitations

Awards granted under the 2020 Plan shall be subject to a minimum one-year vesting period following the grant date of such award; provided that the following actions and awards shall not be subject to the foregoing minimum vesting requirement: (i) the acceleration of awards in connection with certain corporate transactions, (ii) the grant of Substitute Awards or (iii) the grant of awards relating to 5% of the shares available for issuance under the 2020 Plan; and, provided further, that the foregoing restriction does not apply to the provision for accelerated exercisability or vesting of an award in cases of involuntary termination without cause, retirement, death or disability.

Type of Awards Under the 2020 Plan

The 2020 Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable: (i) incentive stock options (“ISOs”), (ii) nonstatutory stock options (“NSOs”), (iii) SARs, (iv) Restricted Shares, (v) Restricted Share Units, (vi) Performance Units and (vii) shares of unrestricted Common Stock (“Unrestricted Shares”).

Grant of Options and SARs

The Compensation Committee may award ISOs and/or NSOs (collectively, “Options”) to eligible participants. ISOs may be awarded only to eligible associates. SARs may be awarded either in tandem with Options (“Tandem SARs”) or on a stand-alone basis (“Nontandem SARs”). Tandem SARs shall be awarded by the Compensation Committee at the time the related Option is granted.

Exercise Price

The exercise price with respect to an Option is determined by the Compensation Committee at the time of grant. The exercise price determined with respect to an Option shall also be applicable in connection with the exercise of any Tandem SAR granted with respect to such Option. At the time of grant of a Nontandem SAR, the Compensation

Committee will specify the base price of the shares of Common Stock to be issued for determining the amount of cash or number of shares of Common Stock to be distributed upon the exercise of such Nontandem SAR. Except with respect to Substitute Awards, neither the per share Option exercise price of Common Stock nor the base price of Nontandem SARs will be less than 100% of the fair market value per share of the Common Stock underlying the award on the date of grant. Information as to awards granted under the 2011 Plan to named executive officers (“NEOs”) and other participants in respect of our 2014 fiscal year is set forth elsewhere in this proxy statement.

Vesting

The Compensation Committee may determine at the time of grant and at any time thereafter, the terms under which Options and SARs shall vest and become exercisable; provided, however, that each Option granted under the 2020 Plan shall have a minimum vesting period of one year.

Special Limitations on ISOs

No ISO may be granted to an associate who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of L Brands (a “10% Stockholder”), unless the exercise price per share of Common Stock for the shares subject to such ISO is at least 110% of the fair market value per share of Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares of Common Stock subject to ISOs which are exercisable for the first time by an eligible associate in a given calendar year shall not exceed $100,000, valued as of the date of the ISOs’ grant. ISOs may not be granted more than 10 years after the date of adoption of the 2020 Plan by the Board.

Exercise of Options and SARs

An Option may be exercised by giving notice in such manner as the Compensation Committee may permit stating the number of shares of Common Stock with respect to which the Option is being exercised, and tendering payment therefor. The Compensation Committee may, at its discretion, accept shares of Common Stock as payment (valued at their fair market value on the date of exercise).

Tandem SARs are exercisable only to the extent that the related Option is exercisable and shall be subject to the same exercise period as the related Option. Upon the exercise of all or a portion of Tandem SARs, the related Option shall be cancelled with respect to an equal number of shares of Common Stock. Similarly, upon exercise of all or a portion of an Option, the related Tandem SARs shall be cancelled with respect to an equal number of shares of Common Stock. Nontandem SARs shall be exercisable for the period determined by the Compensation Committee.

Until the issuance of shares of Common Stock upon the exercise of an Option, surrender or exchange of Tandem SARs or exercise of Nontandem SARs, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock that are subject to the Option, Tandem SAR or Nontandem SAR.

Surrender or Exchange of SARs

Upon the surrender of a Tandem SAR and cancellation of the related unexercised Option, the participant will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date the Tandem SAR is exercised over (ii) the exercise price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Upon surrender of a Nontandem SAR, the associate will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date on which the Nontandem SAR is exercised over (ii) the base price of the shares covered by the Nontandem SAR multiplied by (B) the number of shares of Common Stock covered by the Nontandem SAR, or the portion thereof being exercised. The Compensation Committee, in its discretion, may cause all or any portion of L Brands’ obligation to a participant in respect of the exercise of an SAR to be satisfied in cash in lieu of Common Stock. Any fractional shares resulting from the exercise of an SAR will be paid in cash.

Expiration of Options

Options will expire at such time as the Compensation Committee determines; provided, however, that no Option may be exercised more than 10 years from the date of grant, unless an ISO is held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Expiration of SARs

SARs will expire at such time as the Compensation Committee determines; provided, however, that no SAR may be exercised more than 10 years from the date of grant.

Treatment of Options and SARs upon a Termination of Employment

Except as the Compensation Committee may at any time provide, Options and SARs may be exercised at any time within one year (30 days if termination of employment is for cause, as defined in the 2020 Plan) after the termination of a participant’s employment (other than by death or total disability), to the extent then exercisable, but in no case later than the term specified in the grant. Except as the Compensation Committee may at any time provide, upon the death of a participant while employed by L Brands or its subsidiaries or affiliates, Options and SARs shall become fully exercisable and shall remain exercisable for one year following such participant’s death, but in no case later than the term specified in the grant.

Except as the Compensation Committee may at any time provide, in the event that a participant to whom an Option or SAR has been granted under the 2020 Plan shall become totally disabled, as defined in the 2020 Plan, any Options or SARs that are not vested shall continue to vest during the period of such participant’s total disability, and, upon becoming vested, shall be exercisable for one year after the applicable vesting date, but in no case later than the term specified in the grant. Any Options or SARs exercisable on the date of a participant’s termination due to total disability, which occurs after nine months of absence due to the total disability, shall be exercisable for one year following the date of the participant’s termination of employment but in no case later than the term specified in the grant. In the event of the participant’s death following the participant’s termination of employment due to total disability, any unvested Options or SARs shall become fully exercisable and shall remain exercisable for one year following such participant’s death, but in no case later than the term specified in the grant.

Restricted Shares

Restricted Shares granted to participants under the 2020 Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Compensation Committee. The Compensation Committee may also impose additional restrictions on a participant’s right to dispose of or to encumber Restricted Shares, which may include satisfaction of performance objectives. Performance objectives under the 2020 Plan will be determined by the Compensation Committee and will be based on any one or more of the following: price of Common Stock or the common stock of any affiliate, stockholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating Company contribution or market share. These factors shall have a minimum performance standard below which no payments will be made, and a maximum performance standard at or above which no incremental payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Compensation Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

Holders of Restricted Shares may not exercise the rights of a stockholder, such as the right to vote the shares or receive dividends and other distributions, prior to the vesting of the shares. In the event of a payment of a dividend or other distribution in connection with the Common Stock, participants holding Restricted Shares may receive dividend or other distribution equivalents, with such equivalents to be subject to the same restrictions and vesting conditions as the underlying Restricted Shares. The Compensation Committee may, in its discretion, specify in the applicable award agreement that any or all dividend or other distribution equivalents paid on Restricted Shares prior to vesting be credited to the participant in cash or in a number of additional Restricted Shares having an aggregate fair market value equal to the dividend per share paid on the Common Stock multiplied by the number of Restricted Shares credited to such participant’s account at the time the dividend was declared, subject to such terms and conditions, including such restrictions, of the applicable Restricted Shares.

Upon the death of a participant, any performance conditions applicable to the Restricted Shares will be deemed to have been satisfied at target, and the restrictions applicable to Restricted Shares held by such participant will lapse. Except as the Compensation Committee may at any time provide, upon termination of the participant’s employment with the Company, Restricted Shares granted to such participant shall be forfeited.

Restricted Share Units

A “Restricted Share Unit” represents the right to receive a share of Common Stock (or cash equivalent, if applicable) in the future, provided that the restrictions and conditions designated by the Compensation Committee at the time of the grant are satisfied. During the restricted period with respect to such Restricted Share Units, participants shall not have the right to vote or receive dividends with respect to such Restricted Share Units. After the end of the restricted period, and prior to the time that shares of Common Stock are transferred to the participant, the participant shall be credited with “dividend equivalents” with respect to each outstanding Restricted Share Unit in an amount equal to the amount the participant would have received as dividends if the Restricted Share Units were actual shares of Common Stock. Such dividend equivalents will be converted into additional Restricted Share Units based on the value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Compensation Committee.

Restricted Share Units may not be transferred, assigned, pledged or hypothecated except by will or applicable laws of descent and distribution. Upon the death of a participant, any performance conditions applicable to the Restricted Share Units will be deemed to have been satisfied at target, and the restrictions applicable to Restricted Share Units held by such participant will lapse. Except as the Compensation Committee may at any time provide, upon termination of the participant’s employment with the Company, Restricted Share Units granted to such participant shall be forfeited.

Performance Units

The Compensation Committee may award to participants Performance Units which will have a specified value or formula-based value at the end of a performance period. Performance Units so awarded will be credited to an account established and maintained for the participant. The Compensation Committee will determine performance periods and performance objectives in connection with each grant of Performance Units.

Vesting of awards of Performance Units will occur upon achievement of the applicable objectives within the applicable performance period. The Compensation Committee may, at its discretion, permit vesting in the event performance objectives are partially met, or grant additional vested Performance Units in the event performance objectives are surpassed. Payment of vested Performance Units may be made in cash, Common Stock or any combination thereof, as determined by the Compensation Committee.

No voting or dividend rights attach to the Performance Units; however, the Compensation Committee may credit a participant’s Performance Unit account with additional Performance Units equivalent to the fair market value of any dividends on an equivalent number of shares of Common Stock, payment of which shall be subject to prior satisfaction of the applicable performance objectives.

Performance Units may not be transferred, assigned, pledged or hypothecated except by will or applicable laws of descent and distribution. Upon the death of a participant, the Compensation Committee may determine, on or before the date of grant, that Performance Units will become partially or fully vested prior to the end of the performance period. However, such a determination will not change the date on which payment is made.

No transferability of Awards

Awards granted under the 2020 Plan may not be transferred, assigned, pledged or hypothecated except by will or applicable laws of descent and distribution, provided that the Committee may determine that NSOs may be transferred to or for the benefit of members of a participant’s immediate family.

Unrestricted Shares

Unrestricted Shares may also be granted at the discretion of the Compensation Committee. Except as required by applicable law, no payment will be required for Unrestricted Shares.

Tax Withholding

The Compensation Committee may require payment, or withhold payments made under the 2020 Plan, in order to satisfy applicable withholding tax requirements.

Effect of Change in Control

In the event a participant’s employment or service is terminated by L Brands other than for cause or without good reason during the 24-month period beginning on the date of a change in control, (i) Options and SARs granted to any participant which are not yet exercisable shall become fully exercisable, (ii) any restrictions applicable to any Restricted Shares and Restricted Share Units awarded to such participant shall be deemed to have been satisfied at target and the restricted period, if any, applicable to such Restricted Shares and Restricted Share Units held by such participant shall be deemed to have expired and (iii) any performance objectives applicable to any Performance Units awarded to such participant shall be deemed to have been satisfied at target and the performance period, if any, as applicable to such Performance Units held by such participant shall be deemed to have expired.

Term of the 2020 Plan

Unless earlier terminated by the Board, the 2020 Plan will terminate on May 14, 2030.

Clawback of Awards

The Compensation Committee may terminate without payment all outstanding awards under the 2020 Plan or claw back compensation paid out under the 2020 Plan if (1) required by applicable law or (2) (i) a participant engaged in fraudulent conduct or activities relating to the Company, (ii) a participant has knowledge of such conduct or activities, or (iii) a participant, based upon the participant’s position, duties or responsibilities, should have had knowledge of such conduct or activities.

Amendment and Termination

The Board may suspend, amend, modify or terminate the 2020 Plan; provided, however, that L Brands’ stockholders shall be required to approve any amendment that would constitute a “material revision” under applicable NYSE rules. Other than in connection with a corporate transaction involving the Company, the terms of outstanding awards may not be amended to reduce the exercise price of Options or SARs or cancel Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price less than the original Option or SAR without stockholder approval.

Awards granted prior to a termination of the 2020 Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the 2020 Plan shall adversely affect the rights of a participant in awards previously granted without such participant’s consent, except to the extent any such action is required by applicable law or stock exchange rules.

New Plan Benefits

Any awards granted under the 2020 Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the 2020 Plan or that would have been granted during the last fiscal year had the 2020 Plan been in effect.

As an example, set forth below is a summary of the awards that were made in respect of fiscal 2019 pursuant to the 2015 Plan.

Name and Position	Options		Performance Units		Restricted Stock Units
Leslie H. Wexner Chairman of the Board, Chief Executive Officer	30,233	(1)	25,194	(3)	15,116	(5)
Stuart B. Burgdoerfer Executive Vice President, Chief Financial Officer	38,654	(2)	32,212	(4)	19,327	(6)
Charles C. McGuigan Chief Operating Officer, Chief Executive Officer/President, Mast Global	55,834	(2)	46,528	(4)	27,917	(6)
Shelley M. Milano Chief Human Resources Officer	38,654	(2)	32,212	(4)	19,327	(6)
James L. Bersani President, Real Estate	34,359	(2)	28,633	(4)	17,180	(6)
All Executive Officers as a Group	197,734		164,779		98,867
All Current Directors who are Not Executives Officers as a Group	0		0		0
All Associates Other than Executive Officers as a Group	321,727		0		3,897,598
(1)	Reflects Options granted on January 29, 2020, with an exercise price of $23.22 per share. Options vest ratably on each of the first three anniversaries of the grant date (i.e., January 29, 2021, January 29, 2022 and January 29, 2023).
(2)	Reflects Options granted on March 28, 2019, with an exercise price of $27.94 per share. Options vest ratably on each of the one-, two- and three-year anniversaries of the grant date (i.e., March 28, 2020, March 28, 2021 and March 28, 2022).
(3)	Reflects grants of performance-based RSUs granted on January 29, 2020. Subject to the achievement of the applicable performance conditions, the performance-based RSUs will vest on the three-year anniversary of the grant date (i.e., January 29, 2023).
(4)	Reflects grants of performance-based RSUs granted on March 28, 2019. Subject to the achievement of the applicable performance conditions, the performance-based RSUs will vest on the three-year anniversary of the grant date (i.e., March 28, 2022).
(5)	Reflects grants of time-based RSUs granted on January 29, 2020. The time-based RSUs will vest on the three-year anniversary of the grant date (i.e., January 29, 2023).
(6)	Reflects grants of time-based RSUs granted on March 28, 2019. The time-based RSUs will vest on the three-year anniversary of the grant date (i.e., March 28, 2022).

Federal Income Tax Consequences

Stock Options

There will be no federal income tax consequences to the participant or the Company upon the grant of either an ISO or an NSO under the 2020 Plan. Upon exercise of an NSO, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares of Common Stock, less (ii) the exercise price of the NSO. Subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the participant including such compensation in income or L Brands satisfying applicable reporting requirements, the Company will be entitled to a tax deduction in the same amount.

Upon the exercise of an ISO, a participant recognizes no immediate taxable income. Income recognition is deferred until the participant sells the shares of Common Stock. If the ISO is exercised no later than three months after the termination of a participant’s employment, and the participant does not dispose of the shares acquired pursuant to the exercise of the ISO within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these holding periods and employment requirements are liberalized in the event of a participant’s death or disability while employed by the Company. The Company is not entitled to any tax deduction with respect to the grant or exercise of ISOs, except that if the Common Stock is not held for the full term of the holding period outlined above, the gain on the sale of such Common Stock, being the lesser of: (i) the fair market value of the Common Stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income and, subject to Section 162(m) of the Code and the participant including such compensation in income and L Brands satisfying applicable reporting requirements, the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the Common Stock acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

Stock Appreciation Rights

There will be no federal income tax consequences to either the participant or the Company upon the grant of an SAR. However, the participant generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares of Common Stock received upon exercise. Subject to Section 162(m) of the Code and the participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the participant’s income.

Restricted Shares

There will be no federal income tax consequences to either the participant or the Company upon the grant of Restricted Shares until expiration of the restricted period and the satisfaction of any other conditions applicable to the Restricted Shares. At that time, the participant generally will recognize taxable income equal to the then fair market value for the Common Stock and, subject to Section 162(m) of the Code and the participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a corresponding deduction.

Performance Units and Restricted Share Units

There will be no federal income tax consequences to the participant or the Company upon the grant of Performance Units or Restricted Share Units. Participants generally will recognize taxable income at the time when payment for the Performance Units or Restricted Share Units is received in an amount equal to the aggregate amount of cash and the fair market value of shares of Common Stock acquired. Subject to Section 162(m) of the Code and the participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the participant’s income.

Unrestricted Shares

Participants generally will recognize taxable income at the time Unrestricted Shares are received. Subject to Section 162(m) of the Code and the participant including such compensation in income and L Brands satisfying applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the participant’s income.

Special rules may apply to participants who are subject to Section 16 of the Exchange Act.

Required Vote

See “Information About the Annual Meeting and Voting—Vote Necessary to Approve Proposals” for a discussion of the vote required to adopt the 2020 Plan.

The Board of Directors Recommends a Vote FOR Approval of the 2020 Plan.

PROPOSAL 6: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER
COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory stockholder vote to approve the compensation of the Company’s NEOs, as such compensation is disclosed pursuant to the disclosure rules of the Commission. After the Company’s 2017 annual meeting, the Board determined to hold this advisory “say-on-pay” vote every year. Accordingly, the Company is providing its stockholders with the opportunity to cast an advisory vote on the fiscal 2019 compensation of our NEOs as disclosed in this proxy statement, including the Compensation Discussion and Analysis (the “CD&A”), the compensation tables and other narrative executive compensation disclosures.

Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Company’s executive officers named in the 2019 Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).”

We are committed to aligning our executive compensation with our Company’s performance. In connection with the Company’s continued decline in performance, the Compensation Committee reduced our CEO’s target and actual compensation each year since 2016. These actions by the Compensation Committee resulted in CEO compensation that decreased significantly more than the decline in performance. Specifically, when comparing fiscal 2019 CEO pay with performance:

•	On a one year basis (from February 1, 2019 to January 31, 2020) our stock price is down 15% and adjusted operating income is down 14% while actual CEO direct compensation is down 20%.
•	On a three year basis (from January 27, 2017 through January 31, 2020) our stock price is down 61% and adjusted operating income is down 40% while actual CEO direct compensation is down 79%.
•	On a five year basis (from January 30, 2015 to January 31, 2020) our stock price is down 73% and adjusted operating income is down 37% while actual CEO direct compensation is down 87%.

CEO target and actual compensation for fiscal 2019 is near the lowest among our peers.

Although the advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered and will continue to consider the outcome of the vote and feedback received from stockholders when making compensation decisions for NEOs. In 2019, 98.7% voted in favor of our executive compensation program.

Please refer to the CD&A for a detailed discussion of the Company’s executive compensation principles and practices and the fiscal 2019 compensation of our NEOs.

Board Recommendation

Mr. Wexner’s total compensation for fiscal 2019 was $3.8 million, which is well below the median of our peers. In addition, 2020 target pay is 37% below the median. In summary, there is alignment between our performance, our stockholders’ interests and our CEO’s pay.

The Board recommends a vote FOR this proposal.

COMPENSATION-RELATED MATTERS

Compensation Discussion and Analysis

Executive Summary

   We are committed to aligning our executive compensation with our Company’s performance. In connection with the Company’s continued decline in performance, the Compensation Committee reduced our CEO’s target and actual compensation each year since 2016. As illustrated by the chart below, these actions by the Compensation Committee, resulted in CEO compensation that decreased significantly more than the decline in performance. Specifically, when comparing fiscal 2019 CEO pay with performance:

•	On a one year basis (from February 1, 2019 to January 31, 2020) our stock price is down 15% and adjusted operating income is down 14% while actual CEO direct compensation is down 20%.
•	On a three year basis (from January 27, 2017 to January 31, 2020) our stock price is down 61% and adjusted operating income is down 40% while actual CEO direct compensation is down 79%.
•	On a five year basis (from January 30, 2015 to January 31, 2020) our stock price is down 73% and adjusted operating income is down 37% while actual CEO direct compensation is down 87%.

   CEO target and actual compensation for fiscal 2019 is near the lowest among our peers. The unfolding COVID-19 crisis and its impact on the economy and our business will be taken into account in reviewing and setting the compensation of NEOs as we go forward.

Fiscal 2019 Overview

Financial performance in 2019 was below our expectations. Operating income declined while growth across our brands was mixed as growth at Bath & Body Works was more than offset by declines at Victoria’s Secret.

At Bath & Body Works, an aligned, experienced leadership team and strong customer response to our merchandise assortments, driven by a close connection to our customers and a fast and agile supply chain, resulted in another record year, on top of a record 2018. In 2019, Bath & Body Works’ comparable sales increased 10% and operating income increased 11%. Sales in the digital channel increased 32%. We ended the year with more than 800 newly remodeled stores, which include the White Barn store design. These stores present a new, compelling store experience for the brand and customers alike, driving sales growth.

Victoria’s Secret underperformed in 2019 due to a poor assortment which reduced traffic and resulted in increased promotion that negatively impacted margin rates. Our team is working hard to improve the assortment. Victoria’s Secret segment comparable sales declined 7% for the year, and adjusted operating income declined 77%.

In Victoria’s Secret Lingerie (“VSL”), comparable sales declined in the high-single digit range in 2019, and the merchandise margin rate declined significantly. John Mehas joined the business in mid-February 2019 as the new CEO for Victoria’s Secret Lingerie. John is an experienced and talented fashion merchant leader, and he is focused on getting close to our customers and improving the merchandise assortment.

PINK comparable sales declined in the low-double digit range in 2019, and the merchandise margin rate declined significantly. Amy Hauk moved from Bath & Body Works to join PINK as CEO late in 2018. Growth in bras and panties was more than offset by a decline in apparel, particularly in tops. Amy and her team are focused on making adjustments to the merchandise assortment to emphasize merchandise to which our customers are responding positively.

Victoria’s Secret Beauty had a good year and a solid holiday performance, with positive low-single digit comparable sales and an improvement in the merchandise margin rate.

Outside North America, we opened 59 net new stores in 2019, ending the year with 812 stores. Revenue in our international segment was flat in 2019 compared to last year, but adjusted operating income increased, driven by growth in our Bath & Body Works franchise business.

Pay for Performance

At L Brands, we recognize that our business is the ultimate change business. Our focus is on speed and agility, responding to change. Our compensation program reflects this philosophy, rewarding strong performance and significantly reducing compensation when performance does not meet our high expectations.

The Compensation Committee oversees our compensation program, ensuring that pay is aligned with performance. Over the last four years, CEO compensation has decreased significantly following performance that was challenged by changes intended to simplify the business and accelerate growth.

The following chart illustrates how CEO compensation has aligned with performance. Over the last five years, CEO compensation has decreased significantly in line with the decline in total shareholder return:

5 Year Total Shareholder Return and CEO Pay Comparison
Total Shareholder Return
$120
$100
$80
$60
$40
$20
$0
CEO Pay (000s)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
2015
2016
2017
2018
2019
CEO Pay
Total Shareholder Return

The significant decrease in CEO compensation for fiscal 2019 resulted in CEO compensation that was significantly below the 25th percentile of our peer group (discussed below under the heading “Compensation Comparison”):

Peer Group CEO Pay v. L Brands CEO Pay
2019 Actual
Peer Group 75th Percentile
Peer Group Median
Peer Group 25th Percentile
L Brands
$0
$5,000
$10,000
$15,000
Total CEO Pay ($000s)

While these charts show how the compensation paid to Mr. Wexner, our CEO, by the Company aligns with performance, it is also important to note that Mr. Wexner is the beneficial owner of 17.40% of the Common Stock. Accordingly, his personal wealth is tied directly to our stock price performance, which provides direct alignment with stockholder interests.

Stockholder Advisory Vote

In 2019, 98.7% of our stockholders voted in favor of our executive compensation program. The Compensation Committee considers this vote and other stockholder feedback when making compensation decisions for NEOs. We have a policy of robust engagement with stockholders, with continuing outreach to and dialogue with our major investors on a range of issues, including executive compensation matters. As indicated by the high-level support for our executive compensation program in 2019, the feedback from stockholders in 2019 regarding executive compensation indicated understanding and support for our compensation outcomes.

   The Company reviewed its long-term compensation practices considering market practice and stockholder interests. As a result, the Compensation Committee redesigned the long-term performance-based equity incentive program, making changes to more closely align the program with policies that are deemed best practices (such as multiple performance metrics and performance period of three years). The key features of the re-designed program are as follows:

•	Long-term equity incentives were granted as a mix of 50% performance stock units (“PSUs”), 30% time-vested restricted stock units (“RSUs”) and 20% stock options.
•	PSUs are subject to achievement of two metrics – revenue growth and operating income as a percent of sales, each relative to our peer group and weighted equally at 50%.
•	Performance will be evaluated based on a scale, and payout will be interpolated between threshold, target and maximum:
• Payout at threshold performance is 50% and is set at the 30th percentile of our peer group.
• Payout at target performance is 100% and is set at the 50th percentile of our peer group.
• Payout at maximum performance is 150% and is set at the 80th percentile of our peer group.
•	The performance period for both metrics is three years, and 100% of both RSUs and PSUs vest after three years.

We continue the following compensation practices in accordance with our corporate governance principles and in response to stockholder and advisory firm feedback:

•	No tax gross-ups for NEOs upon a change in control.
•	“No hedging” policy governing stock trading.
•	Adopted a policy that discourages pledging of Company stock and requires advance approval by our General Counsel.
•	None of the Company’s stock held by our NEOs or Board members is pledged.
•	No re-pricing of stock options without stockholder approval.
•	Double trigger vesting of equity awards upon a change in control.
•	Clawback policy as described under “—Compensation Governance—Recovery of Compensation.”
•	Stock ownership guidelines set at five times base salary for our CEO and three times base salary for other NEOs. Members of our Board must maintain ownership of at least the number of shares of Common Stock received as Board compensation over the previous four years.
•	Stock plan that requires a vesting period of at least one year.

Conclusion

Executive Summary

   We are committed to aligning our executive compensation with our Company’s performance. In connection with the Company’s continued decline in performance, the Compensation Committee reduced our CEO’s target and actual compensation each year since 2016. These actions by the Compensation Committee, resulted in CEO compensation that decreased significantly more than the decline in performance. Specifically, when comparing fiscal 2019 CEO pay with performance:

•	On a one year basis (from February 1, 2019 to January 31, 2020) our stock price is down 15% and adjusted operating income is down 14% while actual CEO direct compensation is down 20%.
•	On a three year basis (from January 27, 2017 to January 31, 2020) our stock price is down 61% and adjusted operating income is down 40% while actual CEO direct compensation is down 79%.
•	On a five year basis (from January 30, 2015 to January 31, 2020) our stock price is down 73% and adjusted operating income is down 37% while actual CEO direct compensation is down 87%.

   CEO target and actual compensation for fiscal 2019 is near the lowest among our peers. The unfolding COVID-19 crisis and its impact on the economy and our business will be taken into account in reviewing and setting the compensation of NEOs as we go forward.

Executive Compensation Philosophy

Guiding Principles

The Compensation Committee has built an executive compensation program based on the following clear and purposeful guiding principles:

Compensation Component	Our Principles
Pay Level	•	Attract and retain superior leaders in a highly competitive market for talent.
	•	Pay competitively and equitably.
	•	Recognize depth and scope of accountability and complexity of responsibility.
Pay Mix	•	Emphasize performance-contingent, long-term equity-based compensation over fixed compensation.
Pay for Performance	•	Recognize and reward enterprise, brand and individual performance.
	•	Align executives’ interests with stockholders’ interests.
	•	Require executives to own a significant amount of Common Stock.
	•	Set Spring and Fall goals that reflect the seasonal nature of our business and incentivize goal achievement in each season.
	•	Create long-term stockholder value through regular achievement of short-term goals while pursuing our longer-term strategy of growth in North America and internationally.
	•	Retain and incentivize high-performers through long-term equity incentive awards.

Connecting Pay and Performance

Two key elements of our program’s design connect pay to performance. First, our incentive goals are designed to challenge our NEOs to achieve a high level of performance to earn incentives at target. When our NEOs hit and exceed these goals, we compensate them accordingly.

Second, to further connect NEOs’ pay to performance, we employ a pay mix philosophy that places greater emphasis on performance-based and equity compensation over base salary. The following charts illustrate our pay mix philosophy which consists of a lower percentage of base salary compared to performance-based pay at target.

CEO
2019 Target Pay
12%
20%
20%
48%
68%
Performance-Based
Incentive Compensation
Other NEO Average
2019 Target Pay
22%
13%
34%
31%
65%
Performance-Based
Incentive Compensation
Base Salary
Long-Term Time-Vested RSUs
Short-Term Performance-Based Incentive Compensation
Long-Term Performance-Based Equity Compensation

To assess whether the Company’s compensation program reflects our financial results as designed, the Compensation Committee’s independent compensation consultant, Willis Towers Watson, tested the alignment of pay delivered over multiple timeframes relative to our peer group with performance measured by specific metrics that are important to our Company and its stockholders.

Based on this analysis, Willis Towers Watson and the Compensation Committee concluded that our CEO compensation is aligned with performance and that the executive compensation program’s design responds to changes in our business and results.

Compensation Comparison

We compare our NEO compensation with publicly available data on executive compensation.

We define our peer group, with the help of Willis Towers Watson, to generally include:

•	Businesses that are generally similar to the Company in total revenue, market capitalization, global locations, business and/or merchandise focus;
•	Retailers that compete with the Company for executive talent;
•	Specialty and department store retailers; and
•	Companies with brands that have emotional content.

We review our peer group annually and did not make any changes in 2019. Our peer group consists of the following companies:

Abercrombie & Fitch Co.	J. C. Penney Company, Inc.	Ross Stores, Inc.
American Eagle Outfitters, Inc.	Kohl’s Corporation	Starbucks Corporation
Avon Products, Inc.	Macy’s, Inc.	Tapestry Inc.
Bed Bath & Beyond Inc.	NIKE, Inc.	The TJX Companies, Inc.
The Estee Lauder Companies Inc.	Nordstrom, Inc.	Williams-Sonoma, Inc.
The Gap, Inc.	Ralph Lauren Corporation

We do not specifically set our NEOs’ compensation against our peer group. Instead, we consider peer group comparisons as one of several factors in applying our pay philosophy and setting the pay of our NEOs. Our peer group is used by Willis Towers Watson, the Compensation Committee’s independent compensation consultant, to analyze the effectiveness of our compensation program at delivering pay for performance on a relative basis.

Stock Ownership Guidelines

The Compensation Committee encourages Common Stock ownership by our NEOs through stock ownership guidelines which promote a long-term focus on performance, discourage inappropriate risk-taking and align the interests of our NEOs with those of our stockholders. Stock ownership guidelines can be met through direct or beneficial ownership of Common Stock, including Common Stock held under our stock and retirement plans.

Our CEO is required to maintain ownership of Common Stock with a value of five times his base salary. As the beneficial owner of 48,121,098 shares of Common Stock (17.40% of shares outstanding), Mr. Wexner’s stock ownership far exceeds this minimum requirement.

Other NEOs are required to maintain beneficial ownership of Common Stock with a value of three times the NEO’s base salary within five years of becoming subject to the ownership guideline. All of our NEOs are in compliance with this guideline.

Members of our Board must maintain ownership of at least the number of shares of Common Stock received as Board compensation over the previous four years. All members of our Board are in compliance with this policy.

Compensation for NEOs

Compensation Setting Process

The Compensation Committee makes all decisions regarding Mr. Wexner’s compensation, and Mr. Wexner makes compensation recommendations for the other NEOs. The Compensation Committee oversees the evaluation process and compensation structure for the other NEOs and approves all NEO stock awards.

Target compensation for the NEOs is reviewed annually and is designed to reward historical performance, incentivize future performance and be competitive with the external market for talent. The unfolding COVID-19 crisis and its impact on the economy and our business will be taken into account in reviewing and setting the compensation of NEOs as we go forward.

Compensation Components

The three principal elements of our executive compensation programs are base salary, short-term performance-based cash incentive compensation and long-term performance-based equity incentive compensation. Each NEO’s base salary is set considering the factors below and all our NEOs, including our CEO, participate in the same short-term performance-based cash incentive compensation. The size and grant timing of long-term performance-based equity incentive compensation for our CEO is different from the other NEOs but the other key terms of the award are the same, including vesting and performance requirements. Other elements of compensation that may be paid to NEOs include retirement and other post-employment benefits and perquisites. Our CEO is not eligible for post-employment benefits under a severance or change in control agreement. Additional information about each of these compensation components is provided below.

Base Salary

The following factors are considered in determining base salary adjustments:

•	Scope and responsibility of the NEO’s position;
•	Achievement of seasonal and annual business goals;
•	Level of overall compensation paid by competitors for comparable positions;
•	Recruitment, retention and development of leadership talent;
•	The Company’s challenging expectations for future growth; and
•	The appropriate balancing of our NEOs’ base salary against their incentive compensation.

Mr. Wexner’s base salary decreased 10% in fiscal 2019 on top of a decrease of 50% in fiscal 2018. Minimal or no changes were made to the base salaries of the other NEOs. Mr. Burgdoerfer and Mr. McGuigan have not received a base salary increase since 2016.

NEO	2019 Base Salary ($)	2018 Base Salary ($)	Increase (%)
Mr. Wexner	900,000	1,000,000	-10.0%
Mr. Burgdoerfer	900,000	900,000	0.0%
Mr. McGuigan	1,300,000	1,300,000	0.0%
Ms. Milano	900,000	900,000	0.0%
Mr. Bersani	800,000	770,000	3.9%

Short-Term Performance-Based Cash Incentive Compensation

This program focuses on achievement of six-month goals, reflecting the seasonal nature of our business and the fact that achievement of our short-term goals season after season creates long-term value for our stockholders.

Our operations consist of two principal selling seasons: Spring (the first and second quarters) and Fall (the third and fourth quarters). Fall, including the holiday season, is weighted more heavily because of its importance to our profitability.

Short-term performance-based cash incentive compensation targets are set at a percentage of base salary with the amount earned ranging from zero to double the target incentive, based on the extent to which financial goals are achieved or exceeded.

The financial incentive provided by the short-term performance-based incentive compensation plan is a key component in driving the performance of the Company. For fiscal 2019, our NEOs’ focus on maximizing operating income was especially important given strategic initiatives that were expected to put pressure on operating income. Accordingly, target percentages for each of the NEOs were increased to incent future performance and place further emphasis on the performance-based component of their compensation package:

NEO	Fiscal 2019 Target	Fiscal 2018 Target
Mr. Wexner	167%	150%
Mr. Burgdoerfer	180%	170%
Mr. McGuigan	180%	170%
Ms. Milano	130%	120%
Mr. Bersani	140%	130%

While the target percent for Mr. Wexner increased, the increase is the result of the decrease in his base salary. The dollar target for fiscal 2019 remained unchanged from fiscal 2018 at $1,500,000 and his total cash compensation at target is down 4%.

The pre-established, objective financial goals for fiscal 2019 were based solely on adjusted operating income, subject to adjustment for extraordinary items pursuant to the 2015 Incentive Compensation Performance Plan (the “2015 ICPP”) and approved by the Compensation Committee. Operating income is used because it is a performance measure over which executives can have significant impact and is also directly linked to the Company’s long-term growth plan and performance that drives stockholder value. When evaluating operating income goals, the Compensation Committee compares the increase in operating income relative to the change in the incentive payments to associates at target.

Operating income goals are set at the beginning of each six-month season based on:

•	An analysis of historical performance;
•	Income goals for that brand;
•	Financial results of other comparable businesses; and
•	Progress toward achieving our strategic plan.

Short-term performance incentive payouts for all the NEOs were based on the following operating income goals and weighting:

Short-Term Performance Incentive Goal Weighting and Metric
80% weighted average of major brand operating income:
55% Victoria’s Secret operating income
30% Bath & Body Works operating income
15% Other operating income
20% Total L Brands operating income

The table below shows the operating income goals required to earn short-term performance-based incentive compensation at target and actual performance by season:

	Fiscal 2019 Spring Season		Fiscal 2019 Fall Season
	Operating Income Goal	Actual Performance(1)	Operating Income Goal	Actual Performance(1)
Total L Brands	$402 million	$328 million	$1,086 million	$894 million
Victoria’s Secret	190 million	49 million	315 million	62 million
Bath & Body Works	286 million	337 million	811 million	866 million
Other(2)	105 million	111 million	185 million	184 million
(1)	Actual performance presents operating income on an adjusted basis which removes certain special items which are not indicative of our ongoing operations due to their size and nature. The Company uses adjusted financial information as key performance measures of results for purposes of evaluating performance internally, which may not correspond to amounts reported externally.
(2)	Other includes business unit operating income that is an internal performance measure and does not correspond to amounts reported externally.

Spring and Fall season goals for Victoria’s Secret were set below prior year actual results to provide meaningful performance incentives during a time of continued operating income pressure. Performance-based incentive compensation paid to our NEOs did not include any payout based on Victoria Secret’s performance. Spring season goals for Bath & Body Works were set slightly below prior year actual results to account for the expected impact of China tariffs and investments in sourcing and logistics. To earn threshold payout, performance goals average approximately 50% to 90% of target. To earn maximum payout, performance goals average approximately 115% to 155% of target. Performance below threshold results in no payout. Performance between threshold and target and target and maximum is interpolated to determine payout percentage beginning at 20% at threshold up to 200% at maximum.

Payouts for fiscal 2019 performance are set forth below and in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table below. The performance targets were set for these awards and the payouts were made before the recent events of the COVID-19 crisis unfolded.

Total Fiscal 2019 Incentive Payout

	Fiscal 2019 Target Incentive ($)	Fiscal 2019 Spring Incentive Payout ($)	Fiscal 2019 Fall Incentive Payout ($)	Total Fiscal 2019 Payout ($)	Percent of Fiscal 2019 Target (%)
Mr. Wexner	1,500,000	473,400	558,900	1,032,300	69%
Mr. Burgdoerfer	1,620,000	511,272	603,612	1,114,884	69%
Mr. McGuigan	2,340,000	738,504	871,884	1,610,388	69%
Ms. Milano	1,170,000	369,252	435,942	805,194	69%
Mr. Bersani	1,120,000	353,472	417,312	770,784	69%

Long-Term Equity Compensation

Stock awards are made to our NEOs under the 2015 Plan. Our equity-based long-term performance-based incentive program is comprised of a mix of three types of awards: PSUs, time-vested RSUs and stock options providing a balance of performance incentive, alignment with stockholders and retention. Our long-term performance-based equity incentive program is designed to:

•	Incentivize achievement of key performance metrics (through the performance requirement);
•	Align executive rewards with those realized by stockholders (through the market value of our stock);
•	Retain superior executive talent (through the time vesting requirements); and
•	Reward exceptional individual performance (through annual determination of the size of the award).

For the NEOs other than Mr. Wexner, individual performance (including contribution to the achievement of business goals, execution of retail fundamentals and accomplishment of talent and cultural objectives), company performance, competitive practice, the Company’s overall equity compensation expense budget, stockholder dilution, internal equity and retention risk are all considered in determining the size of their equity awards. The size and timing of Mr. Wexner’s equity award is determined on a different basis, as described in detail below.

Equity awards are granted on the date the award is approved, unless the effective date of the reason for the award (such as hire date) is later than the approval date. In this case, the grant date is the later date.

Performance Stock Units

Performance stock units incentivize executive performance through the achievement of growth and profitability metrics. The two metrics are three-year revenue growth and three-year cumulative operating income as a percent of cumulative sales, each relative to our peer group and weighted equally at 50%.

Performance will be evaluated based on a scale, and payout will be interpolated between threshold, target and maximum:

•	Payout at threshold performance is 50% and is set at the 30th percentile of our peer group.
•	Payout at target performance is 100% and is set at the 50th percentile of our peer group.
•	Payout at maximum performance is 150% and is set at the 80th percentile of our peer group.

The performance period for both metrics is three years, and PSUs vest after three years.

Time-Vested RSUs

Time-vested RSUs ensure market competitiveness of the executive compensation package and to retain executives over the long-term. Time-vested RSUs granted to each NEO in fiscal 2019 cliff vest after three years, subject to continued employment.

Stock Options

Stock options by their nature are performance-based, aligning executive interests with stockholder interests by creating a direct link between compensation and stockholder return. Stock options granted in fiscal 2019 to each NEO vest in equal installments over three years, subject to continued employment. The exercise price is equal to the closing price of our Common Stock on the grant date.

Below is a summary of the time-vested RSUs, PSUs and stock options awarded in fiscal 2019. These awards were made before the COVID-19 crisis arose.

	Target Value of Performance Stock Unit Award ($)	Value of Time- Vested RSU Award ($)	Value of Stock Option Award ($)	Total Fiscal 2019 Equity Award Value ($)
Mr. Wexner(1)	496,322	297,785	126,676	920,783
Mr. Burgdoerfer	787,906	472,738	238,495	1,499,139
Mr. McGuigan	1,138,075	682,850	344,496	2,165,421
Ms. Milano	787,906	472,738	238,495	1,499,139
Mr. Bersani	700,363	420,223	211,995	1,332,581
(1)	While the equity award mix and performance requirement are the same, the amount and timing of Mr. Wexner’s equity award are determined on a different basis than that of our other NEOs, as described in detail in the section “CEO Compensation”.

Retirement and Other Post-Employment Benefits

Retirement and other post-employment benefits consist of qualified and non-qualified defined contribution retirement plan benefits and termination benefits.

Qualified Defined Contribution Retirement Plan

The qualified plan is available to all associates who meet certain age and service requirements. Associates can contribute up to the amounts allowable under Section 401 of the Code. The Company matches associates’ contributions according to a predetermined formula and contributes additional amounts based on a percentage of the associates’ eligible annual compensation and years of service. Associates’ contributions and Company matching contributions to the qualified plan vest immediately. Additional Company contributions and the related investment earnings are subject to vesting based on years of service.

Non-Qualified Defined Contribution Deferred Compensation and Supplemental Retirement Plan

The non-qualified plan is available to all associates who meet certain age, service, job level and compensation requirements. The non-qualified plan is an unfunded plan which provides benefits beyond the Code limits for qualified defined contribution plans. The Company does not set aside assets to fund liabilities of the non-qualified plan. Assets that may be used to satisfy such liabilities are general assets of the Company, subject to the claims of the Company’s creditors.

Associates can contribute to the non-qualified plan up to a maximum percentage of eligible compensation. The Company matches associates’ contributions and contributes additional amounts based on a percentage of the associates’ eligible compensation and years of service.

The plan also permits participating associates to defer additional compensation which the Company does not match.

Associates’ contributions to the non-qualified plan and the related interest accruals vest immediately. Company contributions and credits to the non-qualified plan and the related interest are subject to vesting based on years of service.

Termination Benefits: Severance and Change in Control Agreements

We have entered into severance and change in control agreements with all of our NEOs other than Mr. Wexner. See “Retirement and Other Post-Employment Benefits—Estimated Post-Employment Payments and Benefits” below for a description of estimated benefits in certain termination situations, including a change in control.

Upon a change in control, equity awards will only vest if the executive’s employment is terminated by the executive for good reason or by the Company other than for cause within 24 months of the change in control. None of our NEOs is entitled to a tax gross-up upon a change in control.

Perquisites

We provide our NEOs with minimal perquisites that the Compensation Committee has determined are reasonable and in the best interests of the Company and its stockholders. These perquisites include the reimbursement of financial planning costs of up to $9,500 per year and supplemental disability and life insurance coverage provided by the Company for associates at the Vice President level and above, including the NEOs. In addition, to the extent that corporate provided aircraft is used by any NEO for personal purposes, the NEO has reimbursed the Company based on the greater of the amount established by the Internal Revenue Service (“IRS”) as reasonable for personal use or the aggregate incremental cost associated with the personal use of the corporate owned aircraft as determined by an independent, third party aircraft costing service.

CEO Compensation

Overview of CEO Pay

Mr. Wexner’s compensation reflects the Company’s performance. Total compensation, as disclosed in the 2019 Summary Compensation Table, decreased 17% from fiscal 2018 to 2019 while adjusted operating income(1) decreased 14%. Over the three-year period from fiscal 2016 to fiscal 2019, CEO compensation decreased 79% while total shareholder return decreased 22%.

(1)	Operating income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for L Brands decreased 79%. The reconciliation of the adjusted measure to the comparable GAAP figure is on page [__] of the Company’s 2019 Annual Report on Form 10-K (the “2019 10-K”).

CEO Stock Award Determination Overview

Mr. Wexner’s fiscal 2019 stock grant was awarded near the end of the Fall season when Mr. Wexner’s and the Company’s performance was substantially determined for the fiscal year. This stock award recognizes financial, strategic and operational performance for the fiscal year and incentivize future performance. The stock award was granted with a target value of $1.17 million (77% below target) as a combination of stock options, time-vested RSUs and PSUs. Stock options vest in equal installments over three years and time-vested RSUs and PSUs vest 100% after three years, each subject to continued employment and achievement of the applicable performance requirement.

Mr. Wexner’s stock award is subject to performance in two ways:

•	The Compensation Committee goes through a rigorous quantitative and qualitative evaluation of historical performance to determine the size of the award; and
•	Once granted, 70% of the award is subject to performance of the Company. PSUs, which represent 50% of Mr. Wexner’s total equity award, must be earned based on the attainment of quantitative performance metrics and the value of stock options is contingent on the stock price increasing.

The rigorous quantitative and qualitative evaluation that is used to determine the size of the award relative to target includes an analysis of:

•	Absolute and relative total shareholder return over one and three years;
•	Absolute and relative return on invested capital over one and three years;

•	Sales and operating income growth;
•	Earnings per share;
•	Performance against pre-established financial targets;
•	Leadership talent development; and
•	Success in fostering a high-performance culture.

While the size of Mr. Wexner’s stock award is determined on a quantitative and qualitative basis, once the size of the grant is determined, 70% of the award is subject to future performance of the Company. PSUs, which represent 50% of Mr. Wexner’s total equity award, must be earned based on the attainment of two quantitative performance metrics and the ultimate value of stock options is contingent on the stock price increasing. The performance metrics for PSUs are the same as the metrics required for the other NEOs: three-year revenue growth and three-year cumulative operating income as a percentage of cumulative sales, each relative to our peer group and weighted equally at 50%.

CEO Termination Benefits

Due to his unique role as the founder of the Company, Mr. Wexner is not covered by a severance or change in control agreement. However, all of Mr. Wexner’s unvested stock options will vest upon death and all conditions applicable to the RSUs and PSUs, including the performance condition will be deemed to have been satisfied. Subject to the achievement of pre-established performance conditions, PSUs and RSUs will continue to vest upon Mr. Wexner’s total disability. Upon retirement from his service with the Company, RSUs and PSUs will vest pro rata based on the fraction of whole months worked from the grant date over the full vesting period (i.e., one-third will vest if 12 full months are completed from the grant date for a grant that would otherwise vest over three years), subject to the achievement of performance conditions. In the event of a change in control, unvested RSU and PSU awards will vest if Mr. Wexner’s service is terminated other than for cause within 24 months of the change in control.

In connection with the Transaction, Mr. Wexner announced his resignation, effective as of the Closing. At this time, the Company has not entered into any severance arrangements with Mr. Wexner in connection with his resignation.

CEO Perquisites

The Board of Directors has approved a security program (the “Security Program”) that provides security services to Mr. Wexner and his family. The Security Program is for the benefit of the Company and is appropriate given the risks associated with Mr. Wexner’s position. We periodically hire a third party to review our Security Program to verify that a bona fide Company oriented security concern exists and that the Security Program costs are reasonable and consistent with these concerns. The Security Program requires Mr. Wexner to use corporate provided aircraft, or private aircraft that is in compliance with the Security Program, whether the purpose of the travel is business or personal.

The cost of security services which are not business related have been reimbursed to the Company by Mr. Wexner. In addition, to the extent that corporate provided aircraft is used by Mr. Wexner for personal purposes, he has reimbursed the Company as noted above under the heading “—Compensation for NEOs—Perquisites”.

Compensation Governance

Compensation Committee

Our executive compensation program is overseen by the Compensation Committee. All of our Compensation Committee members are appointed by our Board and meet independence and other NYSE requirements. Compensation Committee members are selected based on their knowledge and experience in compensation matters from both their professional experience and their roles on other boards.

As part of its self-evaluation process, the Compensation Committee considers prevailing best practices and compliance with the highest governance standards. During fiscal 2019, the Compensation Committee also continued to engage with the full Board to maximize its effectiveness. The role of the Compensation Committee and information about its meetings are set forth in this proxy statement.

The Compensation Committee participated in the preparation of this CD&A and recommended to the Board that it be included in this proxy statement.

The Compensation Committee, together with the Company, also evaluates the Company’s compensation structure from the perspective of enterprise risk. The Company’s compensation structure includes risk mitigating factors such as a mix of pay that is balanced between long- and short-term, and fixed and variable payouts under the 2015 Plan and 2015 ICPP. Based on this evaluation, the Compensation Committee believes that the Company’s compensation structures are appropriate and do not incentivize inappropriate taking of business risks.

The Compensation Committee is governed by a charter which is available on our website at www.lb.com.

Committee Meetings and Delegation

Members of Company management, including the Chief Operating Officer and the Chief Financial Officer, attend the Compensation Committee meetings along with the Chief Human Resources Officer, who generally prepares meeting materials, and the Corporate Secretary, who records the minutes of the meeting. Members of Company management, including the CEO, do not play a role in recommending CEO compensation. The Compensation Committee regularly meets in executive session without management present.

The Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee. In accordance with its charter, the Compensation Committee has delegated to our Chief Human Resources Officer, the authority to make stock awards under the provisions of the 2015 Plan with a value up to $400,000 in any year to any associate who is not a Section 16 officer of the Company or a senior leadership team member.

Independent Compensation Consultant

As permitted by its charter, the Compensation Committee retained Willis Towers Watson as its independent executive compensation consultant and has the sole authority to retain and terminate any independent executive compensation consultant.

The Compensation Committee, considering recommendations from our management team, determines the work to be performed by the consultant. The consultant works with management to gather data required in preparing analyses for Compensation Committee review. Specifically, the services the consultant provides include:

•	Assisting in evaluation of CEO and other NEO compensation;
•	Informing the Compensation Committee of changing market practices;
•	Consulting on our executive compensation strategy and program design;
•	Analyzing alignment of pay and performance;
•	Assisting in the selection of our peer group; and
•	Assisting in the preparation and review of this disclosure.

In addition to the services provided at the request of the Compensation Committee, a separate division of Willis Towers Watson provides a call center tracking system for which we pay quarterly software usage fees and provides compensation survey reports. For fiscal 2019, these fees totaled $138,044. The fees paid to Willis Towers Watson for its services to the Compensation Committee in fiscal 2019 were $94,788. Total fees paid to Willis Towers Watson for the fiscal year were $232,832. The Compensation Committee, in its sole discretion, engaged Willis Towers Watson; such engagement was not made or recommended by management. The Compensation Committee did not participate in management’s decision to engage Willis Towers Watson for its call center tracking system. The Compensation Committee has determined that the provision of this work by Willis Towers Watson is not material and does not impair the independence and objectivity of advice provided to the Compensation Committee on executive compensation matters.

The Compensation Committee reviews and approves the provision of additional services by Willis Towers Watson to the Company and evaluates the performance and independence of Willis Towers Watson, specifically considering independence factors identified by the Commission. This evaluation includes a review of written representations from Willis Towers Watson confirming their independence. Based on its evaluation, the Compensation Committee believes that there are no conflicts of interest that could impair Willis Towers Watson’s ability to provide independent, objective advice to the Compensation Committee regarding executive compensation matters.

In addition to consulting provided by Willis Tower Watson, the Compensation Committee engaged David Kollat, who served as the Chair of the Committee until May 2019, as an advisor to the Compensation Committee. Dr. Kollat’s services included consulting related to CEO compensation, establishment of short-term, performance-based incentive compensation goals and the drafting of this CD&A. Compensation paid to Dr. Kollat in connection with his services to the Compensation Committee is disclosed in the section “Fiscal 2019 Director Compensation.”

Tax Deductibility

Section 162(m) of the Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers that is more than $1 million during the tax year. Section 162(m) of the Code provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” However, as part of the Tax Cuts and Jobs Act of 2017, this exemption was repealed, effective for taxable years beginning after December 31, 2017, subject to transition relief for certain arrangements in place as of November 2, 2017. The Company intends to administer grandfathered compensation in accordance with the transition relief to the extent reasonably practicable. Going forward, non-grandfathered annual compensation in excess of $1 million for our covered senior executives will generally not be deductible. The Compensation Committee continues to have the flexibility to pay non-deductible compensation if it believes it is in the best interests of the Company.

Recovery of Compensation

Under the 2015 ICPP and the 2015 Plan, the Compensation Committee has the power and authority to recover previously awarded bonuses or equity-based compensation or profits if (i) required by applicable law with respect to a participant, (ii) a participant engaged in fraudulent conduct or activities (or had knowledge of such conduct or activities) relating to the Company or (iii) a participant should have had knowledge of such conduct or activities based on his or her position, duties or responsibilities.

Tally Sheets

To assess the reasonableness of the compensation of our NEOs, the Compensation Committee annually reviews a three-year history of all of the components of the NEOs’ compensation, including salary, short-term incentive compensation, realized and unrealized gains on stock options and RSUs, the cost to the Company of all perquisites, benefits earned and accrued under the Company’s non-qualified deferred compensation and supplemental executive retirement plan, and potential payouts under several potential severance and change-in-control scenarios. Based on this review, the Compensation Committee concluded that compensation components individually and in aggregate are reasonable, encourage retention, incentivize performance and are in the best interests of the Company and its stockholders.

Conclusion

   We are committed to aligning our executive compensation with our Company’s performance. In connection with the Company’s continued decline in performance, the Compensation Committee reduced our CEO’s target and actual compensation each year since 2016. These actions by the Compensation Committee, resulted in CEO compensation that decreased significantly more than the decline in performance. Specifically, when comparing fiscal 2019 CEO pay with performance:

•	On a one year basis (from February 1, 2019 to January 31, 2020) our stock price is down 15% and adjusted operating income is down 14% while actual CEO direct compensation is down 20%.
•	On a three year basis (from January 27, 2017 to January 31, 2020) our stock price is down 61% and adjusted operating income is down 40% while actual CEO direct compensation is down 79%.
•	On a five year basis (from January 30, 2015 to January 31, 2020) our stock price is down 73% and adjusted operating income is down 37% while actual CEO direct compensation is down 87%.

   CEO target and actual compensation for fiscal 2019 is near the lowest among our peers. The unfolding COVID-19 crisis and its impact on the economy and our business will be taken into account in reviewing and setting the compensation of NEOs as we go forward.

With these actions to reduce CEO pay, Mr. Wexner’s total compensation for fiscal 2019 was $3.8 million, which is well below the median of our peers. In addition, 2020 target pay is 37% below the median. In summary, there is alignment between our performance, our stockholders’ interests and our CEO’s pay. Accordingly, we recommend stockholders vote FOR the executive compensation program as outlined in Proposal 6.

2019 Summary Compensation Table

The following table sets forth information concerning total compensation earned by or paid to our CEO, Chief Financial Officer and our three other most highly compensated NEOs during the fiscal year ended February 1, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Leslie H. Wexner Chairman of the Board, CEO	2019	$900,000	$0	$794,107	$126,676	$1,032,300	$676,394	$253,744	$3,783,221
	2018	1,000,000	0	952,729	244,137	1,383,900	638,289	334,255	4,553,310
	2017	2,000,000	0	920,767	253,420	1,112,320	601,942	807,128	5,695,577

Stuart B. Burgdoerfer Executive Vice President, Chief Financial Officer	2019	900,000	0	1,260,644	238,495	1,114,884	89,235	303,913	3,907,171
	2018	900,000	0	1,748,530	117,737	1,411,578	79,008	260,080	4,516,933
	2017	900,000	0	1,616,479	83,980	1,022,040	70,437	316,520	4,009,456

Charles C. McGuigan Chief Operating Officer, CEO/President, Mast Global	2019	1,300,000	0	1,820,925	344,496	1,610,388	139,555	428,769	5,644,133
	2018	1,300,000	0	2,059,168	169,926	2,038,946	123,879	369,008	6,060,927
	2017	1,300,000	0	2,434,972	121,308	1,476,280	110,693	451,336	5,894,589

Shelley M. Milano Chief Human Resources Officer	2019	900,000	0	1,260,644	238,495	805,194	18,876	191,411	3,414,620
	2018	849,846	0	1,357,942	114,894	996,408	8,979	133,123	3,461,192

James L. Bersani President, Real Estate	2019	794,231	0	1,120,586	211,995	770,784	180,374	233,514	3,311,484
	2018	766,923	0	1,775,448	98,009	923,523	164,461	202,717	3,931,081
(1)	Performance-based incentive compensation bonuses are disclosed in this table under the Non-Equity Incentive Plan Compensation column. None of our NEOs received a nonperformance-based award in fiscal 2019.
(2)	The value of stock and option awards reflects the aggregate grant date fair value, excluding estimated forfeitures, computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation, for each award. Stock options are valued using the Black-Scholes option pricing model. See Note [__] to the Company’s financial statements filed in the 2019 10-K for the related assumptions for stock options granted during fiscal 2019, 2018 and 2017 and for a discussion of our assumptions in determining the aggregate grant date fair value of these awards. Awards vest over time and, therefore, are not realizable on an annual basis, nor is the ultimate value determinable without reference to future performance.
(3)	Stock and option awards were granted to each NEO under the Company’s 2015 Plan. Awards are long-term compensation and generally vest over three to five years and are not realizable on an annual basis.
(4)	Represents the aggregate of the non-equity performance-based incentive compensation for the applicable fiscal Spring and Fall selling seasons. Incentive compensation targets are set based on a percentage of base salary and are paid seasonally based on the achievement of operating income results. The following table illustrates the amount of the compensation which is paid in cash and voluntarily deferred:
	Paid in Cash ($)	Deferred Cash ($)	Total ($)
Mr. Wexner	$1,004,689	$27,611	$1,032,300
Mr. Burgdoerfer	1,076,103	38,781	1,114,884
Mr. McGuigan	1,563,126	47,262	1,610,388
Ms. Milano	621,588	183,606	805,194
Mr. Bersani	737,903	32,881	770,784
(5)	The Company does not sponsor a defined benefit retirement plan (tax-qualified or non-qualified). For fiscal 2019, the amounts shown represent the amount by which earnings on each NEO’s non-qualified plan balance at an annual effective rate of 5.59% exceed 120% of the applicable federal long-term rate at the time the rate was set in October 2018.
(6)	The following table details all other compensation paid to each NEO during our last fiscal year:
	Financial Planning Services Provided to Executive ($)	Incremental Company Cost to Provide Supplemental Life and Disability Insurance Coverage ($)	Company Contributions to the Executive’s Qualified and Non-Qualified Retirement Plan Account ($)	Total ($)
Mr. Wexner	$0	$1,977	$251,767	$253,744
Mr. Burgdoerfer	9,500	2,664	291,749	303,913
Mr. McGuigan	0	2,582	426,187	428,769
Ms. Milano	0	2,400	189,011	191,411
Mr. Bersani	9,500	2,145	221,869	233,514

Grants of Plan-Based Awards for Fiscal 2019

The following table provides information relating to plan-based awards and opportunities granted to the NEOs during the fiscal year ended February 1, 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Leslie H. Wexner	1/29/2020								30,233	$23.22	$126,676
	1/29/2020							15,116			$297,785
	1/29/2020				12,597	25,194	37,791				$496,322
		$300,000	$1,500,000	$3,000,000
Stuart B. Burgdoerfer	3/28/2019								38,654	$27.94	$238,495
	3/28/2019							19,327			$472,738
	3/28/2019				16,106	32,212	48,318				$787,906
		$324,000	$1,620,000	$3,240,000
Charles C. McGuigan	3/28/2019								55,834	$27.94	$344,496
	3/28/2019							27,917			$682,850
	3/28/2019				23,264	46,528	69,792				$1,138,075
		$468,000	$2,340,000	$4,680,000
Shelley M. Milano	3/28/2019								38,654	$27.94	$238,495
	3/28/2019							19,327			$472,738
	3/28/2019				16,106	32,212	48,318				$787,906
		$234,000	$1,170,000	$2,340,000
James L. Bersani	3/28/2019								34,359	$27.94	$211,995
	3/28/2019							17,180			$420,223
	3/28/2019				14,317	28,633	42,950				$700,363
		$224,000	$1,120,000	$2,240,000
(1)	Non-Equity Incentive Plan Awards represent the Threshold, Target and Maximum opportunities under the 2015 ICPP for the 2019 Spring and Fall seasons. The actual amount earned under this plan is disclosed in the 2019 Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.
(2)	Equity Incentive Plan Awards were granted pursuant to the Company’s 2015 Plan. The awards will vest at the end of the three year performance period, with the number of shares to be awarded determined based on the Company’s relative achievement of (i) revenue growth during the three year performance period and (ii) cumulative operating income as a percentage of cumulative sales, in each case as set forth under the heading “Long-Term Equity Compensation”.
(3)	All Other Stock Awards were granted pursuant to the Company’s 2015 Plan. Grant dates were established on the date the grants were approved by the Compensation Committee. Awards vest 100% on the third anniversary of the grant, subject to continued employment.
(4)	Option Awards were granted pursuant to the Company’s 2015 Plan. Option grant dates were established on the date the grants were approved by the Compensation Committee and the exercise price is the closing price of Common Stock on the grant date. Option Awards vest in three equal installments on the first through third anniversaries of the grant date, subject to continued employment.
(5)	The value of stock and option awards reflects the grant date fair value under ASC Topic 718 Compensation—Stock Compensation for each award. Options are valued using the Black-Scholes option pricing model with the following weighted average assumptions as set forth in the Company’s financial statements filed in the 2019 10-K: dividend yield of [__]%, volatility of [__]%, risk free interest rate of [__]% and expected life of [__] years. RSUs and PSUs are valued based on the fair market value of a share of Common Stock on the date of grant, adjusted for anticipated dividend yields.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2019

The following table provides information relating to outstanding equity awards granted to the NEOs as of fiscal year end, February 1, 2020.

	Option Awards							Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(21)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(25)
Leslie H. Wexner	1/31/2013	161,559	0		0	45.03	1/31/2023
	3/29/2013	55,129	0		0	41.88	3/29/2023
	1/30/2014	124,191	0		0	49.38	1/30/2024
	3/31/2014	42,585	0		0	54.21	3/31/2024
	1/28/2015	124,539	0		0	81.11	1/28/2025
	4/02/2015	18,426	7,899	(1)	0	91.17	4/02/2025
	1/27/2016	91,588	39,253	(2)	0	91.71	1/27/2026
	3/31/2016	10,932	16,400	(3)	0	87.81	3/31/2026
	1/25/2017	37,834	56,750	(4)	0	61.85	1/25/2027
	3/31/2017	4,777	19,108	(5)	0	47.10	3/31/2027
	1/30/2019	0	40,894	(6)	0	27.51	1/30/2029
	1/29/2020	0	30,233	(7)		23.22	1/29/2030
								1/28/2015	0		0	37,363	(8)	865,327
								4/02/2015	0		0	7,899	(9)	182,941
								1/27/2016	0		0	78,505	(10)	1,818,176
								3/31/2016	0		0	16,400	(11)	379,824
								1/25/2017	0		0	75,667	(12)	1,752,448
								3/31/2017	0		0	19,108	(13)	442,541
								1/30/2019	0		0	40,894	(14)	947,105
								1/29/2020	15,116	(15)	350,087	25,194	(16)	583,493
Stuart B. Burgdoerfer	3/31/2011	12,773	0		0	26.43	3/31/2021
	3/30/2012	17,329	0		0	41.54	3/30/2022
	3/29/2013	23,611	0		0	41.88	3/29/2023
	3/31/2014	22,797	0		0	54.21	3/31/2024
	4/02/2015	9,819	4,211	(1)	0	91.17	4/02/2025
	3/31/2016	3,416	5,125	(3)	0	87.81	3/31/2026
	3/31/2017	2,866	11,465	(5)	0	47.10	3/31/2027
	3/21/2018	0	17,599	(17)	0	39.42	3/21/2028
	3/28/2019	0	38,654	(18)	0	27.94	3/28/2029
								4/02/2015	0		0	9,825	(9)	227,547
								3/31/2016	0		0	18,791	(11)	435,200
								3/31/2017	0		0	33,546	(13)	776,925
								3/21/2018	0		0	17,599	(19)	407,593
								4/25/2018	0		0	44,416	(20)	1,028,675
								3/28/2019	19,327	(21)	746,030	32,212	(22)	447,613

	Option Awards							Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(21)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(25)
Charles C. McGuigan	3/31/2011	22,991	0		0	26.43	3/31/2021
	3/30/2012	20,580	0		0	41.54	3/30/2022
	3/29/2013	28,037	0		0	41.88	3/29/2023
	3/31/2014	27,071	0		0	54.21	3/31/2024
	4/02/2015	14,395	6,171	(1)	0	91.17	4/02/2025
	3/31/2016	4,441	6,663	(3)	0	87.81	3/31/2026
	3/31/2017	4,140	16,561	(5)	0	47.10	3/31/2027
	3/21/2018	0	25,400	(17)	0	39.42	3/21/2028
	3/28/2019	0	55,834	(18)	0	27.94	3/28/2029
								4/02/2015	0		0	14,400	(9)	333,504
								3/31/2016	0		0	24,427	(11)	565,729
								3/31/2017	0		0	50,531	(13)	1,170,298
								3/21/2018	0		0	25,400	(19)	588,264
								4/25/2018	0		0	46,954	(20)	1,087,455
								3/28/2019	27,917	(21)	646,558	46,528	(22)	1,077,588
Shelley M. Milano	3/31/2016	5,381	0		0	87.81	3/31/2026
	3/31/2017	2,106	8,427	(5)	0	47.10	3/31/2027
	3/21/2018	0	13,794	(17)	0	39.42	3/21/2028
	5/16/2018	0	3,839	(23)	0	34.19	5/16/2028
	3/28/2019	0	38,654	(18)	0	27.94	3/28/2029
								3/31/2017	19,662	(24)	455,372	0		0
								3/21/2018	13,794	(25)	319,469	0		0
								5/16/2018	0		0	36,012	(26)	834,038
								3/28/2019	19,327	(21)	447,613	32,212	(22)	746,030
James L. Bersani	3/31/2011	28,373	0		0	26.43	3/31/2021
	3/30/2012	11,279	0		0	41.54	3/30/2022
	3/29/2013	11,638	0		0	41.88	3/29/2023
	3/31/2014	9,260	0		0	54.21	3/31/2024
	4/02/2015	4,029	1,728	(1)	0	91.17	4/02/2025
	3/31/2016	3,416	5,125	(3)	0	87.81	3/31/2026
	3/31/2017	2,388	9,555	(5)	0	47.10	3/31/2027
	3/21/2018	0	14,650	(17)	0	39.42	3/21/2028
	3/28/2019	0	34,359	(18)	0	27.94	3/28/2029
								4/02/2015	4,033	(27)	93,404	0		0
								3/31/2016	10,079	(28)	233,430	0		0
								3/31/2017	28,662	(24)	663,812	0		0
								3/21/2018	14,650	(25)	339,294	0		0
								4/25/2018	48,787	(29)	1,129,907	0		0
								3/28/2019	17,180	(21)	397,889	28,633	(22)	663,140
(1)	Options vest on April 2, 2020.
(2)	Options vest on January 27, 2021.
(3)	Options vest 50% on March 31, 2020 and 50% on March 31, 2021.
(4)	Options vest 50% on January 25, 2021 and 50% on January 25, 2022.
(5)	Options vest 25% on March 31, 2020, 37.5% on March 31, 2021 and 37.5% on March 31, 2022.
(6)	Options vest 20% on January 30, 2021, 20% on January 30, 2022, 30% on January 30, 2023 and 30% on January 30, 2024.
(7)	Options vest 33% on January 29, 2021, 33% on January 29, 2022 and 33% on January 29, 2023.

(8)	The time-based vesting conditions on these shares vested on January 28, 2020, however, the performance-based vesting restrictions are still subject to review and approval by our Compensation Committee.
(9)	Shares vest on April 2, 2020, subject to achievement of a performance condition.
(10)	The time-based vesting conditions for 50% of these shares vested on January 27, 2020, however, the performance-based vesting restrictions are still subject to review and approval by our Compensation Committee. Remaining shares vest on January 27, 2021, also subject to achievement of a performance condition.
(11)	Shares vest 50% on March 31, 2020 and 50% on March 31, 2021, subject to achievement of a performance condition.
(12)	The time-based vesting conditions for 25% of these shares vested on January 25, 2020, however, the performance-based vesting restrictions are still subject to review and approval by our Compensation Committee. Remaining shares vest 50% on January 25, 2021 and 50% on January 25, 2022, also subject to achievement of a performance condition.
(13)	Subject to achievement of a performance condition, shares vest 25% on March 31, 2020, 37.5% on March 31, 2021 and 37.5% on March 31, 2022.
(14)	Subject to achievement of a performance condition, shares vest 20% on January 30, 2021, 20% on January 30, 2022, 30% on January 30, 2023 and 30% on January 30, 2024.
(15)	Shares vest on January 29, 2023.
(16)	Shares vest on January 29, 2023, subject to achievement of a performance condition.
(17)	Options vest 20% on March 21, 2020, 20% on March 21, 2021, 30% on March 21, 2022 and 30% on March 21, 2023.
(18)	Options vest 33% on March 28, 2020, 33% on March 28, 2021, and 33% on March 28, 2022.
(19)	Subject to achievement of a performance condition, shares vest 20% on March 21, 2020, 20% on March 21, 2021, 30% on March 21, 2022 and 30% on March 21, 2023.
(20)	Subject to achievement of a performance condition, shares vest 20% on April 25, 2020, 20% on April 25, 2021, 30% on April 25, 2022 and 30% on April 25, 2023.
(21)	Shares vest on March 28, 2022.
(22)	Subject to achievement of a performance condition, shares vest on March 28, 2022.
(23)	Options vest 20% on May 16, 2020, 20% on May 16, 2021, 30% on May 16, 2022 and 30% on May 16, 2023.
(24)	Shares vest 25% on March 31, 2020, 37.5% on March 31, 2021 and 37.5% on March 31, 2022.
(25)	Shares vest 20% on March 21, 2020, 20% on March 21, 2021, 30% on March 21, 2022 and 30% on March 21, 2023.
(26)	Subject to achievement of a performance condition, shares vest 20% on May 16, 2020, 20% on May 16, 2021, 30% on May 16, 2022 and 30% on May 16, 2023.
(27)	Shares vest on April 2, 2020.
(28)	Shares vest 50% on March 31, 2020 and 50% on March 31, 2021.
(29)	Shares vest 20% on April 25, 2020, 20% on April 25, 2021, 30% on April 25, 2022 and 30% on April 25, 2023.

Option Exercises and Stock Vested Information for Fiscal 2019

The following table provides information relating to Option Awards exercised and RSU Awards vested during the fiscal year ended February 1, 2020.

	Option Awards		Restricted Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Leslie H. Wexner	0	0	150,622	3,382,970
Stuart B. Burgdoerfer	0	0	35,872	805,685
Charles C. McGuigan	0	0	48,711	1,094,049
Shelley M. Milano	0	0	17,472	481,878
James L. Bersani	0	0	24,745	680,210
(1)	Restricted Stock Award Value Realized is calculated based on the closing stock price on the date the RSUs vested.

Retirement and Other Post-Employment Benefits

Non-qualified Deferred Compensation for Fiscal 2019(1)

Name	Executive Contributions in Last Fiscal Year ($)(2)	Registrant Contributions in Last Fiscal Year ($)(3)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)(5)	Aggregate Balance at Last Fiscal Year End ($)(6)
Leslie H. Wexner	59,527	234,903	1,890,521	0	35,816,769
Stuart B. Burgdoerfer	60,845	263,685	249,411	0	4,825,631
Charles C. McGuigan	91,620	398,123	390,056	0	7,537,439
Shelley M. Milano	48,670	165,163	52,757	0	1,203,784
James L. Bersani	43,531	193,805	514,052	0	9,888,432
(1)	Amounts disclosed include non-qualified cash deferrals, Company matching contributions, retirement credits and earnings under the Company’s Supplemental Retirement Plan (a non-qualified defined contribution plan) and stock deferrals and related reinvested dividend earnings under the Company’s amended and restated 1993 Stock Option and Performance Incentive Plan (the “1993 Plan”), 2011 Plan and 2015 Plan. Executive Contributions and related matching Registrant Contributions represent 2019 calendar year deferrals and matches on incentive compensation payments earned based on performance for the Fall 2018 season, which was paid in March 2019, and for the Spring 2019 season, which was paid in August 2019.
(2)	All of the contributions are reported in the 2019 Summary Compensation Table under the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns.
(3)	Reflects the Company’s 200% match of associate contributions of up to 3% of base salary and bonus above the IRS qualified plan maximum compensation limit and the Company’s retirement contribution of 6% for less than five years of service or 8% for five or more years of service of compensation above the IRS qualified plan maximum compensation limit. Associates become fully vested in these contributions after six years of service. These contributions are also included under the “All Other Compensation” column of the 2019 Summary Compensation Table.
(4)	Non-qualified deferred cash compensation balances earn a fixed rate of interest determined prior to the beginning of each year.

The portion of the earnings on deferred cash compensation that exceeds 120% of the applicable federal long-term rate in the amount of $676,394, $89,235, $139,555, $18,876 and $180,374 for Mr. Wexner, Mr. Burgdoerfer, Mr. McGuigan, Ms. Milano and Mr. Bersani, respectively, is disclosed in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the 2019 Summary Compensation Table.

Amount includes dividends earned on deferred stock and RSU balances in the amount of $9,906 for Mr. Bersani. Dividends are reinvested into additional stock units based on the closing market price of Common Stock on the dividend payment date.

(5)	Participants may elect to receive the funds in a lump sum or in up to ten annual installments following termination of employment, but generally may not make withdrawals during their employment. Deferrals under the Supplemental Retirement Plan, the 1993 Plan, the 2011 Plan and the 2015 Plan are unfunded.
(6)	Balance includes the value of deferred stock and RSUs at calendar year-end in the amount of $198,868 for Mr. Bersani. Value is calculated based on a stock price of $23.16 per share of Common Stock on January 31, 2020.

Estimated Post-Employment Payments and Benefits

We have entered into certain agreements with our NEOs that will require us to provide compensation in the event of a termination of employment, including a termination following a change in control of our Company.

Mr. Wexner is not covered by such an agreement but is entitled to certain termination compensation under the terms of our benefit and stock plans.

The following tables set forth the expected benefits to be received by each of the other NEOs in the event of termination resulting from various scenarios, assuming a termination date of February 1, 2020 and a stock price of $23.16, the price of our Common Stock on January 31, 2020. Each scenario relates to the single termination event described and amounts are not cumulative in situations where multiple scenarios may apply.

Assumptions and explanations of the numbers set forth in the tables below are set forth in additional text following the tables.(1)

Leslie H. Wexner

	Involuntary Without Cause or Voluntary With Good Reason		Involuntary Without Cause following Change in Control ($)	Death ($)(5)	Disability ($)	Voluntary Resignation/ Retirement ($)
	w/out Release ($)	& Signed Release ($)
Base Salary	$0	0	$0	$0	$0	$0
Bonus(2)	0	0	0	0	0
Gain of Accelerated Stock Options(3)	0	0	0	0	0	0
Value of Pro-rated or Accelerated PSUs/RSUs(3)	0	3,730,520	7,321,941	7,321,941	7,321,941	3,730,520
Benefits and Perquisites(4)	48,619	48,619	48,619	1,848,619	503,045	48,619
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A
Total	$48,619	$3,779,139	$7,370,560	$9,170,560	$7,824,986	$3,779,139

Stuart B. Burgdoerfer

	Involuntary Without Cause or Voluntary With Good Reason		Involuntary Without Cause following Change in Control ($)	Death ($)(5)	Disability ($)	Voluntary Resignation/ Retirement ($)
	w/out Release ($)	& Signed Release ($)
Base Salary	$900,000	$1,800,000	$1,800,000	$0	$0	$0
Bonus(2)	0	1,620,000	2,526,462	0	0	0
Gain of Accelerated Stock Options(3)	0	0	0	0	0	0
Value of Pro-rated or Accelerated PSUs/RSUs(3)	0	1,652,813	4,069,583	4,069,583	4,069,583	1,652,813
Benefits and Perquisites(4)	65,405	72,148	72,148	1,851,919	505,291	51,919
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A
Total	$965,405	$5,144,961	$8,468,193	$5,921,502	$4,574,874	$1,704,732

Charles C. McGuigan

	Involuntary Without Cause or Voluntary With Good Reason		Involuntary Without Cause following Change in Control ($)	Death ($)(5)	Disability ($)	Voluntary Resignation/ Retirement ($)
	w/out Release ($)	& Signed Release ($)
Base Salary	$1,300,000	$2,600,000	$2,600,000	$0	$0	$0
Bonus(2)	0	2,340,000	3,649,334	0	0	0
Gain of Accelerated Stock Options(3)	0	0	0	0	0	0
Value of Pro-rated or Accelerated PSUs/RSUs(3)	0	2,235,264	5,469,396	5,469,396	5,469,396	2,235,264
Benefits and Perquisites(4)	91,497	98,324	98,324	2,077,843	631,257	77,843
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A
Total	$1,391,497	$7,273,588	$11,817,054	$7,547,239	$6,100,653	$2,313,107

Shelley M. Milano

	Involuntary Without Cause or Voluntary With Good Reason		Involuntary Without Cause following Change in Control ($)	Death ($)(5)	Disability ($)	Voluntary Resignation/ Retirement ($)(6)
	w/out Release ($)	& Signed Release ($)
Base Salary	$900,000	$1,800,000	$1,800,000	$0	$0	$0
Bonus(2)	0	1,170,000	1,801,602	0	0	0
Gain of Accelerated Stock Options(3)	0	0	0	0	0	0
Value of Pro-rated or Accelerated PSUs/RSUs(3)	0	935,456	2,802,522	2,802,522	2,802,522	0
Benefits and Perquisites(4)	44,080	51,784	51,784	1,911,054	564,906	0
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A
Total	$944,080	$3,957,240	$6,455,908	$4,713,576	$3,367,428	$0

James L. Bersani

	Involuntary Without Cause or Voluntary With Good Reason		Involuntary Without Cause following Change in Control ($)	Death ($)(5)	Disability ($)	Voluntary Resignation/ Retirement ($)
	w/out Release ($)	& Signed Release ($)
Base Salary	$800,000	$1,600,000	$1,600,000	$0	$0	$0
Bonus(2)	0	1,120,000	1,694,307	0	0	0
Gain of Accelerated Stock Options(3)	0	0	0	0	0	0
Value of Pro-rated or Accelerated PSUs/RSUs(3)	0	1,339,366	3,520,876	3,520,876	3,520,876	1,339,366
Benefits and Perquisites(4)	49,900	56,727	56,727	2,036,246	464,660	36,246
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A
Total	$849,900	$4,116,093	$6,871,910	$5,557,122	$3,985,536	$1,375,612
(1)	Assumes a termination date of February 1, 2020.
(2)	Bonus amounts assumed at target. Under “Involuntary without Cause or Voluntary with Good Reason” termination scenarios, actual bonus payments would be equal to the bonus payment the NEO would have received if he or she had remained employed with the Company for a period of one year after the termination date of February 1, 2020. Under an “Involuntary Without Cause following Change in Control” termination scenario, bonus payments will be equal to the sum of the last four seasonal bonus payments received.
(3)	Reflects the value of unvested RSUs, PSUs and stock options that, subject to achievement of pre-established performance conditions, if applicable, would become vested based on the $23.16 fair market value of a share of Common Stock on the last trading day of the fiscal year (January 31, 2020).
(4)	Estimates for benefits and perquisites include the pro rata value of retirement plan contributions on earnings accrued up to the termination date and the continuation of medical, dental and other insurance benefits. Under the “Death” and “Disability” scenarios, includes proceeds from life and disability insurance policies and the value of unvested retirement plan balances that would become vested.
(5)	Generally, in the event of an NEO’s death, subject to the achievement of any underlying performance conditions, any time-vesting conditions are deemed satisfied. Upon death, any outstanding RSUs or PSUs held by Mr. Wexner vest in full without regard to performance. RSUs and PSUs awarded to our other NEOs continue to be subject to continued vesting based on performance (except for RSUs granted to Mr. Bersani and Ms. Milano, for whom there are no performance conditions attached to the RSU grants awarded in March or April of 2018).
(6)	Ms. Milano has not met the age and/or service requirement to qualify for pro rata RSU or PSU vesting and retirement plan contributions under the retirement provisions of the 2011 Plan, the 2015 Plan and the qualified and non-qualified retirement plans.

Assumptions and Explanations of Numbers in Tables

The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to NEOs upon termination or resignation if it determines the circumstances so warrant.

The tables do not include the payment of the aggregate balance of the NEO’s non-qualified deferred compensation that is disclosed in the Non-qualified Deferred Compensation for Fiscal 2019 table above.

Confidentiality, Non-Competition and Non-Solicitation Agreements

As a condition to each NEO’s entitlement to receive certain severance payments and equity vesting acceleration upon certain termination scenarios, the NEO is required to execute a release of claims against us and shall be bound by the terms of certain restrictive covenants, including non-competition and non-solicitation agreements which prohibit the NEO from soliciting or diverting any current or potential employee, customer, or supplier or competing with any of our businesses in which he or she has been employed for a period of one year from the date of termination.

Termination Provisions—Definitions of Cause and Good Reason

The agreements for all NEOs other than Mr. Wexner, who does not have an agreement, contain customary definitions of cause and good reason. “Cause” generally means that (1) for Mr. Burgdoerfer, he willfully failed to perform his or her duties with the Company (other than a failure resulting from the NEO’s incapacity due to physical or mental illness), or for our other NEOs, he or she was grossly negligent in the performance of his or her duties with the Company; (2) the NEO has pled “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (3) the NEO engaged in misconduct in bad faith (or, in Mr. Burgdoerfer’s case “willful misconduct”) which could reasonably be expected to materially harm the Company’s business or its reputation.

In addition, Messrs. Burgdoerfer and McGuigan have the right to resign for “Good Reason” in case of certain events. “Good Reason” generally means (1) the NEO’s failure to continue in a capacity originally contemplated in the NEO’s agreement; (2) the assignment to the NEO of any duties materially inconsistent with the NEO’s position, duties, authority, responsibilities or reporting requirements, as set out in his or her agreement; (3) a material reduction of or a delay in payment of the NEO’s total cash compensation and benefits from those required to be provided; (4) the requirement that, for Mr. Burgdoerfer the NEO be based outside of Columbus, Ohio, and for Mr. McGuigan, the NEO be based outside of the United States, in each case other than for travel that is reasonably required to carry out the NEO’s duties; or (5) the failure by the Company to obtain the assumption in writing of its obligation to perform the agreement by a successor.

Payments Upon a Termination in Connection with a Change in Control

A “Change in Control” of the Company will be deemed to have occurred upon the first of any of the following events to occur:

(a)	any person, together with all affiliates, becomes a beneficial owner of securities representing 33% or more of the combined voting power of the voting stock then outstanding;
(b)	during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board (and any new director, whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority of directors then constituting the Board;
(c)	a reorganization, merger or consolidation of the Company is consummated, unless more than 50% of the outstanding shares of Common Stock are beneficially owned by individuals and entities who owned Common Stock just prior to such reorganization, merger or consolidation; or
(d)	the consummation of a complete liquidation or dissolution of the Company.

Participants in the 2015 Plan receive accelerated vesting of equity awards upon a Change in Control in the event of the participant’s termination of employment (other than for Cause) within 24 months of the Change in Control (“double trigger” vesting).

No Tax Gross-up

In the event of a termination following a Change in Control, none of our NEOs are entitled to reimbursement or gross-up for any excise taxes that may be imposed under Section 280G of the Code.

Executive Summary

   We are committed to aligning our executive compensation with our Company’s performance. In connection with the Company’s continued decline in performance, the Compensation Committee reduced our CEO’s target and actual compensation each year since 2016. These actions by the Compensation Committee, resulted in CEO compensation that decreased significantly more than the decline in performance. Specifically, when comparing fiscal 2019 CEO pay with performance:

•	On a one year basis (from February 1, 2019 to January 31, 2020) our stock price is down 15% and adjusted operating income is down 14% while actual CEO direct compensation is down 20%.
•	On a three year basis (from January 27, 2017 through January 31, 2020) our stock price is down 61% and adjusted operating income is down 40% while actual CEO direct compensation is down 79%.
•	On a five year basis (from January 30, 2015 through January 31, 2020) our stock price is down 73% and adjusted operating income is down 37% while actual CEO direct compensation is down 87%.

   CEO target and actual compensation for fiscal 2019 is near the lowest among our peers. The unfolding COVID-19 crisis and its impact on the economy and our business will be taken into account in reviewing and setting the compensation of NEOs as we go forward.

Fiscal 2019 Director Compensation

The following table sets forth compensation earned by the individuals who served as directors of the Company during fiscal 2019(1).

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Patricia S. Bellinger	$121,900	$121,902	$243,802
E. Gordon Gee	134,400	134,419	268,819
Dennis S. Hersch(4)	30,475	121,902	152,377
Donna A. James	164,400	144,422	308,822
David T. Kollat(4)(5)	115,675	156,911	272,586
Michael G. Morris	135,155	124,417	259,572
Sarah E. Nash(4)	96,369	111,906	208,276
Robert H. Schottenstein	124,400	124,417	248,817
Anne Sheehan(4)	87,406	111,906	199,313
Stephen D. Steinour	111,900	111,928	223,828
Allan R. Tessler	194,400	169,400	363,800
Abigail S. Wexner	141,900	131,905	273,805
Raymond Zimmerman	134,400	134,419	268,819
(1)	Directors who are also associates receive no additional compensation for their service as directors. Our current Board’s compensation plan does not provide for stock option awards, non-equity incentive plan compensation, pension or non-qualified deferred compensation. At the end of four years of membership on the Board, each member must maintain ownership of Common Stock equal to the amount of Common Stock received as director compensation over the four-year period.
(2)	Directors receive an annual cash retainer of $111,900; directors receive an additional annual cash retainer of $12,500 for membership on the Audit and Compensation Committees and $10,000 for all other committee memberships; the Audit Committee Chair receives an additional $20,000; the Compensation Committee Chair and the Nominating & Governance Committee Chair each receives an additional $15,000; and other committee chairs receive $10,000; and the lead independent director receives an additional cash retainer of $15,000.
(3)	Directors receive an annual stock retainer worth $111,900; directors receive an additional annual stock grant worth $12,500 for membership on the Audit and Compensation Committees and worth $10,000 for other committee memberships; and the lead independent director receives an additional stock retainer of $15,000. Stock retainers were granted under the 2015 Plan. The number of shares issued is calculated based on the fair market value of Common Stock on the date the shares were issued. The value of stock awards reflects the aggregate grant date fair value, excluding estimated forfeitures, computed in accordance with ASC Topic 718 Compensation—Stock Compensation, for each award. See Note [__] to the Company’s financial statements filed in the 2019 10-K for a discussion of our assumptions in determining the aggregate grant date fair value of these awards.
(4)	Mr. Hersch and Dr. Kollat retired from the Board and Ms. Nash and Ms. Sheehan were each named to the Board effective May 16, 2019.
(5)	Cash payments to Dr. Kollat include $67,033 for consulting services provided to the Compensation Committee following his retirement from the Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is composed of three directors who are independent, as defined under the NYSE listing standards. Additionally, each member of the Compensation Committee is a “non-employee director” within the meaning of Section 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee reviews the CD&A on behalf of the Board.

The Compensation Committee has reviewed and discussed the CD&A with management, and based on the review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s annual report on Form 10-K for the year ended February 1, 2020 and the Company’s proxy statement.

   We are committed to aligning our executive compensation with our Company’s performance. In connection with the Company’s continued decline in performance, the Compensation Committee reduced our CEO’s target and actual compensation each year since 2016. These actions by the Compensation Committee, resulted in CEO compensation that decreased significantly more than the decline in performance. Specifically, when comparing fiscal 2019 CEO pay with performance:

•	On a one year basis (from February 1, 2019 to January 31, 2020) our stock price is down 15% and adjusted operating income is down 14% while actual CEO direct compensation is down 20%.
•	On a three year basis (from January 27, 2017 to January 31, 2020) our stock price is down 61% and adjusted operating income is down 40% while actual CEO direct compensation is down 79%.
•	On a five year basis (from January 30, 2015 to January 31, 2020) our stock price is down 73% and adjusted operating income is down 37% while actual CEO direct compensation is down 87%.

   CEO target and actual compensation for fiscal 2019 is near the lowest among our peers. The unfolding COVID-19 crisis and its impact on the economy and our business will be taken into account in reviewing and setting the compensation of NEOs as we go forward.

With these actions to reduce CEO pay, Mr. Wexner’s total compensation for fiscal 2019 was $3.8 million, which is well below the median of our peers. In addition, 2020 target pay is 37% below the median. In summary, there is alignment between our performance, our stockholders’ interests and our CEO’s pay. Accordingly, we recommend stockholders vote FOR the executive compensation program as outlined in Proposal 6.

Compensation Committee

Michael G. Morris, Chair
E. Gordon Gee
Robert H. Schottenstein

2019 PAY RATIO DISCLOSURE

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2019:

•	the median of the annual total compensation of all our employees (except our CEO) was $[ ];
•	the annual total compensation of our CEO was $3,783,221; and
•	the ratio of these two amounts is [ ] to 1. We believe that this ratio is calculated in a manner consistent with the requirements of the Pay Ratio Rule.

Methodology for Identifying Our “Median Employee”

Identifying and Adjusting our Employee Population

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we identified our total employee population as of February 1, 2020, the last day in our fiscal year. Our employee population consisted of full-time, part-time, seasonal and temporary employees globally.

Determining our Median Employee

To identify our median employee, we calculated the cash compensation paid during the fiscal year for the employee population, annualizing the cash compensation of any permanent employee who joined the Company during the year. We identified the median compensation amount using this compensation measure which was consistently applied to all our employees in the calculation. We then selected a reasonably representative employee with total compensation equal to the median compensation amount as our “median employee”.

Using the methodologies described above, we determined that our median employee was a part-time, hourly employee. The total compensation of the median employee was $[   ].

Determination of Annual Total Compensation of our Median Employee and our CEO

Once we identified our median employee, we then calculated such employee’s annual total compensation for 2019 using the same methodology we used for purposes of determining the annual compensation of our NEOs for 2019.

Our CEO’s annual total compensation for 2019 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2019 Summary Compensation Table.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Our median employee worked approximately [   ] hours per week during fiscal 2019. If the total compensation per hour earned by the median employee was extrapolated to full-time employment, median compensation would be approximately $[   ] and the ratio would be [   ] to 1.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows certain information about the securities ownership of all directors (and nominees) of the Company, the executive officers of the Company named in the “2019 Summary Compensation Table” above and all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(a)(b)	Percent of Class
Patricia S. Bellinger	11,271(d)	*
James Bersani	213,848(c)(e)	*
Stuart B. Burgdoerfer	161,105(c)	*
E. Gordon Gee	24,349(d)	*
Donna A. James	65,305(d)	*
Charles C. McGuigan	322,899(c)(g)	*
Shelley B. Milano	44,110(c)	*
Michael G. Morris	24,791(d)	*
Sarah E. Nash	5,251(d)	*
Robert H. Schottenstein	15,865(d)(j)	*
Anne Sheehan	4,086(d)	*
Stephen D. Steinour	16,277(d)	*
Allan R. Tessler	116,501	*
Abigail S. Wexner	14,557,292(f)	5.26%
Leslie H. Wexner	48,121,098(c)(g)(h)	17.40%
Raymond Zimmerman	164,835(d)(i)	*
All directors and executive officers as a group	49,311,591(c)-(i)	17.83%
*	Less than 1%
(a)	Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse. None of the listed shares have been pledged as security or otherwise deposited as collateral.
(b)	Reflects beneficial ownership of shares of Common Stock, and shares outstanding, as of February 1, 2020.
(c)	Includes the following number of shares issuable within 60 days of February 1, 2020, upon the exercise or vesting of outstanding stock awards: Mr. Bersani, 104,852; Mr. Burgdoerfer, 114,442; Mr. McGuigan, 152,817; Ms. Milano, 32,911; Mr. Wexner, 684,537; and all directors and executive officers as a group, 1,089,559.
(d)	Includes the following number of deferred stock units credited to directors’ accounts under the 2003 Stock Award and Deferred Compensation Plan for Non-Associate Directors that could be convertible into Common Stock within 60 days after termination from the Board: Ms. Bellinger, 11,271; Dr. Gee, 23,393; Ms. James, 43,567; Mr. Morris, 14,681; Ms. Nash, 5,251; Mr. Schottenstein, 11,365; Ms. Sheehan, 4,086; Mr. Steinour, 6,277; Mr. Zimmerman, 115,348; and all directors as a group, 235,239. Mr. Morris has elected to receive pay-out of his deferred stock units over three years, and his total represents 1/3 of the units which he would be owed upon his termination from the Board. Mr. Steinour has elected to receive pay-out of his deferred stock units over five years, and his total represents 1/5 of the units which he would be owed upon his termination from the Board.
(e)	Includes the following number of deferred stock units credited to executives’ accounts under the Company’s Stock Option and Performance Incentive Plan that could be convertible into Common Stock within 60 days after termination of employment with the Company: Mr. Bersani, 8,586.
(f)	Excludes 33,563,806 shares beneficially owned by Mr. Wexner as to which Mrs. Wexner disclaims beneficial ownership. Includes 127,567 shares held by The Linden East Trust; 3,081,741 shares held by The Wexner Family Charitable Fund; and 191,515 shares held by The Beech Trust. Mrs. Wexner shares voting and investment power with Mr. Wexner with respect to shares held by The Linden East Trust, The Wexner Family Charitable Fund and The Beech Trust, and shares voting and investment power with Dennis Hersch with respect to shares held by The Linden East Trust. Includes 11,156,469 shares directly owned by Mrs. Wexner.
(g)	Includes the following number of shares held in the Savings and Retirement Plan (as of February 1, 2020), over which Messrs. McGuigan and Wexner have investment but not voting power: Mr. McGuigan, 4,874; and Mr. Wexner, 1,913,207.
(h)	Includes 127,567 shares held by The Linden East Trust; 8,483,845 shares held by The Linden West Trust; 3,081,741 shares held by The Wexner Family Charitable Fund; and 191,515 shares held by The Beech Trust. Mr. Wexner shares voting and investment power with Mrs. Wexner with respect to shares held by The Linden East Trust, The Wexner Family Charitable Fund and The Beech Trust, and shares voting and investment power with Dennis Hersch with respect to the shares held by The Linden East Trust and The Linden West Trust. Includes 4,892,608 shares held by the Wexner Personal Holdings Corporation, of which Mr. Wexner is the sole stockholder, director and officer. Includes 11,156,469 shares directly owned by Mrs. Wexner, as to which Mr. Wexner may be deemed to share voting and investment power. Includes 17,589,609 shares directly owned by Mr. Wexner.
(i)	Includes 3,648 shares which are Mr. Zimmerman’s pro rata share of 10,944 shares owned by a corporation of which Mr. Zimmerman is president and a 33% stockholder.
(j)	Includes 2,500 shares held by the Frances Schottenstein 2010 Irrevocable Trust, for which Mr. Schottenstein is co-trustee and shares voting and investment power; and 2,000 shares held by the Irving Schottenstein Marital Trust 2, for which Mr. Schottenstein is co-trustee and has sole voting and investment power. Mr. Schottenstein has a financial interest in 500 of the foregoing shares held by the Irving Schottenstein Marital Trust 2.

DELINQUENT SECTION 16(A) REPORTS

The Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, must file reports of ownership and changes in ownership of the Company’s equity securities with the Commission. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations of the Company’s executive officers and directors that no other reports were required, we believe that during fiscal 2019 our executive officers, directors and greater than 10% beneficial owners complied with these filing requirements, other than an administrative error by the Company that resulted in each of our executive officers (other than Mr. Wexner) being late in filing one Form 4 regarding one transaction relating to a stock grant by the Company and each of our directors including Dennis S. Hersch and David T. Kollat (other than Mses. Nash and Sheehan and Mr. Wexner) being late in filing one Form 4 regarding one transaction relating to the stock retainer granted by the Company in connection with Board service.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth the names of all persons who, as of the dates indicated below, were known by the Company to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the shares of Common Stock.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Leslie H. Wexner(1) Three Limited Parkway P.O. Box 16000 Columbus, OH 43216	48,121,098	17.40%

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	25,799,747	9.33%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	19,475,921	7.00%

PRIMECAP Management Company(4) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	18,278,971	6.61%

Lone Pine Capital LLC, David F. Craver, Brian F. Doherty, Mala Gaonkar, Kelly A. Granat, Stephen F. Mandel, Jr. and Kerry A. Tyler(5)	14,691,499	5.30%
Two Greenwich Plaza Greenwich, CT 06830
(1)	As of February 1, 2020. For a description of Mr. Wexner’s beneficial ownership, see “Security Ownership of Directors and Management” on page 54.
(2)	As of December 31, 2019, based solely on information set forth in the Schedule 13G/A filed February 12, 2020 by The Vanguard Group, The Vanguard Group has sole dispositive power over 25,488,514 shares and sole voting power over 296,698 shares, and has shared dispositive power over 311,233 shares and shared voting power over 44,137 shares.
(3)	As of December 31, 2019, based solely on information set forth in the Schedule 13G/A filed February 5, 2020 by BlackRock, Inc., BlackRock, Inc. has sole dispositive power over 19,475,921 shares and sole voting power over 17,815,988 shares.
(4)	As of December 31, 2019, based solely on information set forth in the Schedule 13G/A filed February 12, 2020 by PRIMECAP Management Company, PRIMECAP Management Company has sole dispositive power over 18,278,971 shares and sole voting power over 17,448,322 shares.
(5)	As of December 31, 2019, based solely on information set forth in the Schedule 13G filed February 18, 2020 by Lone Pine Capital LLC, David F. Craver, Brian F. Doherty, Mala Gaonkar, Kelly A. Granat, Stephen F. Mandel, Jr. and Kerry A. Tyler (each, a “Lone Pine Reporting Person”), each Lone Pine Reporting Person has shared dispositive power over 14,691,499 shares and shared voting power over 14,691,499 shares.

REPORT OF THE AUDIT COMMITTEE

As provided in our written charter, the Audit Committee is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Furthermore, while we are responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

We have reviewed and discussed L Brands’ audited financial statements as of and for the year ended February 1, 2020 and met with both management and our independent auditors to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have reviewed with the internal auditors and independent auditors the overall scope and plans for their respective audits. We also met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

We have also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Commission. The Company’s independent auditors also provided to us the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and we discussed with the independent auditors their independence from the Company. We considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining their independence.

Based on the reviews and discussions summarized in this Report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee charter, we recommended to the Board that L Brands’ audited financial statements be included in our annual report on Form 10-K for the year ended February 1, 2020 for filing with the Commission.

We have appointed Ernst & Young LLP as L Brands’ independent registered public accountants.

Audit Committee

Donna A. James, Chair
Sarah E. Nash
Allan R. Tessler
Raymond Zimmerman

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

During our 2019 fiscal year, Ernst & Young LLP served as the Company’s independent registered public accountants and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended February 1, 2020. The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accountants for the current fiscal year.

Audit Fees

The aggregate audit fees payable to Ernst & Young LLP for the fiscal years ended 2019 and 2018 were approximately $5,080,000 and $5,611,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP in connection with the audit of our consolidated financial statements and reviews of our unaudited consolidated interim financial statements as well as fees for services that generally only the independent auditor can reasonably be expected to provide, including comfort letters and consultation regarding financial accounting and/or reporting standards. These amounts also include fees for services rendered in connection with the audit of our internal control over financial reporting and fees for services rendered in connection with statutory audits of our international subsidiaries’ financial statements.

Audit Related Fees

The aggregate fees for assurance and related services rendered by Ernst & Young LLP that were reasonably related to the audit of our consolidated financial statements for the fiscal years ended 2019 and 2018 were approximately $319,000 and $304,000, respectively. The fees under this category are for assurance and related services that are traditionally performed by the independent auditor and include audits of employee benefit plans, agreed upon procedures and other attest engagements.

Tax Fees

The aggregate fees for tax services rendered by Ernst & Young LLP for the fiscal years ended 2019 and 2018 were approximately $199,000 and $138,000, respectively. Tax fees include tax compliance and advisory services.

All Other Fees

No fees for other services were paid to Ernst & Young LLP for the fiscal years ended 2019 and 2018.

Pre-approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services to be provided by Ernst & Young LLP in a given fiscal year.

OTHER MATTERS

The Board knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named as a proxy intends to vote in accordance with his or her judgment on such matters.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

Stockholder Proposals Pursuant to Rule 14a-8

Proposals submitted for inclusion in the proxy statement for the 2021 annual meeting must be received by the Secretary of the Company at our principal executive offices on or before [   ], 2020.

Stockholder Director Nominations for Inclusion in 2021 Proxy Statement

Written notice of stockholder nominations of persons for election as a director at the 2021 annual meeting that are to be included in our proxy statement for the 2021 annual meeting pursuant to the proxy access provisions in Section 2.05 of our Bylaws must be received by the Secretary of the Company at our principal executive offices no earlier than [   ], 2020 and no later than [   ], 2020. The notice must contain the information required by our Bylaws.

Other Stockholder Proposals

If a stockholder intends to present a proposal or nominate a person for election as a director at the 2021 annual meeting other than as described above, the stockholder must comply with the requirements set forth in Section 2.04 of our Bylaws. The Bylaws require, among other things, that the Secretary receive written notice of the intent to present a proposal or nomination no earlier than February 13, 2021 and no later than March 15, 2021. The notice must contain the information required by our Bylaws.

SOLICITATION EXPENSES

We are soliciting this proxy on behalf of our Board and will bear the solicitation expenses. Our directors or employees may solicit proxies by telephone, facsimile, email and personal solicitation, in addition to the use of the mail. We will, upon request, reimburse banks, brokerage houses and other institutions, nominees, and fiduciaries for their expenses in forwarding proxy materials to beneficial owners.

By Order of the Board of Directors,

/s/ Leslie H. Wexner

Leslie H. Wexner Chairman of the Board

Appendix A

L BRANDS, INC.

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTING REQUIREMENTS

Articles EIGHTH and THIRTEENTH and Section 2 of Article FIFTH and Section 1 of Article ELEVENTH are hereby removed in their entirety, and the remaining articles of the Charter are hereby renumbered accordingly. Articles EIGHTH and THIRTEENTH and Section 2 of Article FIFTH and Section 1 of Article ELEVENTH, which are hereby repealed, are shown below:

FIFTH. Section 2. Amendment of Bylaws by the Stockholders. The bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 75 percent of the outstanding shares of the Corporation entitled to vote thereon. Any amendment to the Certificate of Incorporation which shall contravene any bylaw in existence on the record date of the stockholders meeting at which such amendment is to be voted upon by the stockholders shall require the vote of the holders of not less than 75 percent of the outstanding shares entitled to vote thereon.

EIGHTH. The affirmative vote of the holders of not less than 75 percent of the outstanding shares of the Corporation entitled to vote thereon shall be required for the approval of any proposal that (1) the Corporation merge or consolidate with any other corporation or any affiliate of such other corporation if such other corporation and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than five percent of the outstanding shares of any class of stock of the Corporation entitled to vote in the election of directors (such other corporation and any affiliate thereof being herein referred to as a “Related Corporation”), or (2) the Corporation sell, lease or exchange all or substantially all of its assets or business to or with such Related Corporation, or (3) the Corporation issue or deliver any stock or other securities of its issue in exchange or payment for any properties or assets of any such Related Corporation or securities issued by any such Related Corporation or in a merger of any affiliate of the Corporation with or into any such Related Corporation, or (4) the Corporation dissolve, and to effect such transaction the approval of stockholders of the Corporation is required by law or by any agreement between the Corporation and any national securities exchange; provided, however, that the foregoing clauses (1), (2), (3) and (4) shall not apply (i) to any such merger, consolidation, sale, lease, or exchange, or issuance or delivery of assets or other securities which was approved by resolution of the Board of Directors of the Corporation prior to the acquisition of the beneficial ownership of more than five percent of the outstanding Common Stock by the Related Corporation, (ii) to any such transaction solely between the Corporation and another corporation 50 percent or more of the voting power of which is owned by the Corporation provided that the Certificate of Incorporation of the surviving corporation contains provisions substantially similar to those provided in Articles FIFTH, SIXTH, Section 1, SEVENTH, EIGHTH, NINTH, TENTH, and ELEVENTH, (iii) to any transaction between this Corporation and either (a) any stockholder who owned in excess of 10 percent of the Common Stock of the Corporation immediately after the merger of Limited Interim Ohio, Inc., an Ohio corporation, into The Limited Stores, Inc. an Ohio corporation or (b) any affiliate from time to time organized, established, or incorporated of a stockholder referred to in (iii) (a) above. For the purposes hereof, an “affiliate” is any person (including a corporation, partnership, association, trust, business entity, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and in computing the percentage of outstanding Common Stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales, leases, or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law.

ELEVENTH. Section 1. Amendment of Certain Articles. The provisions set forth in this Article ELEVENTH and in Article FIFTH (dealing with the amendment of bylaws), SIXTH, Section 1 (dealing with the classified Board), SEVENTH (dealing with the prohibition against stockholder action without meetings), EIGHTH (dealing with the 75 percent vote of stockholders required for certain reorganizations), NINTH (dealing with certain matters to be considered by the Board in evaluating certain offers), and

TENTH (dealing with the removal of any director) may not be amended, altered, changed, or repealed in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 75 percent of the outstanding shares of the Corporation entitled to vote thereon.

THIRTEENTH. The provisions set forth in Article TWELFTH and in this Article THIRTEENTH may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than 75 percent of the outstanding shares of Voting Stock (as defined in Article TWELFTH) of the Corporation at a meeting of the stockholders duly called for the consideration of such amendment, alteration, change or repeal; provided, however, that if there is an Interested Person (as defined in Article TWELFTH), such action must also be approved by the affirmative vote of the holders of not less than 75 percent of the outstanding shares of Voting Stock held by the stockholders other than the Interested Person.

Articles TENTH and TWELFTH, and Section 2 of Article ELEVENTH are hereby amended as shown below (with deletions highlighted in strike-through text and additions highlighted in underlined text):

TENTH. Any director may be removed at any annual or special stockholders’ meeting upon the affirmative vote of the holders of not less than a majority ~~75 percent~~ of the outstanding shares of voting stock of the Corporation at that time entitled to vote thereon; provided, however, that such director may be removed only for cause and shall receive a copy of the charges against him, delivered to him personally or by mail at his last known address at least 10 days prior to the date of the stockholders’ meeting; provided further, that directors who shall have been elected by the holders of a series or class of Preferred Stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors.

TWELFTH. Section 1. Vote Required for Certain Business Combinations. The affirmative vote of the holders of not less than ~~75 percent~~ a majority of the outstanding shares of “Voting Stock” (as hereinafter defined) held by stockholders other than an “Interested Person” (as hereinafter defined) shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) of the Corporation with any Interested Person; provided, however, that the ~~75 percent voting requirement~~ restrictions contained in this Article TWELFTH shall not be applicable if:

(a) the “Continuing Directors” (as hereinafter defined) of the Corporation by at least a two-thirds vote (i) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused such Interested Person to become an Interested Person, or (ii) have expressly approved such Business Combination either in advance of or subsequent to such Interested Person’s having become an Interested Person; or

(b) the cash or fair market value (as determined by at least two-thirds of the Continuing Directors) of the property, securities or “Other Consideration to be Received” (as hereinafter defined) per share by holders of Voting Stock of the Corporation in the Business Combination is not less than the “Fair Price” (as hereinafter defined) paid by the Interested Person in acquiring any of its holdings of the Corporation’s Voting Stock.

Section 2. Definitions. Certain words and terms as used in this Article TWELFTH shall have the meanings given to them by the definitions and descriptions in this Section.

2.1. Business Combination. The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Interested Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets either of the Corporation (including without limitation, any voting securities of a subsidiary) or of a subsidiary of the Corporation to an Interested Person, (c) any merger or consolidation of an Interested Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or other security device, of all or any Substantial Part of the assets of an Interested Person to the Corporation or a subsidiary of the Corporation, (e) the issuance or transfer by the Corporation or any subsidiary of any securities of the Corporation or a subsidiary of the Corporation to an Interested Person, (f) any reclassification of securities, recapitalization or other comparable transaction involving the Corporation that would have the effect of increasing the Voting power of any Interested Person with respect to Voting Stock of the Corporation, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

2.2. Interested Person. The term “Interested Person” shall mean and include any individual, corporation, partnership or other person or entity which, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article TWELFTH by the stockholders of the Corporation), “Beneficially Owns” (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article TWELFTH by the stockholders of the Corporation) in the aggregate 20 percent or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Without limitation, any share of Voting Stock of the Corporation that any Interested Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Interested Person and to be outstanding for purposes of this definition. An Interested Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Interested Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to an Interested Person under the foregoing definition of Interested Person, if the price paid by such Interested Person for such shares is not determinable by two-thirds of the Continuing Directors, the price so paid shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (b) the market price of the shares in question at the time when the Interested Person became the Beneficial Owner thereof.

2.3 Voting Stock. The term “Voting Stock” shall mean all of the outstanding shares of Common Stock of the Corporation and any outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

2.4 Continuing Director. The term “Continuing Director” shall mean a Director who was a member of the Board of Directors of the Corporation immediately prior to the time that the Interested Person involved in a Business Combination became an Interested Person, or a Director who was elected or appointed to fill a vacancy after the date the Interested Person became an Interested Person by a majority of the then-current Continuing Directors.

2.5 Fair Price. The term “Fair Price” shall mean the following: If there is only one class of capital stock of the Corporation issued and outstanding, the Fair Price shall mean the highest price that can be determined by a majority of the Continuing Directors to have been paid at any time by the Interested Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Fair Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by a majority of the Continuing Directors to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Interested Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Fair Price, all purchases by the Interested Person shall be taken into account regardless of whether the shares were purchased before or after the Interested Person became an Interested Person. Also, the Fair Price shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by the Interested Person with respect to the shares of capital stock of the Corporation acquired by the Interested Person. In the case of any Business Combination with an Interested Person, a majority of the Continuing Directors shall determine the Fair Price for each class and series of the capital stock of the Corporation. The Fair Price shall also include interest compounded annually from the date an Interested Person became an Interested Person through the date the Business Combination is consummated at the publicly announced base rate of interest of Morgan Guaranty Trust Company of New York less the aggregate amount of any cash dividends paid, and the fair market value of any dividends paid in other than cash, on each share of capital stock in the same time period, in an amount up to but not exceeding the amount of interest so payable per share of capital stock.

2.6. Substantial Part. The term “Substantial Part” shall mean more than 20 percent of the fair market value as determined by two-thirds of the Continuing Directors of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

2.7. Other Consideration to be Received. The term “Other Consideration to be Received” shall include, without limitation, Common Stock or other capital stock of the Corporation retained by its existing stockholders other than Interested Persons or other parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

Section 3. Determinations by the Continuing Directors. In making any determinations, the Continuing Directors may engage such persons, including investment banking firms and the independent accountants who have reported on the most recent financial statements of the Corporation, and utilize employees and agents of the Corporation, who will, in the judgment of the Continuing Directors, be of assistance to the Continuing Directors. Any determinations made by the Continuing Directors, acting in good faith on the basis of such information and assistance as was then reasonably available for such purposes, shall be conclusive and binding upon the Corporation and its stockholders, including any Interested Person.

ELEVENTH. ~~Section 2. Amendments Generally. Subject to the provisions of Section 1 of this Article ELEVENTH, t~~The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

Appendix B

L BRANDS, INC.

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

Section 1 of Article SIXTH is hereby amended as shown below (with deletions highlighted in strike-through text and additions highlighted in underlined text):

SIXTH. Section 1. Election of Directors. Subject to the right of the holders of any class or series of Preferred Stock to elect one or more directors of the Corporation, commencing with the 2021 annual meeting, each director shall be elected for a term expiring at the next annual meeting, and shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. ~~Classified Board. Effective immediately upon the issuance of more than 1,000 shares of Common Stock of the Corporation, the Board of Directors (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be divided into three classes, Class A, Class B, and Class C. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class A and if the fraction is two-thirds, one of the extra directors shall be a member of Class A and the other shall be a member of Class B. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1982, the directors first elected to Class B shall serve for a term ending on the date of the second annual meeting next following the end of the calendar year 1982, and the directors first elected to Class C shall serve for a term ending on the date of the third annual meeting next following the end of the calendar year 1982. Notwithstanding the foregoing formula provisions, in the event that, as a result of any change in the authorized number of directors, the number of directors in any class would differ from the number allocated to that class under the formula provided in this Article immediately prior to such change, the following rules shall govern:~~

~~(a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal;~~

~~(b) at each subsequent election of directors, even if the number of directors in the class whose term of office then expires is less than the number then allocated to that class under said formula, the number of directors then elected for membership in that class shall not be greater than the number of directors in that class whose term of office then expires, unless and to the extent that the aggregate number of directors then elected plus the number of directors in all classes then duly continuing in office does not exceed the then authorized number of directors of the Corporation;~~

~~(c) at each subsequent election of directors, if the number of directors in the class whose term of office then expires exceeds the number then allocated to that class under said formula, the Board of Directors shall designate one or more of the directorships then being elected as directors of another class or classes in which the number of directors then serving is less than the number then allocated to such other class or classes under said formula;~~

~~(d) in the event of the death, resignation or removal of any director who is a member of a class in which the number of directors serving immediately preceding the creation of such vacancy exceeded the number then allocated to that class under said formula, the Board of Directors shall designate the vacancy thus created as a vacancy in another class in which the number of directors then serving is less than the number then allocated to such other class under said formula;~~

~~(e) in the event of any increase in the authorized number of directors, the newly created directorships resulting from such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the composition of each of the classes into conformity with the formula in this Article, as it applies to the number of directors authorized immediately following such increase; and~~

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~~(f) designation of directorships or vacancies into other classes and apportionments of newly created directorships to classes by the Board of Directors under the foregoing items (c), (d) and (e) shall, so far as possible, be effected so that the class whose term of office is due to expire next following such designation or apportionment shall contain the full number of directors then allocated to said class under said formula.~~

~~Notwithstanding any of the foregoing provisions of this Article, each director shall serve until this successor is elected and qualified or until his death, resignation or removal.~~

Article TENTH is hereby amended as shown below (with deletions highlighted in strike-through text and additions highlighted in underlined text):

TENTH. Any director may be removed at any annual or special stockholders’ meeting, with or without cause, upon the affirmative vote of the holders of not less than a majority ~~75 percent~~ of the outstanding shares of voting stock of the Corporation at that time entitled to vote thereon; provided, ~~however, that such director may be removed only for cause and shall receive a copy of the charges against him, delivered to him personally or by mail at his last known address at least 10 days prior to the date of the stockholders’ meeting; provided further,~~ that directors who shall have been elected by the holders of a series or class of Preferred Stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors.

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Appendix C

L BRANDS, INC.
2020 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
EFFECTIVE MAY 14, 2020

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.01. Establishment and Effective Date. Effective on May 26, 2011, L Brands, Inc. (formerly known as Limited Brands, Inc.), a Delaware corporation (including any successor in name or interest thereto, the “Company”), established the stock incentive plan known as the “L Brands, Inc. 2011 Stock Option and Performance Incentive Plan,” (the “2011 Plan”), which was amended and restated, effective May 21, 2015 (the “2015 Plan”). Subject to stockholder approval, the 2015 Plan was amended and restated, effective May 14, 2020 (the “Plan”).

1.02. Purpose. The Company desires to attract and retain the best available executive and key management associates, consultants and other advisors, for itself and its subsidiaries and affiliates and to encourage the highest level of performance by such individuals in order to serve the best interests of the Company and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates, consultants and other advisors the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum effort for the success of the Company and its subsidiaries.

1.03. Definitions. Unless otherwise defined elsewhere in the Plan, all capitalized terms used in the Plan shall have the meanings set forth in Article XX.

ARTICLE II

AWARDS

2.01. Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options (“Incentive Stock Options”) meeting the requirements of Code Section 422; (ii) nonstatutory stock options (“Nonstatutory Stock Options”) (unless otherwise indicated, references in the Plan to Options shall include both Incentive Stock Options and Nonstatutory Stock Options); (iii) stock appreciation rights (“Stock Appreciation Rights”), as described in Article VII, which may be awarded either in tandem with Options (“Tandem Stock Appreciation Rights”) or on a stand-alone basis (“Nontandem Stock Appreciation Rights”); (iv) shares of Common Stock which are subject to certain restrictions as provided in Article X (“Restricted Shares”); (v) units representing shares of Common Stock which are restricted as provided in Article XI (“Restricted Share Units” or “RSUs”); (vi) units representing shares of Common Stock, as described in Article XII (“Performance Units”) and (vii) shares of unrestricted Common Stock (“Unrestricted Shares”), as described in Article XIII. In addition, awards may be granted as “Substitute Awards,” which are awards granted in assumption of, or in substitution for, any outstanding awards previously granted by a company acquired by the Company (or a subsidiary or affiliate thereof) or with which the Company (or a subsidiary or affiliate thereof) combines. Substitute Awards shall be granted in accordance with procedures complying with Section 409A of the Code and the regulations thereunder.

2.02. Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under this Plan as of the Plan’s effective date is [__] plus shares of Common Stock previously authorized under the 2015 Plan at the Company's 2015 Annual Meeting, subject to adjustment pursuant to Article XV, plus shares of Common Stock issuable upon the exercise of Substitute Awards. All shares available for award under the Plan may be awarded in the form of Incentive Stock Options. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that any award granted under the Plan, the 2015 Plan, the 2011 Plan or any Preexisting Plan expires unexercised or is terminated, surrendered or canceled without being exercised or settled for shares for any reason, or any Restricted stock award under such plans are forfeited, then the shares to which any such award relates may, at the discretion of the Committee, be made available for subsequent awards under the Plan, upon such terms as the Committee may determine; provided, however, that the foregoing shall not apply to or in respect of Substitute Awards. The following shares of Common

Stock may not again be made available for issuance as awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option, or (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to settlement of an outstanding award under the Plan.

ARTICLE III

ADMINISTRATION

3.01. Committee. The Plan shall be administered by the Compensation Committee appointed by the Board and consisting of not less than two (2) members of the Board. Each member of the Committee shall be a “non-employee director” (within the meaning of Rule 16b-3(b)(3)(i) under the Act) and “independent” to the extent required by applicable law or rules of the New York Stock Exchange.

3.02. Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares and Restricted Share Units and to determine the term of the Restricted Period (as described in Section 11.02) and other conditions and restrictions applicable to such grants; (v) to grant Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such units; (vi) to grant Unrestricted Shares (subject to the limitation contained in this plan) and (vii) to determine the associates to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Units and Unrestricted Shares shall be granted.

3.03. Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause transactions under the Plan to fail to comply with any intended exemption under Section 16 of the Act. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

3.04. Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all associates who have received awards under the Plan and all other interested persons.

3.05. Liability; Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time.

ARTICLE IV

ELIGIBILITY

4.01. Eligibility. Any associate, consultant, director or other advisor of, or any other individual who provides services to (x) the Company or any subsidiary or affiliate or (y) any joint venture in which the Company or any subsidiary or affiliate holds at least a 20% interest, shall be eligible to be selected to receive a compensatory award under or to be a “participant” in the Plan. In determining the individuals to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. The Committee shall ensure that Common Stock underlying any award hereunder qualifies as “service recipient stock,” within the meaning of Code Section 409A and the regulations thereunder. No non-employee director of the Company may be granted in any calendar year awards covering more than 50,000 shares of Common Stock (unless the grant of any award in excess of this limit is approved by disinterested directors).

4.02. Certain Limitations. Awards granted under the Plan shall be subject to a minimum one year vesting period following the grant date of such award; provided that the following actions and awards shall not be subject to the foregoing minimum vesting requirement: (i) the acceleration of awards pursuant to Section 18.01, (ii) the grant of Substitute Awards or (iii) the grant of awards relating to 5% of the shares available for issuance under this Plan pursuant to Section 2.02; and, provided further, that the foregoing restriction does not apply to the provision for accelerated exercisability or vesting of an award in cases of involuntary termination without Cause, Retirement, death or Disability.

ARTICLE V

STOCK OPTIONS

5.01. Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine. On or before the date of grant of an Option, the Committee shall designate the number of shares of Common Stock covered by such Option, the option price of such Option, and the recipient of the Option.

5.02. Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee not later than the date of the grant, but (except in the case of Substitute Awards) shall not be less than 100 percent of the Fair Market Value of the Common Stock subject to such Option on the date of grant. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option.

5.03. Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles IX and X, except as otherwise provided in Section 6.01 with respect to ten (10) percent stockholders of the Company.

5.04. Exercise of Options. Subject to the provisions of Article XIX, an Option may be exercised, in whole or in part, at such time or times as the Committee shall determine; provided, however, that, except to the extent provided in Sections 4.02 and 18.01, each Option granted under the Plan shall have a minimum vesting period of one year. Subject to the forgoing, the Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by a Participant by giving notice in such manner as the Committee may permit, stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the shares of Common Stock issuable upon exercise of the Option shall be made in full in cash or by certified check or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at Fair Market Value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the Participant, shall be delivered to the Participant. Until the issuance of the shares of Common Stock upon the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock that are subject to the Option.

5.05. Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

ARTICLE VI

SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

6.01. Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, any associates who are full-time employees of the Company and its present and future subsidiaries, shall be eligible for awards of Incentive Stock Options. However, no such associate may receive an Incentive Stock Option under the Plan if such associate, at the time the award is granted, owns (after application of the rules contained in Code Section 424(d)) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

6.02. Limitation on Grants. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an associate during any calendar year (under this Plan or any other plan of the Company or a subsidiary) shall not exceed $100,000.

6.03. Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by stockholders.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.01. Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, at the time the Option is granted, and shall be subject to the same terms and conditions as the related Option, except that the medium of payment may differ. Nontandem Stock Appreciation Rights may be granted by the Committee at any time. On or before the date of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right, the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.05 below, and the recipient of the award. Except in the case of a Substitute Award, the base price of a Nontandem Stock Appreciation Right shall be not less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine. Until the issuance of shares of Common Stock upon the surrender or exchange of Tandem Stock Appreciation Rights or exercise of Nontandem Stock Appreciation Right, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock that are subject to the Tandem or Nontandem Stock Appreciation Right.

7.02. Limitations on Exercise. Subject to the provisions of Articles IX, X and XIX, a Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be subject to the same exercise period as the related Option, which shall be set forth in the applicable agreement on or before the date of grant. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent awards under the Plan. Subject to the provisions of Article XIX, a Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine, which shall be set forth in the applicable agreement on or before the date of grant.

7.03. Term of Stock Appreciation Rights. The term of each Stock Appreciation Right granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles IX and X.

7.04. Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the Participant to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

7.05. Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the Participant to receive from the Company that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

7.06. Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall (i) issue, in the name of the Participant, stock certificates representing the total number of full shares of Common Stock to which the Participant is entitled pursuant to Section 7.04 or 7.05 hereof, and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.07, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

7.07. Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

ARTICLE VIII

NONTRANSFERABILITY OF AWARDS

8.01. Nontransferability of Awards. Except to the extent permitted under Section 8.02, no Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Award shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award not specifically permitted herein shall be null and void and without effect. An Award may be exercised by a Participant, or otherwise settle, only during the Participant’s lifetime, or following the Participant’s death, pursuant to Article X.

8.02. Limited Exception to Nontransferability. Notwithstanding Section 8.01, the Committee may determine that a Nonstatutory Stock Option may be transferred by a Participant to one or more members of such Participant’s immediate family, to a partnership of which the only partners are members of such Participant’s immediate family, or to a trust established by a Participant for the benefit of one or more members of such Participant’s immediate family. For this purpose, immediate family means a Participant’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this Section 8.02 may not further transfer such Nonstatutory Stock Option. A trust described in this Section 8.02 may not be amended to benefit any person other than a member of the Participant’s immediate family. A Nonstatutory Stock Option transferred pursuant to this Section 8.02 shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Articles 9 and 10 relating to the effect on the Nonstatutory Stock Option of the Termination of Employment, Total Disability or death of the Participant, and shall be subject to such other rules as the Committee shall determine.

ARTICLE IX

TERMINATION OF EMPLOYMENT

9.01. Exercise after Termination of Employment. Except as the Committee may at any time provide, in the event that the employment of a Participant shall be terminated either by the Participant or by the Participant’s employer (for reasons other than death, Total Disability or Cause), any Option or Stock Appreciation Right granted to such Participant may be exercised (to the extent that the Participant was entitled to do so at the time of Participant’s Termination of Employment) at any time within one (1) year after such Termination of Employment, but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right; provided, however, that if an Incentive Stock Option is not exercised within three (3) months following Termination of Employment, it shall be treated as a Nonstatutory Stock Option. If the Participant’s employment is terminated by the Participant’s employer for Cause, except as the Committee may at any time provide, any Option or Stock Appreciation Right may be exercised (to the extent that the Participant was entitled to do so at the time of the Termination of Employment) at any time within thirty (30) days after such Termination of Employment, but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right. Except to the extent otherwise set forth herein, any Options or Stock Appreciation Rights that are not exercisable on the date of a Termination of Employment for any reason shall lapse. In no event may an Option or Stock Appreciation Right be exercised after the expiration of the original term of the Option or Stock Appreciation Right.

9.02. Total Disability. If a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall have incurred a Total Disability, such Option or Stock Appreciation Right, to the extent not vested on the date of such Participant’s Termination of Employment due to Total Disability (it being understood that such termination occurs after nine (9) months of absence from work due to the Total Disability), shall continue to vest during the period of such Participant’s Total Disability, and, upon becoming vested, such award shall be exercisable within the one (1) year period after the applicable vesting date, but in no event later than the date of expiration of the original term of the Option or Stock Appreciation Right. To the extent that an Option or Stock Appreciation Right held by a Participant is vested on the date of such Participant’s Termination of Employment due to Total Disability, such Option or Stock Appreciation Right shall be exercisable within the one (1) year period after the date of such Termination of Employment, but in no event later than the date of expiration of the original term of the Option or Stock Appreciation Right. In the event of the death of a Participant following such Participant’s Termination of Employment due to Total Disability, any unvested Option or Stock Appreciation Right shall be fully vested on the date of such Participant’s death and shall be exercisable within the one (1) year period after the date of such Participant’s death, but in no event later than the expiration of the original term of the Option or Stock Appreciation Right.

Notwithstanding the foregoing, for purposes of exercising Incentive Stock Options, a Participant shall be deemed to have a Termination of Employment if the Participant is absent from work for three (3) months due to Total Disability, where the date of such Termination of Employment shall be the last date of active employment before the three (3) month period; in this event, if such Participant fails to exercise his or her Incentive Stock Option within three (3) months following such deemed Termination of Employment, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option.

ARTICLE X

DEATH OF PARTICIPANT

10.01. Death of Participant While Employed. If a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by or otherwise providing services to the Company or one of its subsidiaries or affiliates, such Option or Stock Appreciation Right shall become fully exercisable by the Participant’s beneficiary (as designated by the Participant on the appropriate form provided by the Company), or if no beneficiary is so designated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon the Participant’s death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the Participant’s death (or such other period as the Committee may at any time provide), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right.

10.02. Death of Participant Following Termination of Employment. Except in the case of death during the period of Total Disability, which shall be governed by Section 9.02, if a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall die after the date of the Participant’s Termination of Employment, but before the end of the period provided under the Plan by which a terminated Participant may exercise such Option or Stock Appreciation Right, such Option or Stock Appreciation Right may be exercised, to the extent that the Participant was entitled to do so at the time of the Participant’s death, by the Participant’s beneficiary (as designated by the Participant on the appropriate form provided by the Company), or if no beneficiary is so designated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon the Participant’s death by bequest or inheritance. Such exercise may occur at any time within the period in which the terminated Participant could have exercised such Option or Stock Appreciation Right if the Participant had not died (or such other period as the Committee may at any time provide), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right.

ARTICLE XI

RESTRICTED SHARES
and
RESTRICTED SHARE UNITS

11.01. Grant of Restricted Shares and Restricted Share Units. The Committee may from time to time cause the Company to grant Restricted Shares and RSUs under the Plan to Participants, subject to such restrictions, conditions and other terms as the Committee may determine. Restricted Shares are shares of Common Stock which are subject to such conditions and restrictions as determined by the Committee, including conditions and restrictions relating to transferability. RSU awards represent an unfunded promise to pay the Participant a specified number of shares of Common Stock (or cash equivalent, as applicable) in the future if the conditions of the RSU award are satisfied and the RSU award is not otherwise forfeited prior to the stated date of delivery, under the terms and conditions applicable to such award.

11.02. Restrictions. At the time a grant of Restricted Shares or RSUs is made, the Committee shall establish the Restricted Period applicable to such Restricted Shares or RSUs. Each grant of Restricted Shares or RSUs may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual service or performance objectives, which shall be applicable to all or any portion of the Restricted Shares or RSUs. The Committee may also, in its sole discretion, waive any performance-based restrictions applicable to all or a portion of such Restricted Shares or RSUs, provided that the applicable terms and conditions are set forth on or before the date of grant of the award to the extent required to comply with Code Section 409A and the regulations thereunder. In the event of a Participant’s Termination of Employment for Total Disability, Restricted Shares or RSUs held by such Participant shall continue to vest during the period of Total Disability. Unless otherwise provided under the terms of the award, upon the death of a Participant, including during a Participant’s Total Disability, any performance conditions applicable to Restricted Shares or RSUs which have been granted to such Participant will be deemed to have been satisfied at target, if applicable, and the Restricted Period, if any, applicable to Restricted Shares or RSUs held by such Participant, will be deemed to have expired. Unless otherwise provided under the terms of the award, upon the Retirement of a Participant, the service restrictions and conditions, if any, applicable to any Restricted Shares or RSUs which have been granted to such Participant will be deemed to have been satisfied with respect to that percentage of the Restricted Shares or RSUs equal to (i) the number of complete months between the first day of the Restricted Period and the date of the Participant’s Retirement, divided by (ii) the number of complete months in the Restricted Period. Any Restricted Shares or RSUs granted to a Participant for which the restrictions and conditions are not deemed to have expired pursuant to the preceding sentence shall be forfeited in accordance with Section 11.05. Subject to Sections 4.02 and 18.01, an award may also provide for full or pro-rata vesting upon other events, such as upon a Change in Control or for other reasons, provided that any such applicable terms and conditions are set forth on or before the date of grant of the award.

11.03. Rights of Holders of Restricted Shares. Participants to whom Restricted Shares have been granted shall not have the right to vote such shares or the right to receive any dividends with respect to such Restricted Shares. In the event of the payment of a dividend or other distribution in connection with the shares of Common Stock, Participants may, at the discretion of the Committee, receive such dividend or distribution equivalent subject to the same restrictions and vesting conditions as the underlying Restricted Shares. The Committee may, in its discretion, specify in the applicable award agreement that any or all dividend or other distribution equivalents paid on Restricted Shares prior to vesting be credited to the Participant in cash or in a number of additional Restricted Shares having an aggregate Fair Market Value equal to the dividend per share paid on the Common Stock multiplied by the number of Restricted Shares credited to the Participant’s account at the time the dividend was declared, subject to such terms and conditions, including such restrictions, of the applicable Restricted Shares. Such cash right or additional Restricted Shares credited to a Participant in relation to dividend or other distribution equivalents with respect to a Restricted Share shall be subject to the same restrictions as such Restricted Share. All distributions or credits in respect of such distributions, if any, received by a Participant with respect to Restricted Shares as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XI and the adjustment provisions of Article XV.

11.04. Rights of Holders of Restricted Share Units. Participants to whom RSUs have been granted shall not have the right to vote the shares subject to such RSUs or the right to receive any dividends with respect to the shares subject to such RSUs. In the event of the payment of a dividend or other distribution in connection with the shares of Common Stock, Participants may, at the discretion of the Committee, receive such dividend or distribution equivalent subject to the same restrictions and vesting conditions as the underlying RSUs. The Committee may, in its discretion, specify in the applicable award agreement that any or all dividend or other distribution equivalents paid on the shares of Common Stock underlying a Participant’s RSUs prior to the vesting of the Participant’s RSUs be credited to the Participant in cash or in a number of additional RSUs having an aggregate Fair Market Value equal to the dividend per share paid on the Common Stock multiplied by the number of RSUs credited to the Participant’s account at the time the dividend was declared. Such cash right or additional RSUs credited to the Participant in relation to dividend or other distribution equivalents paid with respect to an RSU shall be subject to the same restrictions as such RSU. All distributions or credits in respect of such distributions, if any, received by a Participant with respect to RSUs as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XI and the adjustment provisions of Article XV.

11.05. Forfeiture Upon Termination of Employment. Except as provided in Section 11.02 and Section 18.01, and as the Committee may at any time provide, any Restricted Shares or RSUs granted to a Participant pursuant to the Plan shall be forfeited if the Participant experiences a Termination of Employment either by the Participant or by the Participant’s employer for reasons other than death or Total Disability prior to the expiration of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares or RSUs. In addition, if the Participant’s Termination of Employment occurs as a result of Retirement, any Restricted Shares or RSUs which do not vest in accordance with Section 11.02 shall be forfeited.

11.06. Delivery of Shares. Delivery of shares of Common Stock in respect of Restricted Shares shall be made promptly following lapse or termination of the Restricted Period and satisfaction of any related conditions. Unless, in the case of RSUs, an election is made under Section 11.08 to defer the settlement of RSUs, and unless otherwise provided in the terms of any award, upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, RSUs shall be settled by delivery of a stock certificate for the number of shares of Common Stock associated with the award with respect to which the restrictions have expired or the terms and conditions have been satisfied to the Participant or the Participant’s beneficiary or estate, as the case may be. Such payment in settlement of RSUs shall be made promptly, but in any event not later than (i) the end of the year in which the Restricted Period ended and the conditions were satisfied or (ii) if later, the 15th day of the third calendar month following the date on which the Restricted Period ended, provided that the award holder will not be permitted, directly or indirectly, to designate the taxable year of settlement. The Participant may be required to execute a release of claims against the Company and its subsidiaries in this event. If an election is made under Section 11.08 to defer the settlement of RSUs, delivery shall occur as described here but upon the date or dates of delivery in accordance with Section 11.09 and the deferral election. Notwithstanding the above, if the Participant is a Specified Employee, and is entitled to receive a payment in respect of RSUs upon Termination of Employment or on a date determinable based on the date of Termination of Employment (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Employment, such payment shall be delayed by at least six (6) months after the date of such Participant’s Termination of Employment to the extent required by Code Section 409A and the regulations thereunder.

11.07. Performance-Based Objectives. At the time of the grant of Restricted Shares or RSUs to a Participant, and prior to the beginning of the performance period to which performance objectives relate, the Committee may establish performance objectives based on criteria selected by the Committee, including any one or more of the following, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: price of Common Stock, or the common stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee shall specify how any performance objectives shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction. To the extent that the award is subject to Code Section 409A, and to the extent intended and necessary to comply with change in control payment or toggle rules under Code Section 409A, payment in connection with a Change in Control must be made in respect of a Change in Control that satisfies the definition of “change in control event” in Code Section 409A and the regulations thereunder, unless otherwise permitted in satisfaction of the alternative payment rules under Code Section 409A and the regulations thereunder.

11.08. Deferred Restricted Share Units. The Committee may permit a Participant who has been designated to receive an RSU award to elect to defer the receipt of the shares in settlement of such RSU award as well as the form of payment of such deferred RSUs.

All elections under this Section 11.08 to defer the settlement of an RSU award must be made in accordance with the requirements of Code Section 409A and the regulations thereunder. Any election not in compliance with such requirements shall be treated as invalid and the deferral election shall be disregarded and distribution of the shares upon settlement of the awards shall be made as though the Participant did not elect to defer. For this purpose, an invalid deferral election shall include (but is not limited to) a deferral election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date or (iii) cannot otherwise become effective under applicable rules. If a valid deferral election is incomplete, the deferral election shall be honored and distribution of the shares attributable to the awards shall be made as though the Participant elected a deferred lump sum payment. For this purpose, a valid but incomplete deferral election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments. Unless the award agreement and terms and conditions accompanying specific awards indicate otherwise, or as otherwise provided in the Plan, the deferred RSUs shall be subject to the same restrictions, conditions and forfeiture provisions as the associated nondeferred RSUs.

During the Restricted Period with respect to RSUs, Participants shall not have the right to receive any dividends. After the end of the Restricted Period and prior to the time that shares of Common Stock are transferred to the Participant, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding RSU in an amount equal to the amount the Participant would have received as dividends if the RSUs were actual shares of Common Stock. Such dividend equivalents will be converted into additional RSUs based on the Fair Market Value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee, and paid at the same time and in the same manner as the underlying RSUs.

At no time shall any assets of the Company be segregated for payment of RSUs hereunder. Participants who have elected to defer the settlement of RSUs shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments attributable to RSUs in the future, in accordance with the applicable terms and conditions.

11.09. Payment of Deferred Restricted Share Units. RSUs are payable solely in shares of unrestricted Common Stock, and shall be paid in accordance with the terms of delivery under Section 11.06 and this Section 11.09. Shares attributable to deferred RSUs that are vested in accordance with the terms and conditions applicable to such awards shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such awards, which shall be either in a single payment or in up to ten (10) installment payments.

If a lump sum distribution is elected, the payment shall be made on the date provided in, and in accordance with, the terms and conditions applicable to the award. If installment distributions are elected, the initial installment shall be paid on the date provided in, and in accordance with, the terms and conditions applicable to the award. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the Participant dies prior to the time all shares have been distributed, distribution shall be made to the Participant’s beneficiary or estate on the payment date provided in, and in accordance with, the terms and conditions applicable to the RSU award. If Termination of Employment occurs during the Restricted Period, the terms and conditions shall set forth the rights of the Participant to payment, as well as the time and form of distribution of such awards, if any, to the Participant. A participant shall have no rights as a shareholder with respect to deferred RSUs until such time, if any, as shares of Common Stock are transferred to the Participant (or the

Participant’s beneficiary or estate, if applicable). Notwithstanding the above, if the Participant is a Specified Employee and is entitled to receive payment upon Termination of Employment or on a date determinable based on the date of Termination of Employment (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Employment, such payment (or in the case of installments, the first payment) shall be delayed by at least six (6) months after the date of such Participant’s Termination of Employment, to the extent required by Code Section 409A and the regulations thereunder; in this event, subsequent installment payments shall occur on the anniversary of the first delayed installment payment.

Provided that the terms and conditions applicable to a deferred RSU award permit it, a Participant may change the Participant’s distribution election, provided such change in distribution election is made not less than 12 months before the date the payment (or in the case of installments, the first payment) is scheduled to be made, and is irrevocable after this date. Such an election may be made to change payment(s) from a single lump sum payment to installment payments, from installment payments to a single lump sum payment, or from one number of installment payments to another number of installment payments, by submitting such election to the Company; provided, (i) such election does not become effective until at least twelve (12) months after the date on which the election is made and (ii) except in the case of payment permissible upon the Participant’s death, the payment (or in the case of installments the first payment) must be deferred for a period of not less than five (5) years from the date such payment would have been made or commenced if there had been no election to change the form of payment. For this purpose, all installment payments are treated as a single payment. Any election not made in accordance with such procedures shall be treated as invalid, and the change in distribution election shall be disregarded and distribution of the shares of Common Stock attributable to the awards shall be made as though the Participant did not elect to change the time and form of distribution. For this purpose, an invalid change in distribution election shall include (but is not limited to) an election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date or (iii) cannot otherwise become effective under applicable rules. If a valid change in distribution election is incomplete, the change in distribution election shall be honored and distribution of the shares attributable to the awards shall be made as though the Participant elected a change in distribution to a deferred lump sum payment. For this purpose, a valid but incomplete change in distribution election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments.

ARTICLE XII

PERFORMANCE UNITS

12.01. Award of Performance Units. For each Performance Period, Performance Units may be granted under the Plan to such Participants as the Committee shall determine. The award agreement covering such Performance Units shall specify the Ending Value. If necessary to make the calculation of the amount to be paid to the Participant pursuant to Sections 12.03 and 12.04, the Committee shall also state in the award agreement the Initial Value. The award agreement may also specify that each Performance Unit is deemed to be equivalent to one (1) share of Common Stock. Performance Units granted to a Participant shall be credited to a Performance Unit Account established and maintained for such Participant.

12.02. Performance Period. Different Performance Periods may be established for different Participants receiving Performance Units. Performance Periods may run consecutively or concurrently.

12.03. Right to Payment of Performance Units. All applicable terms and conditions shall be set forth in the award agreement and/or in accompanying terms and conditions on or before the date of grant of Performance Units. With respect to each award of Performance Units under this Plan, the Committee shall specify the Performance Objectives. If the Performance Objectives established for a Participant for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested but such determination shall not change the date of payment of the awards. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the Participant. Except as provided in Section 18.01, on or before the date of grant, the Committee may also determine, in its sole discretion, that Performance Units awarded to a Participant shall become partially or fully vested upon the Participant’s death, Total Disability or Retirement, or upon the Participant’s Termination of Employment prior to the end of the Performance Period but such determination shall not change the date of payment of the awards. Performance Unit awards represent an unfunded promise to pay the

Participant the value specified in the award agreement and/or applicable terms and conditions in the future if the conditions associated with the Performance Unit award are satisfied and the Performance Units are not otherwise forfeited prior to the stated date of payment, under the terms and conditions applicable to such award.

12.04. Payment for Performance Units. As soon as practicable following the end of a Performance Period but not later than 90 days after the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.03). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the Participant pursuant to Section 12.03. Within 90 days after the end of a Performance Period, provided the Committee determines the Performance Objectives have been achieved or partially achieved pursuant to Section 12.03, if the award agreement specifies that each Performance Unit is deemed to be equivalent to one (1) share of Common Stock, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Fair Market Value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Fair Market Value of a share of Common Stock on the payment date less (ii) the Fair Market Value of a share of Common Stock on the date of grant of the Performance Unit. If the award agreement specifies a value for each Performance Unit or sets forth a formula for determining the value of each Performance Unit at the time of payment, then within 90 days after the end of a Performance Period, provided the Committee determines the Performance Objectives have been achieved or partially achieved pursuant to Section 12.03, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock or in such combination of cash and Common Stock as the Committee shall determine. The Committee may, in its discretion, permit the deferral of settlement of vested Performance Units pursuant to procedures consistent with those applicable to the deferral of settlement of RSUs under Sections 11.08 and 11.09 above, subject to any exceptions or requirements under Section 409A of the Code and the regulations thereunder.

12.05. Voting and Dividend Rights. No Participant shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Unit Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. In the event of the payment of a dividend or other distribution in connection with the shares of Common Stock, Participants may, at the discretion of the Committee, receive such dividend or distribution equivalent subject to the same restrictions and vesting conditions as the underlying Performance Units. The Committee may, in its discretion, specify in the applicable award agreement that any or all dividend or other distribution equivalents paid on the shares of Common Stock underlying a Participant’s Performance Units prior to the vesting of the Participant’s Performance Units be credited to the Participant in cash or in a number of additional Performance Units having an aggregate Fair Market Value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Units credited to the Participant’s account at the time the dividend was declared. Such cash right or additional Performance Units credited to the Participant in relation to dividend or other distribution equivalents paid with respect to a Performance Unit shall be subject to the same restrictions and satisfaction of the same Performance Objectives as applicable to such Performance Unit. All distributions or credits in respect of distributions, if any, received by a Participant with respect to Performance Units as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XII and the adjustment provisions of Article XV.

ARTICLE XIII

UNRESTRICTED SHARES

13.01. Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to associates at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. Except to the extent required by applicable law, no payment shall be required for Unrestricted Shares.

13.02. Delivery of Unrestricted Shares. The Company shall issue, in the name of each Participant to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the Participant, and shall deliver such certificates to the Participant on a fixed or objectively determinable date of payment, which shall be set forth at the time of grant.

13.03. Deferred Share Units. The Committee may permit a Participant who has been designated to receive an Unrestricted Share award to elect to receive such Unrestricted Share award in the form of Deferred Share Units.

Any such election must be made on or before December 31 of the calendar year prior to the year the compensation attributable to such award (or any portion of such award) is earned, and shall be irrevocable after such date, and further shall comply with the rules set forth in Section 11.08, which apply to deferral elections, including such rules relating to invalid and valid but incomplete deferral elections. At no time shall any assets of the Company be segregated for payment of Deferred Share Units hereunder. Participants who have elected to receive Unrestricted Shares in the form of Deferred Share Units shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments on Deferred Share Units in the future.

After the award of Deferred Share Units to the Participant and prior to the time that shares of Common Stock are transferred to the Participant pursuant to Section 13.04, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding Deferred Share Unit in an amount equal to the amount the Participant would have received as dividends if the Deferred Share Units were actual shares of Common Stock. Such dividend equivalents will be converted into additional Deferred Share Units based on the Fair Market Value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee, and paid at the same time and in the same manner as the underlying Deferred Share Units.

13.04. Payment of Deferred Share Units. Deferred Share Units are payable solely in shares of unrestricted Common Stock, and shall be paid in accordance with the terms of delivery under Section 13.03 and this Section 13.04. Shares applicable to such awards shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such awards, which shall be either in a single payment or in up to ten (10) installment payments.

If a lump sum distribution is elected, the payment shall be made on the date provided in, and in accordance with, the terms and conditions applicable to the award. If installment distributions are elected, the initial installment shall be paid on the date provided in, and in accordance with, the terms and conditions applicable to the award. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the Participant dies prior to the time all shares have been distributed, distribution shall be made to the Participant’s beneficiary or estate on the payment date provided in, and in accordance with, the terms and conditions applicable to the award. A Participant shall have no rights as a shareholder with respect to Deferred Share Units until such time, if any, as shares of Common Stock are transferred to the Participant (or the Participant’s beneficiary or estate, if applicable). Notwithstanding the above, if the Participant is a Specified Employee and is entitled to receive payment upon Termination of Employment or on a date determinable based on the date of Termination of Employment (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Employment, such payment (or in the case of installments, the first payment) shall be delayed by at least six (6) months after the date of such Participant’s Termination of Employment, to the extent required by Code Section 409A and the regulations thereunder; in this event, subsequent installment payments shall occur on the anniversary of the first delayed installment payment.

Provided that the terms and conditions applicable to a Deferred Share Unit award permit it, a Participant may change the Participant’s distribution election, provided such change in distribution election shall comply with the procedures and rules set forth in Section 11.09 which apply to change in distribution elections, including such rules relating to invalid and valid but incomplete change in distribution elections.

ARTICLE XIV

CLAWBACK

14.01. Clawback. If the Committee determines in good faith either that: (i) if required by applicable law with respect to a Participant or (ii) (x) a Participant engaged in fraudulent conduct or activities relating to the Company, (y) a Participant has knowledge of such conduct or activities or (z) a Participant, based upon the Participant’s position, duties or responsibilities, should have had knowledge of such conduct or activities, the Committee shall have the power and authority under the Plan to terminate without payment all outstanding awards under the Plan. If required by applicable law with respect to a Participant or if a Participant described in (ii) above has received any compensation pursuant to an award granted under the Plan that is based on or results from such conduct or activities, such Participant shall promptly reimburse to the Company a sum equal to either an amount required by such law or the amount of such compensation paid in respect of the year in which such conduct or activities occurred, as applicable.

ARTICLE XV

ADJUSTMENTS; REPRICING

15.01. Adjustments. Notwithstanding any other provision of the Plan, the Committee shall make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, Restricted Shares, RSUs, Performance Units or other awards as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. However, any such adjustment with respect to Options and Stock Appreciation Rights shall satisfy the requirements of Reg. §1.409A-1(b)(5)(v)(D) and shall otherwise ensure that such awards continue to be exempt from Code Section 409A, and any such adjustment to awards that are subject to Code Section 409A, including RSUs and Performance Units, shall be made to the extent compliant with Code Section 409A and the regulations thereunder.

15.02. Repricing. Except as provided above in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

ARTICLE XVI

AMENDMENT AND TERMINATION

16.01. Amendment and Termination. The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would constitute a “material revision” of the Plan within the meaning of New York Stock Exchange Rule 303A(8) shall be subject to the approval of the Company’s stockholders. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Participant to whom an award shall theretofore have been granted, materially adversely affect the rights of such Participant under such award, except to the extent any such action is undertaken to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

ARTICLE XVII

WRITTEN AGREEMENT

17.01. Written Agreements. Each award of Options, Stock Appreciation Rights, Restricted Shares, RSUs, Performance Units and Unrestricted Shares shall be evidenced by a written agreement, executed by the Participant and the Company, and containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

ARTICLE XVIII

CHANGE IN CONTROL

18.01. Effect of Change in Control. In the event that a Participant’s employment or service is terminated by the Company other than for Cause or, to the extent provided in an employment agreement between the Company and a Participant, a Participant resigns for Good Reason, in either case during the 24-month period beginning on the date of a Change in Control, (i) Options and Stock Appreciation Rights granted to such Participant which are not yet exercisable shall become fully exercisable; (ii) any restrictions applicable to any Restricted Shares and RSUs awarded to such Participant shall be deemed to have been satisfied at target and the Restricted Period, if any, as applicable to such Restricted Shares and RSUs held by such Participant shall be deemed to have expired; and (iii) any Performance Objectives applicable to any Performance Units awarded to such Participant shall be deemed to have been satisfied at target and the Performance Period, if any, as applicable to such Performance Units held by such Participant shall be deemed to have expired. Notwithstanding the foregoing, or the provisions of Sections 11.06 or 12.04, if the accelerated settlement of any RSU or Performance Unit would cause the application of additional taxes under Code Section 409A, such RSU or Performance Unit will be settled on the date it would otherwise have been settled in the absence of a Change in Control, unless the transaction constituting the Change in Control falls within the definition of a Change in Control Event within the meaning of Code Section 409A and the regulations thereunder. Notwithstanding the foregoing, for the avoidance of doubt, the Committee in place prior to a Change in Control may in its discretion provide for alternative treatment of awards in connection with the Change in Control.

ARTICLE XIX

MISCELLANEOUS PROVISIONS

19.01 Awards to Participants Outside the United States. The Committee may modify the terms of any outstanding or new award under the Plan granted to a Participant who is, at the time of grant or during the term of the award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed. An award may be modified under this Section 19.01 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation

19.02. Tax Withholding. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit a Participant to satisfy the Participant’s tax withholding obligation either by (i) surrendering shares of Common Stock owned by the Participant or (ii) having the Company withhold from shares of Common Stock otherwise deliverable to the Participant. Shares of Common Stock surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the Participant at the time of such award.

19.03. Compliance With Section 16(b). In the case of Participants who are or may be subject to Section 16 of the Act, it is the intent of the Company that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 under the Act, so that such persons will be entitled to the benefits of Rule 16b-3 under the Act or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Participants who are or may be subject to Section 16 of the Act.

19.04. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law and the provisions of Article XV.

19.05. General Creditor Status. Participants shall have no right, title or interest whatsoever in or to any investments which the Participant may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or legal representative of such Participant. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

19.06. No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article XVII, nor the grant of any award, shall confer upon any Participant any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such Participant’s employment at any time.

19.07. No Rights to Awards; No Rights to Additional Payments. No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants. All grants of awards and deliveries of Common Stock, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing any contributions to or any benefits under any retirement, profit-sharing, severance or other benefit plan of the Company or any subsidiary or affiliate, unless the Committee expressly provides otherwise in writing.

19.08. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the Participant at the Participant’s address set forth in the books and records of the Company or its subsidiaries or (b) to the Company or the Committee at the principal office of the Company.

19.09. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.10. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

19.11. Term of Plan. Unless earlier terminated pursuant to Article XVI hereof, the Plan shall terminate on May 14, 2030.

ARTICLE XX

DEFINITIONS

20.01 As used in the Plan, the following terms shall have the respective meanings indicated:

(a)   “Act” means the Securities Exchange Act of 1934, as amended.

(b)   “Board” means the Company’s Board of Directors.

(c)   “Cause” means that the Participant (1) was grossly negligent in the performance of the Participant’s duties with the Company (other than a failure resulting from the Participant’s incapacity due to physical or mental illness); (2) has plead “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (3) engaged in misconduct in bad faith which could reasonably be expected to materially harm the Company’s business or its reputation. The Participant shall be given written notice by the Company of a termination for Cause, which shall state in detail the particular act or acts or failures to act that constitute the grounds on which the termination for Cause is based.

(d)   “Change in Control” means, and shall be deemed to have occurred upon, the occurrence of any of the following events:

1)   Any Person (other than an Excluded Person) becomes, together with all “affiliates” and “associates” (each as defined under Rule 12b-2 of the Act) the “beneficial owner” (as defined under Rule 13d-3 of the Act) of securities representing 33% or more of the combined voting power of the Voting Stock of the Company then outstanding, unless such Person becomes the “beneficial owner” of 33% or more of the combined voting power of such Voting Stock then outstanding solely as a result of an acquisition of such Voting Stock by the Company which, by reducing the Voting Stock of the Company outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all “affiliates” and “associates” of such Person) to 33% or more of the combined voting power of the Voting

Stock of the Company then outstanding; provided that if a Person shall become the “beneficial owner” of 33% or more of the combined voting power of the Voting Stock of the Company then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the “beneficial owner” of any additional Voting Stock of the Company which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 33% or more of the combined voting power of the Voting Stock of the Company then outstanding, such Person shall, upon becoming the “beneficial owner” of such additional Voting Stock of the Company, be deemed to have become the “beneficial owner” of 33% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

2)   During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new Director, whose election by such Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting such Board;

3)   A reorganization, merger or consolidation of the Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of the Company outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the voting power of the outstanding Voting Stock of the Company) beneficially owns, directly or indirectly, 33% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board of Directors of the Company at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

4)   The consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of the Company outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the voting power of the outstanding Voting Stock of the Company) beneficially owns, directly or indirectly, 33% or more of, respectively, the then-outstanding shares of common stock of such corporation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board of Directors of the Company at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (i) as a result of the formation of a Holding Company or (ii) with respect to a Participant, if the Participant is part of a “group,” within the meaning of Section 13(d)(3) of the Act as in effect on the Plan’s effective date, which consummates the Change in Control transaction. In addition, for purposes of the definition of “Change in

Control” a Person engaged in business as an underwriter of securities shall not be deemed to be the “beneficial owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

(e)   “Change in Control Event” has the meaning set forth in Code Section 409A.

(f)   “Code” means the Internal Revenue Code of 1986, as amended.

(g)   “Committee” means the Compensation Committee of the Board.

(h)   “Common Stock” means shares of the Company’s common stock.

(i)   “Deferred Share Unit” means the right to receive a share of Common Stock in the future.

(j)   “Ending Value” means the value for each Performance Unit or formula for determining the value of each Performance Unit at the time of payment, in each case as provided for in the applicable award agreement.

(k)   “Excluded Person” means (i) the Company; (ii) any of the Company’s subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by the Company, any of its subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv).

(l)   “Fair Market Value” means the closing price of the Common Stock as reported on the principal exchange on which the shares are listed for the date on which the grant, exercise or other transaction occurs, or if there were no sales on such date, the most recent prior date on which there were sales.

(m)   “Good Reason” has the meaning set forth in a Participant’s employment agreement.

(n)   “Holding Company” means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then-outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners,” respectively, of the Voting Stock of the Company outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock of the Company.

(o)   “Incentive Stock Option” has the meaning set forth in Section 2.01 of the Plan.

(p)   “Initial Value” means the initial value for each Performance Unit as provided for in the applicable award agreement and as necessary to make the calculation of the amount to be paid to a Participant pursuant to Sections 12.03 and 12.04 of the Plan.

(q)   “Nonstatutory Stock Option” has the meaning set forth in Section 2.01 of the Plan.

(r)   “Nontandem Stock Appreciation Right” has the meaning set forth in Section 2.01 of the Plan.

(s)   “Participant” means any individual who receives an award pursuant to Section 4.01 of the Plan.

(t)   “Performance Objectives” means the performance objectives, as specified by the Committee, which must be satisfied in order for the Participant to vest in the Performance Units which have been awarded to the Participant for the Performance Period.

(u)   “Performance Period” means the period of time, as established by the Committee in its sole discretion, applicable to Performance Units.

(v)   “Performance Unit Account” means an account established and maintained for a Participant who is granted Performance Units.

(w)   “Performance Units” has the meaning set forth in Section 2.01 of the Plan.

(x)   “Person” means any individual composition, partnership, limited liability company, associations, trust or other entity or organization.

(y)   “Preexisting Plan” means the 1993 Stock Option and Performance Plan.

(z)   “Restricted Period” means the period of time, as established by the Committee, applicable to Restricted Shares and RSUs.

(aa)   “Restricted Share Unit” or “RSU” has the meaning set forth in Section 2.01 of the Plan.

(bb)   “Restricted Share” has the meaning set forth in Section 2.01 of the Plan.

(cc)   “Retirement” means, for purposes of Article XI of the Plan, a Participant’s Termination of Employment following the date on which a Participant has attained age 55 and completed seven years of service with the Company.

(dd)   “Specified Employee” has the meaning set forth in Code Section 409A and the regulations thereunder.

(ee)   “Stock Appreciation Rights” has the meaning set forth in Section 2.01 of the Plan.

(ff)   “Tandem Stock Appreciation Rights” has the meaning set forth in Section 2.01 of the Plan.

(gg)   “Termination of Employment” means a “separation from service” as that term is defined in Code Section 409A and the regulations thereunder.

(hh)   “Total Disability” has the meaning set forth in the L Brands, Inc. Long-Term Disability Plan or any successor thereto.

(ii)   “Unrestricted Shares” has the meaning set forth in Section 2.01 of the Plan.

(jj)   “Voting Stock” means securities of the Company entitled to vote generally in the election of the Company’s Board.

ADMITTANCE SLIP

2020 ANNUAL MEETING OF STOCKHOLDERS

Date, Time and Place of Meeting:

Date:	May 14, 2020
Time:	8:30 a.m., Eastern Time
Place:	Three Limited Parkway, Columbus, Ohio 43230

Attending the Meeting:

Stockholders who plan to attend the meeting in person must bring this admittance slip and a photo identification to gain access. Because of necessary security precautions, bags, purses and briefcases may be subject to inspection. To speed the admissions process, stockholders are encouraged to bring only essential items. Cameras, camcorders or videotaping equipment are not allowed. Photographs or videos taken by the Company at the meeting may be used by the Company. By attending, you waive any claim or rights to these photographs.

For more information about attending the annual meeting, please visit the website at www.lb.com or contact Investor Relations at (614) 415-7585.